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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)




                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 24, 1998

                                 $400,314,488.81

                       Mortgage Pass-Through Certificates
                                 Series 1998-30


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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.      Definitions..................................................
Section 1.02.      Acts of Holders..............................................
Section 1.03.      Effect of Headings and Table of Contents.....................
Section 1.04.      Benefits of Agreement........................................


                                   ARTICLE II

            CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.      Conveyance of Mortgage Loans.................................
Section 2.02.      Acceptance by Trustee........................................
Section 2.03.      Representations and Warranties of the Master Servicer and the
                   Seller.......................................................
Section 2.04.      Execution and Delivery of Certificates.......................
Section 2.05.      Designation of Certificates; Designation of Startup Day and
                   Latest Possible Maturity Date................................


                                   ARTICLE III

            ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS

Section 3.01.      Certificate Account..........................................
Section 3.02.      Permitted Withdrawals from the Certificate Account...........
Section 3.03.      Advances by Master Servicer and Trustee......................
Section 3.04.      Trustee to Cooperate; Release of Owner Mortgage Loan Files...
Section 3.05.      Reports to the Trustee; Annual Compliance Statements.........
Section 3.06.      Title, Management and Disposition of any REO Mortgage Loan...
Section 3.07.      Amendments to Servicing Agreements, Modification of Standard
                   Provisions...................................................
Section 3.08.      Oversight of Servicing.......................................
Section 3.09.      Termination and Substitution of Servicing Agreements.........
Section 3.10.      Application of Net Liquidation Proceeds......................
Section 3.11.      1934 Act Reports.............................................


                                   ARTICLE IV

              DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
                   CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01.      Distributions................................................
Section 4.02.      Allocation of Realized Losses................................
Section 4.03.      Paying Agent.................................................
Section 4.04.      Statements to Certificateholders; Reports to the Trustee and
                   the Seller...................................................
Section 4.05.      Reports to Mortgagors and the Internal Revenue Service.......
Section 4.06.      Calculation of Amounts; Binding Effect of Interpretations and
                   Actions of Master Servicer...................................
Section 4.07.      Determination of LIBOR.......................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.      The Certificates.............................................
Section 5.02.      Registration of Certificates.................................
Section 5.03.      Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04.      Persons Deemed Owners........................................
Section 5.05.      Access to List of Certificateholders' Names and Addresses....
Section 5.06.      Maintenance of Office or Agency..............................
Section 5.07.      Definitive Certificates......................................
Section 5.08.      Notices to Clearing Agency...................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.      Liability of the Seller and the Master Servicer..............
Section 6.02.      Merger or Consolidation of the Seller or the Master Servicer.
Section 6.03.      Limitation on Liability of the Seller, the Master Servicer
                   and Others...................................................
Section 6.04.      Resignation of the Master Servicer...........................
Section 6.05.      Compensation to the Master Servicer..........................
Section 6.06.      Assignment or Delegation of Duties by Master Servicer........
Section 6.07.      Indemnification of Trustee and Seller by Master Servicer.....


                                   ARTICLE VII

                                     DEFAULT

Section 7.01.      Events of Default............................................
Section 7.02.      Other Remedies of Trustee....................................
Section 7.03.      Directions by Certificateholders and Duties of Trustee During
                   Event of Default.............................................
Section 7.04.      Action upon Certain Failures of the Master Servicer and upon
                   Event of Default.............................................
Section 7.05.      Trustee to Act; Appointment of Successor.....................
Section 7.06.      Notification to Certificateholders...........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01.      Duties of Trustee............................................
Section 8.02.      Certain Matters Affecting the Trustee........................
Section 8.03.      Trustee Not Required to Make Investigation...................
Section 8.04.      Trustee Not Liable for Certificates or Mortgage Loans........
Section 8.05.      Trustee May Own Certificates.................................
Section 8.06.      The Master Servicer to Pay Fees and Expenses.................
Section 8.07.      Eligibility Requirements.....................................
Section 8.08.      Resignation and Removal......................................
Section 8.09.      Successor....................................................
Section 8.10.      Merger or Consolidation......................................
Section 8.11.      Authenticating Agent.........................................
Section 8.12.      Separate Trustees and Co-Trustees............................
Section 8.13.      Appointment of Custodians....................................
Section 8.14.      Tax Matters; Compliance with REMIC Provisions................
Section 8.15.      Monthly Advances.............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01.      Termination upon Purchase by the Seller or Liquidation of All
                   Mortgage Loans...............................................
Section 9.02.      Additional Termination Requirements..........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.     Amendment....................................................
Section 10.02.     Recordation of Agreement.....................................
Section 10.03.     Limitation on Rights of Certificateholders...................
Section 10.04.     Governing Law; Jurisdiction..................................
Section 10.05.     Notices......................................................
Section 10.06.     Severability of Provisions...................................
Section 10.07.     Special Notices to Rating Agencies...........................
Section 10.08.     Covenant of Seller...........................................
Section 10.09.     Recharacterization...........................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.     Class A Fixed Pass-Through Rate..............................
Section 11.02.     Cut-Off Date.................................................
Section 11.03.     Cut-Off Date Aggregate Principal Balance.....................
Section 11.04.     Original Class A Percentage..................................
Section 11.05.     Original Principal Balances of the Classes of Class A
                   Certificates.................................................
Section 11.05(a).  Original Class A-6 Notional Amount...........................
Section 11.06.     Original Class A Non-PO Principal Balance....................
Section 11.07.     Original Subordinated Percentage.............................
Section 11.08.     Original Class B-1 Percentage................................
Section 11.09.     Original Class B-2 Percentage................................
Section 11.10.     Original Class B-3 Percentage................................
Section 11.11.     Original Class B-4 Percentage................................
Section 11.12.     Original Class B-5 Percentage................................
Section 11.13.     Original Class B-6 Percentage................................
Section 11.14.     Original Class B Principal Balance...........................
Section 11.15.     Original Principal Balances of the Classes of Class B
                   Certificates.................................................
Section 11.16.     Original Class B-1 Fractional Interest.......................
Section 11.17.     Original Class B-2 Fractional Interest.......................
Section 11.18.     Original Class B-3 Fractional Interest.......................
Section 11.19.     Original Class B-4 Fractional Interest.......................
Section 11.20.     Original Class B-5 Fractional Interest.......................
Section 11.21.     Closing Date.................................................
Section 11.22.     Right to Purchase............................................
Section 11.23.     Wire Transfer Eligibility....................................
Section 11.24.     Single Certificate...........................................
Section 11.25.     Servicing Fee Rate...........................................
Section 11.26.     Master Servicing Fee Rate....................................


                                     EXHIBITS

EXHIBIT A-1       -      Form of Face of Class A-1 Certificate
EXHIBIT A-2       -      Form of Face of Class A-2 Certificate
EXHIBIT A-3       -      Form of Face of Class A-3 Certificate
EXHIBIT A-4       -      Form of Face of Class A-4 Certificate
EXHIBIT A-5       -      Form of Face of Class A-5 Certificate
EXHIBIT A-6       -      Form of Face of Class A-6 Certificate
EXHIBIT A-7       -      Form of Face of Class A-7 Certificate
EXHIBIT A-8       -      Form of Face of Class A-8 Certificate
EXHIBIT A-9       -      Form of Face of Class A-9 Certificate
EXHIBIT A-10      -      Form of Face of Class A-10 Certificate
EXHIBIT A-11      -      Form of Face of Class A-11 Certificate
EXHIBIT A-12      -      Form of Face of Class A-12 Certificate
EXHIBIT A-13      -      Form of Face of Class A-13 Certificate
EXHIBIT A-14      -      Form of Face of Class A-14 Certificate
EXHIBIT A-15      -      Form of Face of Class A-15 Certificate
EXHIBIT A-16      -      Form of Face of Class A-16 Certificate
EXHIBIT A-17      -      Form of Face of Class A-17 Certificate
EXHIBIT A-PO      -      Form of Face of Class A-PO Certificate
EXHIBIT A-R       -      Form of Face of Class A-R Certificate
EXHIBIT A-LR      -      Form of Face of Class A-LR Certificate
EXHIBIT B-1       -      Form of Face of Class B-1 Certificate
EXHIBIT B-2       -      Form of Face of Class B-2 Certificate
EXHIBIT B-3       -      Form of Face of Class B-3 Certificate
EXHIBIT B-4       -      Form of Face of Class B-4 Certificate
EXHIBIT B-5       -      Form of Face of Class B-5 Certificate
EXHIBIT B-6       -      Form of Face of Class B-6 Certificate
EXHIBIT C         -      Form of Reverse of Series 1998-30 Certificates
EXHIBIT D         -      Reserved
EXHIBIT E         -      Custodial Agreement
EXHIBIT F-1       -      Schedule of Mortgage Loans Serviced by Norwest Mortgage in
                         locations other than Frederick, Maryland
EXHIBIT F-2       -      Schedule of Mortgage Loans Serviced by Norwest Mortgage from
                         Frederick Maryland
EXHIBIT F-3       -      Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -      Request for Release
EXHIBIT H         -      Affidavit Pursuant to Section 860E(e)(4) of the Internal
                         Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I         -      Letter from Transferor of Residual Certificates
EXHIBIT J         -      Transferee's Letter (Class [A-PO][B-4] [B-5] [B-6] Certificates)
EXHIBIT K         -      Transferee's Letter (Class [B-1] [B-2] [B-3] Certificates)
EXHIBIT L         -      Servicing Agreements
EXHIBIT M         -      Form of Special Servicing Agreement


            This Pooling and Servicing Agreement, dated as of November 24, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer and FIRST UNION NATIONAL BANK, as Trustee.



                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            ADDITIONAL COLLATERAL: As defined in the MLCC Servicing Agreement.

            ADDITIONAL COLLATERAL MORTGAGE LOANS: As defined in the MLCC Servicing Agreement.

            ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            ADJUSTED POOL AMOUNT (NON-PO PORTION): With respect to any Distribution Date, the difference between the Adjusted Pool Amount for such
Distribution Date and the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            ADJUSTMENT AMOUNT: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            AGGREGATE CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            AGGREGATE CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

            AGGREGATE   CURRENT   BANKRUPTCY   LOSSES:   With   respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            AGGREGATE FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

            AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            AUTHENTICATING AGENT: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            AVAILABLE MASTER SERVICER COMPENSATION: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

            BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $117,191.07 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

            BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            BOOK-ENTRY CERTIFICATE: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9
Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-13 Certificates, Class A-14 Certificates, Class A-15 Certificates and Class A-17 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            CERTIFICATE: Any one of the Class A Certificates or Class B Certificates.

            CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            CLASS:  All   certificates   whose  form  is  identical  except  for
variations in the Percentage Interest evidenced thereby.

            CLASS A CERTIFICATE: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates,  Class  A-15  Certificates,  Class A-16  Certificates,  Class A-17
Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

            CLASS A CERTIFICATEHOLDER: The registered holder of a Class A Certificate.

            CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6, Class A-12 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Class A-6 Certificates, the amount distributable to each such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-12 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

            CLASS A FIXED PASS-THROUGH RATE: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            CLASS A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i).

            CLASS A INTEREST SHORTFALL DISTRIBUTION: As to any Distribution Date and Class of Class A Certificates, the amount distributed in respect of such Class pursuant to Paragraph second of Section 4.01(a)(i).

            CLASS A INTEREST SHORTFALL PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            CLASS A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

            CLASS A LOSS PERCENTAGE: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            CLASS A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

            CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

               (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

             (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

              (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            CLASS A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, will be equal to the amount distributed pursuant to priority third clause
(A) of the Pod Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

            CLASS A PASS-THROUGH RATE: As to the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-17, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 5.800% per annum. As to the Class A-2 and Class A-13 Certificates, 6.000% per annum. As to the Class A-8 Certificates, 6.500% per annum. As to the Class A-9 Certificates, 5.000% per annum. As to the Class A-10 Certificates, 7.000% per annum. As to the Class A-11 Certificates, 7.500% per annum. As to the Class A-14 Certificates, 6.750% per annum. As to the Class A-15 and Class A-16 Certificates, the Class A-15 Pass-Through Rate and the Class A-16 Pass-Through Rate, respectively. The Class A-12 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            CLASS A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            CLASS A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in November 2003, 100%. As to any Distribution Date subsequent to November 2003 to and including the Distribution Date in November 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2004 to and including the Distribution Date in November 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2005 to and including the Distribution Date in November 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2006 to and including the Distribution Date in November 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the November preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after December 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            CLASS A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates,   Class  A-7  Certificates,  Class  A-8  Certificates,  Class  A-9
Certificates,  Class  A-10  Certificates,  Class A-11  Certificates,  Class A-12
Certificates,  Class  A-13  Certificates,  Class A-14  Certificates,  Class A-15
Certificates, Class A-16 Certificates, Class A-17 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

            CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of Class A Interest Shortfall Distributions for such Class on prior Distribution Dates.

            CLASS A-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            CLASS A-1 CERTIFICATEHOLDER: The registered holder of a Class A-1 Certificate.

            CLASS A-2 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            CLASS A-2 CERTIFICATEHOLDER: The registered holder of a Class A-2 Certificate.

            CLASS A-3 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            CLASS A-3 CERTIFICATEHOLDER: The registered holder of a Class A-3 Certificate.

            CLASS A-4 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            CLASS A-4 CERTIFICATEHOLDER: The registered holder of a Class A-4 Certificate.

            CLASS A-5 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            CLASS A-5 CERTIFICATEHOLDER: The registered holder of a Class A-5 Certificate.

            CLASS A-6 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            CLASS A-6 CERTIFICATEHOLDER: The registered holder of a Class A-6 Certificate.

            CLASS A-6 INTEREST ACCRUAL AMOUNT: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-6 Certificates and (B) the Class A-6 Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-6 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

            CLASS A-6 NOTIONAL AMOUNT: As to any Distribution Date, an amount equal to the sum of 7.20% of the Principal Balance of the Class A-1 Certificates and 4.00% of the Principal Balance of the Class A-2 Certificates.

            CLASS A-7 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            CLASS A-7 CERTIFICATEHOLDER: The registered holder of a Class A-7 Certificate.

            CLASS A-8 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            CLASS A-8 CERTIFICATEHOLDER: The registered holder of a Class A-8 Certificate.

            CLASS A-9 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            CLASS A-9 CERTIFICATEHOLDER: The registered holder of a Class A-9 Certificate.

            CLASS A-10 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            CLASS A-10 CERTIFICATEHOLDER: The registered holder of a Class A-10 Certificate.

            CLASS A-11 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            CLASS A-11 CERTIFICATEHOLDER: The registered holder of a Class A-11 Certificate.

            CLASS A-12 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            CLASS A-12 CERTIFICATEHOLDER: The registered holder of a Class A-12 Certificate.

            CLASS A-13 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            CLASS A-13 CERTIFICATEHOLDER: The registered holder of a Class A-13 Certificate.

            CLASS A-14 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

            CLASS A-14 CERTIFICATEHOLDER: The registered holder of a Class A-14 Certificate.

            CLASS A-15 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

            CLASS A-15 CERTIFICATEHOLDER: The registered holder of a Class A-15 Certificate.

            CLASS A-15 PASS-THROUGH RATE: With respect to the Distribution Date occurring in December 1998, 6.22500% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 0.850% plus LIBOR subject to a minimum rate of 0.850% and a maximum rate of 8.500%.

            CLASS A-16 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

            CLASS A-16 CERTIFICATEHOLDER: The registered holder of a Class A-16 Certificate.

            CLASS A-16 PASS-THROUGH RATE: With respect to the Distribution Date occurring in December 1998, 6.3194444% per annum. With respect to each succeeding Distribution Date, a per anum rate, determined by the Trustee on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 21.25% minus the product of 2.77777778 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 21.25%.

            CLASS A-17 CERTIFICATE. Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

            CLASS A-17 CERTIFICATEHOLDER: The registered holder of a Class A-17 Certificate.

            CLASS A-L1 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS A-L3 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS A-L8 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS A-L9 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS A-L13 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS A-L15 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS A-LPO INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS A-LR CERTIFICATE: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

            CLASS A-LR CERTIFICATEHOLDER: The registered holder of the Class A-LR Certificate.

            CLASS A-LUR INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS A-PO CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            CLASS A-PO CERTIFICATEHOLDER: The registered holder of a Class A-PO Certificate.

            CLASS A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            CLASS A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

             (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
        Section 2.02 or 2.03;

              (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            CLASS A-R CERTIFICATE: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            CLASS A-R CERTIFICATEHOLDER: The registered holder of the Class A-R Certificate.

            CLASS B CERTIFICATE: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            CLASS B CERTIFICATEHOLDER: The registered holder of a Class B Certificate.

            CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            CLASS B INTEREST  SHORTFALL  AMOUNT:  Any of the Class B-1  Interest
Shortfall  Amount,  Class B-2  Interest  Shortfall  Amount,  Class B-3  Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            CLASS B PASS-THROUGH RATE: As to any Distribution Date, 6.250% per annum.

            CLASS B PERCENTAGE: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            CLASS B PREPAYMENT PERCENTAGE: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            CLASS B UNPAID INTEREST SHORTFALL: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            CLASS B-1 CERTIFICATEHOLDER: The registered holder of a Class B-1 Certificate.

            CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

            CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

             (iii)  the  Class  B-1  Prepayment   Percentage  of  the  Scheduled
        Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

              (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            CLASS B-2 CERTIFICATEHOLDER: The registered holder of a Class B-2 Certificate.

            CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

             (iii)  the  Class  B-2  Prepayment   Percentage  of  the  Scheduled
        Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

              (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            CLASS B-3 CERTIFICATEHOLDER: The registered holder of a Class B-3 Certificate.

            CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

             (iii)  the  Class  B-3  Prepayment   Percentage  of  the  Scheduled
        Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

              (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            CLASS B-4 CERTIFICATEHOLDER: The registered holder of a Class B-4 Certificate.

            CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

            CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

             (iii)  the  Class  B-4  Prepayment   Percentage  of  the  Scheduled
        Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

              (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            CLASS B-5 CERTIFICATEHOLDER: The registered holder of a Class B-5 Certificate.

            CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

            CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

             (iii)  the  Class  B-5  Prepayment   Percentage  of  the  Scheduled
        Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

              (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            CLASS B-6 CERTIFICATEHOLDER: The registered holder of a Class B-6 Certificate.

            CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

               CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

              (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

             (iii)  the  Class  B-6  Prepayment   Percentage  of  the  Scheduled
        Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

              (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            CLASS B-L1 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS B-L2 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS B-L3 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS B-L4 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS B-L5 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLASS B-L6 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            CLEARING AGENCY INDIRECT PARTICIPANT: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            CLOSING DATE: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            COMPENSATING  INTEREST:  As to any Distribution  Date, the lesser of
(a) the  product  of (i) 1/12th of 0.20% and (ii) the Pool  Scheduled  Principal
Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            CO-OP   SHARES:   Shares  issued  by  private   non-profit   housing
corporations.

            CORPORATE TRUST OFFICE: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

            CORRESPONDING UPPER-TIER CLASS OR CLASSES: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

      UNCERTIFICATED            Corresponding Upper-Tier Class or
      LOWER-TIER INTEREST       CLASSES

      Class A-L1 Interest       Class A-1 Certificates, Class A-2 Certificates
                                and Class A-6 Certificates

      Class A-L3 Interest       Class A-3 Certificates, Class A-4 Certificates,
                                Class A-5, Class A-7 and Class A-17 Certificates

      Class A-L8 Interest       Class A-8 Certificates and Class A-12
                                Certificates

      Class A-L9 Interest       Class A-9 Certificates, Class A-10 Certificates
                                and Class A-11 Certificates

      Class A-L13 Interest      Class A-13 Certificates and Class A-14
                                Certificates

      Class A-L15 Interest      Class A-15 Certificates and Class A-16
                                Certificates

      Class A-LPO Interest      Class A-PO Certificates

      Class A-LUR Interest      Class A-R Certificate

      Class B-L1 Interest       Class B-1 Certificates

      Class B-L2 Interest       Class B-2 Certificates

      Class B-L3 Interest       Class B-3 Certificates

      Class B-L4 Interest       Class B-4 Certificates

      Class B-L5 Interest       Class B-5 Certificates

      Class B-L6 Interest       Class B-6 Certificates


            CROSS-OVER   DATE:  The   Distribution   Date  preceding  the  first
Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            CURRENT CLASS A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            CUSTODIAN: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            DEFINITIVE CERTIFICATES: As defined in Section 5.01(b).

            DENOMINATION: The amount, if any, specified on the face of each Certificate (other than the Class A-6 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-6 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Class A-6 Notional Amount.

            DETERMINATION DATE: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            DISCOUNT MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

            DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

               (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

              (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

             (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

              (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

              (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United
        States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

             (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA PROHIBITED HOLDER: As defined in Section 5.02(d).

            ERRORS AND OMISSIONS POLICY: As defined in each of the Servicing Agreements.

            EVENT OF DEFAULT: Any of the events specified in Section 7.01.

            EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            EXHIBIT F-1 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

            EXHIBIT F-2 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

            EXHIBIT F-3 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            FIDELITY BOND: As defined in each of the Servicing Agreements.

            FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is December 25, 2028 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            FITCH: Fitch IBCA, Inc., or its successor in interest.

            FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA: Fannie Mae or any successor thereto.

            FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $8,006,289.78 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            HOLDER: See "Certificateholder."

            INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates),
(a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-6 Certificates, the Class A-6 Interest Accrual Amount. The Class A-12 and Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month Eurodollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

            LIBOR BUSINESS DAY: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

            LIBOR   CERTIFICATES:   Any  of  the  Class   A-15  and  Class  A-16
Certificates.

            LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            LOWER-TIER DISTRIBUTION AMOUNT: As defined in Section 4.01(a)(ii).

            LOWER-TIER REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MASTER SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest.

            MASTER SERVICING FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            MASTER SERVICING FEE RATE: As set forth in Section 11.26.

            MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

            MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

            MONTH END INTEREST: As defined in each Servicing Agreement or with respect to the Servicing Agreement of Merrill Lynch Credit Corporation, as Servicer, the amount defined as "Compensating Interest."

            MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            MORTGAGE LOAN RIDER: The standard  FNMA/FHLMC riders to the Mortgage
Note  and/or  Mortgage  riders  required  when  the  Mortgaged   Property  is  a
condominium unit or a unit in a planned unit development.

            MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i) the Mortgage Loan identifying number;

            (ii) the city, state and zip code of the Mortgaged Property;

            (iii) the type of property;

            (iv) the Mortgage Interest Rate;

            (v) the Net Mortgage Interest Rate;

            (vi) the Monthly Payment;

            (vii) the original number of months to maturity;

            (viii) the scheduled maturity date;

            (ix) the Cut-Off Date Principal Balance;

            (x) the Loan-to-Value Ratio at origination;

            (xi) whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii) the Servicing Fee Rate;

            (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

            (xv) the Master Servicing Fee;

            (xvi) Fixed Retained Yield, if applicable; and

            (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            MORTGAGOR: The obligor on a Mortgage Note.

            NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

            NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            NET MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            NON-PERMITTED FOREIGN HOLDER: As defined in Section 5.02(d).

            NON-PO  FRACTION:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

            NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            NON-U.S. PERSON: As defined in Section 4.01(g).

            NORWEST MORTGAGE: Norwest Mortgage, Inc., or its successor in interest.

            NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

            OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            ORIGINAL CLASS A PERCENTAGE: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

            ORIGINAL CLASS A-6 NOTIONAL AMOUNT: The Original Class A-6 Notional Amount, as set forth in Section 11.05(a).

            ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            ORIGINAL CLASS B-1 PERCENTAGE: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            ORIGINAL CLASS B-2 PERCENTAGE: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            ORIGINAL CLASS B-3 PERCENTAGE: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            ORIGINAL CLASS B-4 PERCENTAGE: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            ORIGINAL CLASS B-5 PERCENTAGE: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            ORIGINAL CLASS B-6 PERCENTAGE: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance,
Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            ORIGINAL SUBORDINATED PERCENTAGE: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            OTHER SERVICER: Any of the Servicers other than Norwest Mortgage.

            OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

            OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            OWNER MORTGAGE LOAN FILE: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PAC CERTIFICATES: The PAC I and PAC II Certificates.

            PAC I CERTIFICATES: The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

            PAC II CERTIFICATES: The Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13 and Class A-14 Certificates.

            PAC PRINCIPAL AMOUNT: As defined in Section 4.01(b).

            PARENT POWER(R) GUARANTY AGREEMENT FOR REAL ESTATE: As defined in the MLCC Servicing Agreement.

            PARENT  POWER(R)  GUARANTY  AND  SECURITY   AGREEMENT  FOR  SECURITY
ACCOUNT: As defined in the MLCC Servicing Agreement.

            PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            PAYING AGENT: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            PAYMENT ACCOUNT: The account maintained pursuant to Section 4.03(b).

            PERCENTAGE INTEREST: With respect to a Class A Certificate (other than Class A-6 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class A-6 Certificate, the undivided percentage interest obtained by dividing the Original Class A-6 Notional Amount evidenced by such Certificate by the Original Class A-6 Notional Amount of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            PERSON:  Any individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

            PLAN: As defined in Section 5.02(c).

            PO FRACTION: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Net Foreclosure Profits;

            (k) Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

            POOL SCHEDULED  PRINCIPAL BALANCE:  As to any Distribution Date, the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            PREMIUM MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of 6.250% or greater.

            PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            PRINCIPAL  ADJUSTMENT:  In the  event  that the  Class  B-1  Optimal
Principal  Amount,  Class  B-2  Optimal  Principal  Amount,  Class  B-3  Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-6 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-6 and A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause
(A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            The Class A-6 Certificates are interest-only Certificates and have no Principal Balance.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            PRIOR MONTH RECEIPT PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            PRIORITY AMOUNT: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-17 Certificates and (ii) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount.

            PRIORITY PERCENTAGE: The Principal Balance of the Class A-17 Certificates divided by the Pool Balance (Non-PO Portion).

            PROHIBITED TRANSACTION TAX: Any tax imposed under Section 860F of the Code.

            PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

            RATE DETERMINATION DATE: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the month preceding the month in which such Distribution Date occurs.

            RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch and A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

            RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            RELEVANT ANNIVERSARY: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            REMITTANCE DATE: As defined in each of the Servicing Agreements.

            REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

            RESPONSIBLE OFFICER: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard & Poor's or its successor in interest.

            SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

            SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            SELLER: Norwest Asset Securities Corporation, or its successor in interest.

            SENIOR OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

            SERVICER MORTGAGE LOAN FILE: As defined in each of the Servicing Agreements.

            SERVICERS:   Each  of  Norwest   Mortgage,   Inc.,   GMAC   Mortgage
Corporation, HomeSide Lending, FT Mortgage Companies, North American Mortgage Company, Countrywide Home Loans, Inc., Charter Bank for Savings, Hibernia National Bank, National City Mortgage Company, Bank United, Bank of Oklahoma, N.A., Merrill Lynch Credit Corporation, SunTrust Mortgage Inc. and Brenton Mortgage, Inc., as Servicer under the related Servicing Agreement.

            SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

            SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                           SHIFT PERCENTAGE

December 1998 through November 2003..................           0%

December 2003 through November 2004..................          30%

December 2004 through November 2005..................          40%

December 2005 through November 2006..................          60%

December 2006 through November 2007..................          80%

December 2007 through November 2008..................          100%

            SIMILAR LAW: As defined in Section 5.02(c).

            SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;


or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $4,003,144.89 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            STARTUP DAY: As defined in Section 2.05.

            SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            SUBORDINATED PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            SUBSTITUTE MORTGAGE LOAN: As defined in Section 2.02.

            SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            SURETY BOND: As defined in the MLCC Servicing Agreement.

            T.O.P. MORTGAGE LOAN: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

            TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            TRUSTEE: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation,
Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            UPPER-TIER CERTIFICATE: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            UPPER-TIER CERTIFICATE ACCOUNT: The trust account established and maintained pursuant to Section 4.01(e).

            UPPER-TIER REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. PERSON: As defined in Section 4.01(g).

            VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-6 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

SECTION 1.02. ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

SECTION 1.04. BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

SECTION 2.01. CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

SECTION 2.02. ACCEPTANCE BY TRUSTEE.

            The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

SECTION 2.03. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; PROVIDED, HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending  institutions  in the  area in which  the  Mortgaged  Property  is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency
      Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04. EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

SECTION 2.05.  DESIGNATION OF CERTIFICATES; DESIGNATION OF
STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L3 Interest, Class A-L8 Interest, Class A-L9 Interest, Class A-L13 Interest, Class A-L15 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is December 25, 2028 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

SECTION 3.01. CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

SECTION 3.02. PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of
      Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular
      Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xi) to clear and  terminate  the  Certificate  Account  pursuant to
      Section 9.01; and

            (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

SECTION 3.03. ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

SECTION 3.04.  TRUSTEE TO COOPERATE;
RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.05. REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

SECTION 3.06.  TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

SECTION 3.07.  AMENDMENTS TO SERVICING AGREEMENTS,
MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee  pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any
Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

SECTION 3.08. OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; PROVIDED, HOWEVER, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

SECTION 3.09.  TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing
Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

SECTION 3.10. APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

SECTION 3.11. 1934 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

SECTION 4.01. DISTRIBUTIONS.

            (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amount with respect to such Distribution Date;

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall;

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth,  to the  Class B-3  Certificates  in an amount up to the
Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth,  to the  Class  B-4  Certificates  in an amount up to the
Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth,  to the  Class B-5  Certificates  in an amount up to the
Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second,  to the Class B-6 Certificates in an amount up to the
Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR
Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-6 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

            (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest equal to the Interest Accrual Amounts and distributions in respect of Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of  any  date,  the  principal  balance  of  each  Uncertificated
Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L3 Interest, Class A-L8 Interest, Class A-L9, Class A-L13 Interest, Class A-L15 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.250% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) The Class A-6 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) in accordance with the following priorities:

          first, to the Class A-17 Certificates, up to the Priority Amount for such Distribution Date;

          second, concurrently, to the Class A-R and Class A-LR Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

          third, sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, up to their respective PAC Principal Amounts for such Distribution Date;

          fourth,  concurrently,  to the Class A-13 and Class A-14 Certificates,
     pro  rata,  up  to  their   respective  PAC  Principal   Amounts  for  such
     Distribution Date;

          fifth, to the Class A-7 Certificates, up to their PAC Principal Amount for such Distribution Date;

          sixth, concurrently, to the Class A-8 and Class A-12 Certificates, pro rata, up to their respective PAC Principal Amounts for such Distribution Date;

          seventh, concurrently, to the Class A-9, Class A-10 and Class A-11 Certificates, pro rata, up to their respective PAC Principal Amounts for such Distribution Date;

          eighth, concurrently, to the Class A-15 and Class A-16 Certificates, pro rata, until their respective Principal Balances have been reduced to zero;

          ninth, concurrently, to the Class A-13 and Class A-14 Certificates, pro rata, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

          tenth, to the Class A-7 Certificates, without regard to their PAC Principal Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

          eleventh, concurrently, to the Class A-8 and Class A-12 Certificates, pro rata, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

          twelfth, concurrently, to the Class A-9, Class A-10 and Class A-11 Certificates, pro rata, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

          thirteenth, sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero; and

          fourteenth, to the Class A-17 Certificates, without regard to the Priority Amount, until the Principal Balance thereof has been reduced to zero.

            As used above, the "PAC Principal Amount" for any Distribution Date and for any Class of PAC Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the tables set forth below with respect to such Distribution Date.

            The following tables set forth for each Distribution Date planned Principal Balances for the PAC Certificates, expressed as a percentage of the initial Principal Balance of such Class.


                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-1 CERTIFICATES

                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        February 2001 .       54.99869502     June 2001
November 2000 .....      100.00000000      March 2001 ....       39.19428156     and thereafter        0.00000000
December 2000 .....       85.45938314      April 2001 ....       23.49168872
January 2001 ......       70.42324314      May 2001 ......        7.89286672


                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-2 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        November 2001 .       60.15579093     May 2002 .....        8.74963475
June 2001 .........      100.00000000      December 2001 .       51.44520963     June 2002 ....        0.37943387
July 2001 .........       95.58204525      January 2002 ..       42.79227392     July 2002
August 2001 .......       86.63713878      February 2002 .       34.19661437     and thereafter        0.00000000
September 2001 ....       77.75137998      March 2002 ....       25.65786398
October 2001 ......       68.92438960      April 2002 ....       17.17565819


                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-3 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------

Up to and Including                        October 2002 ..       58.44437660     April 2003 ...        9.92059066
May 2002 ..........      100.00000000      November 2002 .       50.22183080     May 2003 .....        2.02022905
June 2002 .........       91.88724481      December 2002 .       42.05384731     June 2003
July 2002 .........       83.44291301      January 2003 ..       33.94007722     and thereafter        0.00000000
August 2002 .......       75.05456288      February 2003 .       25.88017366
September 2002 ....       66.72183604      March 2003 ....       17.87379221


                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-4 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        September 2003        65.26087750     February 2004 .       21.74291618
May 2003 ..........      100.00000000      October 2003 ..       56.12625156     March 2004 ....       13.42341200
June 2003 .........       93.03338015      November 2003 .       47.05240982     April 2004 ....        5.16177492
July 2003 .........       83.71404720      December 2003 .       38.55703466     May 2004
August 2003 .......       74.45667831      January 2004 ..       30.12066402     and thereafter         0.00000000



                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-5 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        December 2004 .       53.84248475     September 2005        16.19365501
April 2004 ........      100.00000000      January 2005 ..       48.96075001     October 2005 ..       12.80085779
May 2004 ..........       97.38057601      February 2005 .       44.26734382     November 2005 .        9.54744106
June 2004 .........       90.37050494      March 2005 ....       39.75612092     December 2005 .        7.37063485
July 2004 .........       83.61057971      April 2005 ....       35.42112544     January 2006 ..        5.29505635
August 2004 .......       77.09295198      May 2005 ......       31.25658515     February 2006 .        3.31701975
September 2004 ....       70.81001079      June 2005 .....       27.25690599     March 2006 ....        1.43296105
October 2004 ......       64.75437543      July 2005 .....       23.41666664     April 2006 ....
November 2004 . ...       58.91888848      August 2005 ...       19.73061341     and thereafter         0.00000000



                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-7 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        September 2009        63.50393368     May 2010 ......       22.90550759
February 2009 . ...      100.00000000      October 2009 ..       58.13798567     June 2010 .....       18.18977315
March 2009 ........       97.57854051      November 2009 .       52.85783416     July 2010 .....       13.54973710
April 2009 ........       91.66867875      December 2009 .       47.66214801     August 2010 ...        8.98422239
May 2009 ..........       85.85304554      January 2010 ..       42.54961622     September 2010         4.49207021
June 2009 .........       80.13018121      February 2010 .       37.51894791     October 2010 ..        0.07213880
July 2009 .........       74.49864801      March 2010 ....       32.56887173     November 2010 .
August 2009 .......       68.95703017      April 2010 ....       27.69813586     and thereafter         0.00000000



                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                        CLASS A-8 AND CLASS A-12 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        August 2011 ...       60.56020343     July 2012 .....       23.93031394
October 2010 ......      100.00000000      September 2011        56.95148513     August 2012 ...       20.91606781
November 2010 . ...       95.82432876      October 2011 ..       53.40116647     September 2012        17.95092348
December 2010 . ...       91.64655970      November 2011 .       49.90833543     October 2012 ..       15.03411181
January 2011 ......       87.53606355      December 2011 .       46.47209403     November 2012 .       12.16487494
February 2011 . ...       83.49179231      January 2012 ..       43.09155776     December 2012 .        9.34246679
March 2011 ........       79.51271440      February 2012 .       39.76585614     January 2013 ..        6.56615294
April 2011 ........       75.59781380      March 2012 ....       36.49413173     February 2013 .        3.83521000
May 2011 ..........       71.74609004      April 2012 ....       33.27554025     March 2013 ....        1.14892589
June 2011 .........       67.95655794      May 2012 ......       30.10925039     April 2013 ....
July 2011 .........       64.22824752      June 2012 .....       26.99444363     and thereafter         0.00000000



                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-9 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        May 2018 ......       30.92405084     August 2023 ...        6.95589146
March 2013 ........      100.00000000      June 2018 .....       30.29526031     September 2023         6.75707690
April 2013 ........       98.98502642      July 2018 .....       29.67734891     October 2023 ..        6.56207903
May 2013 ..........       97.21860379      August 2018 ...       29.07014074     November 2023 .        6.37083330
June 2013 .........       95.48112509      September 2018        28.47346292     December 2023 .        6.18327619
July 2013 .........       93.77213526      October 2018 ..       27.88714520     January 2024 ..        5.99934519
August 2013 .......       92.09118642      November 2018 .       27.31102005     February 2024 .        5.81897879
September 2013 ....       90.43783748      December 2018 .       26.74492227     March 2024 ....        5.64211648
October 2013 ......       88.81165408      January 2019 ..       26.18868968     April 2024 ....        5.46869877
November 2013 . ...       87.21220873      February 2019 .       25.64216237     May 2024 ......        5.29866697
December 2013 . ...       85.63908031      March 2019 ....       25.10518286     June 2024 .....        5.13196342
January 2014 ......       84.09185429      April 2019 ....       24.57759629     July 2024 .....        4.96853140
February 2014 . ...       82.57012239      May 2019 ......       24.05925016     August 2024 ...        4.80831505
March 2014 ........       81.07348274      June 2019 .....       23.54999439     September 2024         4.65125961
April 2014 ........       79.60153971      July 2019 .....       23.04968121     October 2024 ..        4.49731087
May 2014 ..........       78.15390371      August 2019 ...       22.55816519     November 2024 .        4.34641562
June 2014 .........       76.73019107      September 2019        22.07530315     December 2024 .        4.19852167
July 2014 .........       75.33002417      October 2019 ..       21.60095414     January 2025 ..        4.05357741
August 2014 .......       73.95303097      November 2019 .       21.13497951     February 2025 .        3.91153220
September 2014 ....       72.59884551      December 2019 .       20.67724265     March 2025 ....        3.77233619
October 2014 ......       71.26710709      January 2020 ..       20.22760927     April 2025 ....        3.63594039
November 2014 . ...       69.95746094      February 2020 .       19.78594697     May 2025 ......        3.50229658
December 2014 . ...       68.66955745      March 2020 ....       19.35212554     June 2025 .....        3.37135716
January 2015 ......       67.40305261      April 2020 ....       18.92601686     July 2025 .....        3.24307554
February 2015 . ...       66.15760758      May 2020 ......       18.50749471     August 2025 ...        3.11740577
March 2015 ........       64.93288893      June 2020 .....       18.09643505     September 2025         2.99430257
April 2015 ........       63.72856827      July 2020 .....       17.69271543     October 2025 ..        2.87372149
May 2015 ..........       62.54432225      August 2020 ...       17.29621567     November 2025 .        2.75561878
June 2015 .........       61.37983247      September 2020        16.90681733     December 2025 .        2.63995138
July 2015 .........       60.23478560      October 2020 ..       16.52440387     January 2026 ..        2.52667698
August 2015 .......       59.10887313      November 2020 .       16.14886060     February 2026 .        2.41575383
September 2015 ....       58.00179104      December 2020 .       15.78007450     March 2026 ....        2.30714088
October 2015 ......       56.91324035      January 2021 ..       15.41793450     April 2026 ....        2.20079792
November 2015 . ...       55.84292664      February 2021 .       15.06233119     May 2026 ......        2.09668520
December 2015 . ...       54.79055994      March 2021 ....       14.71315697     June 2026 .....        1.99476376
January 2016 ......       53.75585480      April 2021 ....       14.37030582     July 2026 .....        1.89499512
February 2016 . ...       52.73853022      May 2021 ......       14.03367342     August 2026 ...        1.79734153
March 2016 ........       51.73830944      June 2021 .....       13.70315720     September 2026         1.70176588
April 2016 ........       50.75492016      July 2021 .....       13.37865605     October 2026 ..        1.60823155
May 2016 ..........       49.78809412      August 2021 ...       13.06007057     November 2026 .        1.51670263
June 2016 .........       48.83756746      September 2021        12.74730297     December 2026 .        1.42714370
July 2016 .........       47.90308009      October 2021 ..       12.44025681     January 2027 ..        1.33951999
August 2016 .......       46.98437609      November 2021 .       12.13883733     February 2027 .        1.25379725
September 2016 ....       46.08120363      December 2021 .       11.84295129     March 2027 ....        1.16994175
October 2016 ......       45.19331463      January 2022 ..       11.55250677     April 2027 ....        1.08792048
November 2016 . ...       44.32046490      February 2022 .       11.26741342     May 2027 ......        1.00770078
December 2016 . ...       43.46241405      March 2022 ....       10.98758235     June 2027 .....        0.92925059
January 2017 ......       42.61892542      April 2022 ....       10.71292592     July 2027 .....        0.85253838
February 2017 . ...       41.78976600      May 2022 ......       10.44335806     August 2027 ...        0.77753323
March 2017 ........       40.97470643      June 2022 .....       10.17879403     September 2027         0.70420454
April 2017 ........       40.17352088      July 2022 .....        9.91915029     October 2027 ..        0.63252235
May 2017 ..........       39.38598698      August 2022 ...        9.66434480     November 2027 .        0.56245725
June 2017 .........       38.61188588      September 2022         9.41429678     December 2027 .        0.49398010
July 2017 .........       37.85100227      October 2022 ..        9.16892660     January 2028 ..        0.42706225
August 2017 .......       37.10312385      November 2022 .        8.92815605     February 2028 .        0.36167580
September 2017 ....       36.36804191      December 2022 .        8.69190814     March 2028 ....        0.29779312
October 2017 ......       35.64555089      January 2023 ..        8.46010706     April 2028 ....        0.23538695
November 2017 . ...       34.93544838      February 2023 .        8.23267815     May 2028 ......        0.17443059
December 2017 . ...       34.23753518      March 2023 ....        8.00954812     June 2028 .....        0.11489786
January 2018 ......       33.55161516      April 2023 ....        7.79064464     July 2028 .....        0.05676281
February 2018 . ...       32.87749537      May 2023 ......        7.57589662     August 2028 ...
March 2018 ........       32.21498561      June 2023 .....        7.36523417     and thereafter         0.00000000
April 2018 ........       31.56389882      July 2023 .....        7.15858837

                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-10 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        May 2018 ......       30.92405102     August 2023 ...        6.95589144
March 2013 ........      100.00000000      June 2018 .....       30.29526056     September 2023         6.75707679
April 2013 ........       98.98502645      July 2018 .....       29.67734910     October 2023 ..        6.56207899
May 2013 ..........       97.21860365      August 2018 ...       29.07014091     November 2023 .        6.37083321
June 2013 .........       95.48112512      September 2018        28.47346305     December 2023 .        6.18327606
July 2013 .........       93.77213537      October 2018 ..       27.88714533     January 2024 ..        5.99934512
August 2013 .......       92.09118653      November 2018 .       27.31102021     February 2024 .        5.81897869
September 2013 ....       90.43783754      December 2018 .       26.74492243     March 2024 ....        5.64211639
October 2013 ......       88.81165410      January 2019 ..       26.18868988     April 2024 ....        5.46869870
November 2013 . ...       87.21220865      February 2019 .       25.64216258     May 2024 ......        5.29866691
December 2013 . ...       85.63908036      March 2019 ....       25.10518298     June 2024 .....        5.13196342
January 2014 ......       84.09185428      April 2019 ....       24.57759641     July 2024 .....        4.96853134
February 2014 . ...       82.57012245      May 2019 ......       24.05925025     August 2024 ...        4.80831498
March 2014 ........       81.07348280      June 2019 .....       23.54999439     September 2024         4.65125962
April 2014 ........       79.60153975      July 2019 .....       23.04968126     October 2024 ..        4.49731089
May 2014 ..........       78.15390375      August 2019 ...       22.55816509     November 2024 .        4.34641564
June 2014 .........       76.73019123      September 2019        22.07530312     December 2024 .        4.19852166
July 2014 .........       75.33002420      October 2019 ..       21.60095402     January 2025 ..        4.05357748
August 2014 .......       73.95303112      November 2019 .       21.13497937     February 2025 .        3.91153211
September 2014 ....       72.59884565      December 2019 .       20.67724254     March 2025 ....        3.77233611
October 2014 ......       71.26710733      January 2020 ..       20.22760917     April 2025 ....        3.63594029
November 2014 . ...       69.95746111      February 2020 .       19.78594697     May 2025 ......        3.50229654
December 2014 . ...       68.66955761      March 2020 ....       19.35212545     June 2025 .....        3.37135712
January 2015 ......       67.40305273      April 2020 ....       18.92601687     July 2025 .....        3.24307547
February 2015 . ...       66.15760777      May 2020 ......       18.50749459     August 2025 ...        3.11740578
March 2015 ........       64.93288911      June 2020 .....       18.09643497     September 2025         2.99430258
April 2015 ........       63.72856852      July 2020 .....       17.69271533     October 2025 ..        2.87372161
May 2015 ..........       62.54432247      August 2020 ...       17.29621552     November 2025 .        2.75561885
June 2015 .........       61.37983271      September 2020        16.90681731     December 2025 .        2.63995149
July 2015 .........       60.23478594      October 2020 ..       16.52440368     January 2026 ..        2.52667707
August 2015 .......       59.10887342      November 2020 .       16.14886037     February 2026 .        2.41575385
September 2015 ....       58.00179122      December 2020 .       15.78007431     March 2026 ....        2.30714094
October 2015 ......       56.91324058      January 2021 ..       15.41793439     April 2026 ....        2.20079793
November 2015 . ...       55.84292696      February 2021 .       15.06233102     May 2026 ......        2.09668526
December 2015 . ...       54.79056026      March 2021 ....       14.71315682     June 2026 .....        1.99476394
January 2016 ......       53.75585507      April 2021 ....       14.37030570     July 2026 .....        1.89499538
February 2016 . ...       52.73853056      May 2021 ......       14.03367325     August 2026 ...        1.79734169
March 2016 ........       51.73830986      June 2021 .....       13.70315702     September 2026         1.70176607
April 2016 ........       50.75492055      July 2021 .....       13.37865596     October 2026 ..        1.60823158
May 2016 ..........       49.78809443      August 2021 ...       13.06007051     November 2026 .        1.51670264
June 2016 .........       48.83756786      September 2021        12.74730274     December 2026 .        1.42714376
July 2016 .........       47.90308045      October 2021 ..       12.44025669     January 2027 ..        1.33952006
August 2016 .......       46.98437650      November 2021 .       12.13883723     February 2027 .        1.25379727
September 2016 ....       46.08120404      December 2021 .       11.84295125     March 2027 ....        1.16994194
October 2016 ......       45.19331507      January 2022 ..       11.55250664     April 2027 ....        1.08792053
November 2016 . ...       44.32046519      February 2022 .       11.26741330     May 2027 ......        1.00770080
December 2016 . ...       43.46241447      March 2022 ....       10.98758212     June 2027 .....        0.92925063
January 2017 ......       42.61892572      April 2022 ....       10.71292566     July 2027 .....        0.85253840
February 2017 . ...       41.78976634      May 2022 ......       10.44335780     August 2027 ...        0.77753320
March 2017 ........       40.97470685      June 2022 .....       10.17879387     September 2027         0.70420447
April 2017 ........       40.17352125      July 2022 .....        9.91915004     October 2027 ..        0.63252239
May 2017 ..........       39.38598729      August 2022 ...        9.66434465     November 2027 .        0.56245737
June 2017 .........       38.61188618      September 2022         9.41429651     December 2027 .        0.49398007
July 2017 .........       37.85100252      October 2022 ..        9.16892636     January 2028 ..        0.42706222
August 2017 .......       37.10312404      November 2022 .        8.92815579     February 2028 .        0.36167591
September 2017 ....       36.36804217      December 2022 .        8.69190794     March 2028 ....        0.29779313
October 2017 ......       35.64555113      January 2023 ..        8.46010692     April 2028 ....        0.23538694
November 2017 . ...       34.93544863      February 2023 .        8.23267805     May 2028 ......        0.17443063
December 2017 . ...       34.23753536      March 2023 ....        8.00954806     June 2028 .....        0.11489798
January 2018 ......       33.55161530      April 2023 ....        7.79064457     July 2028 .....        0.05676278
February 2018 . ...       32.87749552      May 2023 ......        7.57589648     August 2028 ...
March 2018 ........       32.21498574      June 2023 .....        7.36523405     and thereafter         0.00000000
April 2018 ........       31.56389908      July 2023 .....        7.15858823

                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-11 CERTIFICATES


                         PERCENTAGE OF                           PERCENTAGE OF                        PERCENTAGE OF
                            INITIAL                                INITIAL                               INITIAL
  DISTRIBUTION             PRINCIPAL         DISTRIBUTION         PRINCIPAL       DISTRIBUTION          PRINCIPAL
      DATE                  BALANCE             DATE               BALANCE           DATE               BALANCE
      ----                  -------             ----               -------           ----               -------
Up to and Including                        May 2018 ......       30.92405086     August 2023 ...        6.95589137
March 2013 ........      100.00000000      June 2018 .....       30.29526044     September 2023         6.75707655
April 2013 ........       98.98502631      July 2018 .....       29.67734891     October 2023 ..        6.56207900
May 2013 ..........       97.21860350      August 2018 ...       29.07014107     November 2023 .        6.37083359
June 2013 .........       95.48112493      September 2018        28.47346327     December 2023 .        6.18327675
July 2013 .........       93.77213552      October 2018 ..       27.88714573     January 2024 ..        5.99934570
August 2013 .......       92.09118641      November 2018 .       27.31102022     February 2024 .        5.81897918
September 2013 ....       90.43783728      December 2018 .       26.74492239     March 2024 ....        5.64211674
October 2013 ......       88.81165397      January 2019 ..       26.18869023     April 2024 ....        5.46869866
November 2013 . ...       87.21220858      February 2019 .       25.64216325     May 2024 ......        5.29866683
December 2013 . ...       85.63908014      March 2019 ....       25.10518408     June 2024 .....        5.13196308
January 2014 ......       84.09185389      April 2019 ....       24.57759768     July 2024 .....        4.96853083
February 2014 . ...       82.57012208      May 2019 ......       24.05925132     August 2024 ...        4.80831426
March 2014 ........       81.07348234      June 2019 .....       23.54999539     September 2024         4.65125910
April 2014 ........       79.60153931      July 2019 .....       23.04968258     October 2024 ..        4.49731032
May 2014 ..........       78.15390304      August 2019 ...       22.55816638     November 2024 .        4.34641519
June 2014 .........       76.73019058      September 2019        22.07530414     December 2024 .        4.19852100
July 2014 .........       75.33002359      October 2019 ..       21.60095478     January 2025 ..        4.05357659
August 2014 .......       73.95303075      November 2019 .       21.13498030     February 2025 .        3.91153156
September 2014 ....       72.59884536      December 2019 .       20.67724348     March 2025 ....        3.77233553
October 2014 ......       71.26710695      January 2020 ..       20.22761020     April 2025 ....        3.63593965
November 2014 . ...       69.95746045      February 2020 .       19.78594791     May 2025 ......        3.50229586
December 2014 . ...       68.66955701      March 2020 ....       19.35212636     June 2025 .....        3.37135687
January 2015 ......       67.40305242      April 2020 ....       18.92601763     July 2025 .....        3.24307539
February 2015 . ...       66.15760712      May 2020 ......       18.50749537     August 2025 ...        3.11740569
March 2015 ........       64.93288855      June 2020 .....       18.09643554     September 2025         2.99430279
April 2015 ........       63.72856801      July 2020 .....       17.69271565     October 2025 ..        2.87372173
May 2015 ..........       62.54432221      August 2020 ...       17.29621553     November 2025 .        2.75561911
June 2015 .........       61.37983253      September 2020        16.90681735     December 2025 .        2.63995150
July 2015 .........       60.23478579      October 2020 ..       16.52440406     January 2026 ..        2.52667705
August 2015 .......       59.10887343      November 2020 .       16.14886091     February 2026 .        2.41575389
September 2015 ....       58.00179157      December 2020 .       15.78007472     March 2026 ....        2.30714094
October 2015 ......       56.91324096      January 2021 ..       15.41793463     April 2026 ....        2.20079787
November 2015 . ...       55.84292701      February 2021 .       15.06233134     May 2026 ......        2.09668517
December 2015 . ...       54.79056057      March 2021 ....       14.71315708     June 2026 .....        1.99476405
January 2016 ......       53.75585555      April 2021 ....       14.37030565     July 2026 .....        1.89499577
February 2016 . ...       52.73853135      May 2021 ......       14.03367317     August 2026 ...        1.79734233
March 2016 ........       51.73831040      June 2021 .....       13.70315731     September 2026         1.70176653
April 2016 ........       50.75492139      July 2021 .....       13.37865650     October 2026 ..        1.60823193
May 2016 ..........       49.78809531      August 2021 ...       13.06007075     November 2026 .        1.51670286
June 2016 .........       48.83756858      September 2021        12.74730315     December 2026 .        1.42714366
July 2016 .........       47.90308149      October 2021 ..       12.44025679     January 2027 ..        1.33952024
August 2016 .......       46.98437743      November 2021 .       12.13883710     February 2027 .        1.25379769
September 2016 ....       46.08120524      December 2021 .       11.84295105     March 2027 ....        1.16994191
October 2016 ......       45.19331607      January 2022 ..       11.55250638     April 2027 ....        1.08792034
November 2016 . ...       44.32046648      February 2022 .       11.26741317     May 2027 ......        1.00770042
December 2016 . ...       43.46241537      March 2022 ....       10.98758226     June 2027 .....        0.92925037
January 2017 ......       42.61892631      April 2022 ....       10.71292606     July 2027 .....        0.85253840
February 2017 . ...       41.78976672      May 2022 ......       10.44335851     August 2027 ...        0.77753349
March 2017 ........       40.97470714      June 2022 .....       10.17879434     September 2027         0.70420465
April 2017 ........       40.17352195      July 2022 .....        9.91915059     October 2027 ..        0.63252241
May 2017 ..........       39.38598791      August 2022 ...        9.66434509     November 2027 .        0.56245731
June 2017 .........       38.61188717      September 2022         9.41429722     December 2027 .        0.49397990
July 2017 .........       37.85100343      October 2022 ..        9.16892713     January 2028 ..        0.42706226
August 2017 .......       37.10312506      November 2022 .        8.92815651     February 2028 .        0.36167572
September 2017 ....       36.36804351      December 2022 .        8.69190862     March 2028 ....        0.29779313
October 2017 ......       35.64555258      January 2023 ..        8.46010749     April 2028 ....        0.23538660
November 2017 . ...       34.93544994      February 2023 .        8.23267870     May 2028 ......        0.17443053
December 2017 . ...       34.23753633      March 2023 ....        8.00954859     June 2028 .....        0.11489780
January 2018 ......       33.55161641      April 2023 ....        7.79064507     July 2028 .....        0.05676281
February 2018 . ...       32.87749636      May 2023 ......        7.57589681     August 2028 ...
March 2018 ........       32.21498625      June 2023 .....        7.36523406     and thereafter         0.00000000
April 2018 ........       31.56389925      July 2023 .....        7.15858857


                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-13 CERTIFICATES


                       PERCENTAGE OF                        PERCENTAGE OF                         PERCENTAGE OF
                          INITIAL                             INITIAL                               INITIAL
DISTRIBUTION             PRINCIPAL        DISTRIBUTION       PRINCIPAL       DISTRIBUTION           PRINCIPAL
    DATE                  BALANCE            DATE             BALANCE           DATE                BALANCE
    ----                  -------            ----             -------           ----                -------
November 1998 .      100.00000000      May 2002 ......       50.48633268     November 2005 .       31.42888808
December 1998 .       99.46047838      June 2002 .....       49.97855697     December 2005 .       30.61739763
January 1999 ..       98.82326528      July 2002 .....       49.48151963     January 2006 ..       29.80616532
February 1999 .       98.08866797      August 2002 ...       48.99508411     February 2006 .       28.99564155
March 1999 ....       97.25699891      September 2002        48.51911540     March 2006 ....       28.18625535
April 1999 ....       96.32865799      October 2002 ..       48.05347986     April 2006 ....       27.29768584
May 1999 ......       95.30413243      November 2002 .       47.59804542     May 2006 ......       26.10974015
June 1999 .....       94.18399663      December 2002 .       47.15268139     June 2006 .....       24.94290096
July 1999 .....       92.96891180      January 2003 ..       46.71725852     July 2006 .....       23.79682202
August 1999 ...       91.65962554      February 2003 .       46.29164902     August 2006 ...       22.67116249
September 1999        90.25697122      March 2003 ....       45.87572645     September 2006        21.56558695
October 1999 ..       88.76186727      April 2003 ....       45.46936581     October 2006 ..       20.47976522
November 1999 .       87.17531635      May 2003 ......       45.07244343     November 2006 .       19.41337237
December 1999 .       85.49840435      June 2003 .....       44.68483702     December 2006 .       18.47789507
January 2000 ..       83.73229929      July 2003 .....       44.30642566     January 2007 ..       17.55866581
February 2000 .       81.87825007      August 2003 ...       43.93708970     February 2007 .       16.65541603
March 2000 ....       79.93758512      September 2003        43.57671089     March 2007 ....       15.76788147
April 2000 ....       77.91171092      October 2003 ..       43.22517221     April 2007 ....       14.89580209
May 2000 ......       75.80211039      November 2003 .       42.88235801     May 2007 ......       14.03892203
June 2000 .....       73.61034117      December 2003 .       42.58516224     June 2007 .....       13.19698952
July 2000 .....       71.33803374      January 2004 ..       42.29624497     July 2007 .....       12.36975684
August 2000 ...       68.98688949      February 2004 .       42.01549481     August 2007 ...       11.55698023
September 2000        66.55867867      March 2004 ....       41.74280162     September 2007        10.75841986
October 2000 ..       64.05523816      April 2004 ....       41.47805646     October 2007 ..        9.97383975
November 2000 .       61.47846922      May 2004 ......       41.22115162     November 2007 .        9.20300768
December 2000 .       60.82102332      June 2004 .....       40.97100310     December 2007 .        8.54154027
January 2001 ..       60.16207475      July 2004 .....       40.68341646     January 2008 ..        7.89054719
February 2001 .       59.48903861      August 2004 ...       40.35997407     February 2008 .        7.24986676
March 2001 ....       58.80287929      September 2004        40.00220676     March 2008 ....        6.61933978
April 2001 ....       58.12955479      October 2004 ..       39.61159541     April 2008 ....        5.99880944
May 2001 ......       57.46904604      November 2004 .       39.18957252     May 2008 ......        5.38812135
June 2001 .....       56.82119389      December 2004 .       38.65947292     June 2008 .....        4.78712346
July 2001 .....       56.18584093      January 2005 ..       38.10301775     July 2008 .....        4.19566603
August 2001 ...       55.56283144      February 2005 .       37.52146260     August 2008 ...        3.61360158
September 2001        54.95201142      March 2005 ....       36.91602093     September 2008         3.04078492
October 2001 ..       54.35322849      April 2005 ....       36.28786525     October 2008 ..        2.47707304
November 2001 .       53.76633199      May 2005 ......       35.63812851     November 2008 .        1.92232511
December 2001 .       53.19117283      June 2005 .....       34.96790526     December 2008 .        1.37640247
January 2002 ..       52.62760359      July 2005 .....       34.27825282     January 2009 ..        0.83916854
February 2002 .       52.07547841      August 2005 ...       33.57539254     February 2009 .        0.31048884
March 2002 ....       51.53465306      September 2005        32.86576216     March 2009 `
April 2002 ....       51.00498486      October 2005 ..       32.15004285     and thereafter         0.00000000



                                             PLANNED PRINCIPAL BALANCES
                                     AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                               CLASS A-14 CERTIFICATES


                       PERCENTAGE OF                        PERCENTAGE OF                         PERCENTAGE OF
                          INITIAL                             INITIAL                               INITIAL
DISTRIBUTION             PRINCIPAL        DISTRIBUTION       PRINCIPAL       DISTRIBUTION           PRINCIPAL
    DATE                  BALANCE            DATE             BALANCE           DATE                BALANCE
    ----                  -------            ----             -------           ----                -------
November 1998 .      100.00000000      May 2002 ......       50.48633268     November 2005 .       31.42888808
December 1998 .       99.46047838      June 2002 .....       49.97855697     December 2005 .       30.61739763
January 1999 ..       98.82326528      July 2002 .....       49.48151963     January 2006 ..       29.80616532
February 1999 .       98.08866797      August 2002 ...       48.99508411     February 2006 .       28.99564155
March 1999 ....       97.25699891      September 2002        48.51911540     March 2006 ....       28.18625535
April 1999 ....       96.32865799      October 2002 ..       48.05347986     April 2006 ....       27.29768584
May 1999 ......       95.30413243      November 2002 .       47.59804542     May 2006 ......       26.10974015
June 1999 .....       94.18399663      December 2002 .       47.15268139     June 2006 .....       24.94290096
July 1999 .....       92.96891180      January 2003 ..       46.71725852     July 2006 .....       23.79682202
August 1999 ...       91.65962554      February 2003 .       46.29164902     August 2006 ...       22.67116249
September 1999        90.25697122      March 2003 ....       45.87572645     September 2006        21.56558695
October 1999 ..       88.76186727      April 2003 ....       45.46936581     October 2006 ..       20.47976522
November 1999 .       87.17531635      May 2003 ......       45.07244343     November 2006 .       19.41337237
December 1999 .       85.49840435      June 2003 .....       44.68483702     December 2006 .       18.47789507
January 2000 ..       83.73229929      July 2003 .....       44.30642566     January 2007 ..       17.55866581
February 2000 .       81.87825007      August 2003 ...       43.93708970     February 2007 .       16.65541603
March 2000 ....       79.93758512      September 2003        43.57671089     March 2007 ....       15.76788147
April 2000 ....       77.91171092      October 2003 ..       43.22517221     April 2007 ....       14.89580209
May 2000 ......       75.80211039      November 2003 .       42.88235801     May 2007 ......       14.03892203
June 2000 .....       73.61034117      December 2003 .       42.58516224     June 2007 .....       13.19698952
July 2000 .....       71.33803374      January 2004 ..       42.29624497     July 2007 .....       12.36975684
August 2000 ...       68.98688949      February 2004 .       42.01549481     August 2007 ...       11.55698023
September 2000        66.55867867      March 2004 ....       41.74280162     September 2007        10.75841986
October 2000 ..       64.05523816      April 2004 ....       41.47805646     October 2007 ..        9.97383975
November 2000 .       61.47846922      May 2004 ......       41.22115162     November 2007 .        9.20300768
December 2000 .       60.82102332      June 2004 .....       40.97100310     December 2007 .        8.54154027
January 2001 ..       60.16207475      July 2004 .....       40.68341646     January 2008 ..        7.89054719
February 2001 .       59.48903861      August 2004 ...       40.35997407     February 2008 .        7.24986676
March 2001 ....       58.80287929      September 2004        40.00220676     March 2008 ....        6.61933978
April 2001 ....       58.12955479      October 2004 ..       39.61159541     April 2008 ....        5.99880944
May 2001 ......       57.46904604      November 2004 .       39.18957252     May 2008 ......        5.38812135
June 2001 .....       56.82119389      December 2004 .       38.65947292     June 2008 .....        4.78712346
July 2001 .....       56.18584093      January 2005 ..       38.10301775     July 2008 .....        4.19566603
August 2001 ...       55.56283144      February 2005 .       37.52146260     August 2008 ...        3.61360158
September 2001        54.95201142      March 2005 ....       36.91602093     September 2008         3.04078492
October 2001 ..       54.35322849      April 2005 ....       36.28786525     October 2008 ..        2.47707304
November 2001 .       53.76633199      May 2005 ......       35.63812851     November 2008 .        1.92232511
December 2001 .       53.19117283      June 2005 .....       34.96790526     December 2008 .        1.37640247
January 2002 ..       52.62760359      July 2005 .....       34.27825282     January 2009 ..        0.83916854
February 2002 .       52.07547841      August 2005 ...       33.57539254     February 2009 .        0.31048884
March 2002 ....       51.53465306      September 2005        32.86576216     March 2009 ....
April 2002 ....       51.00498486      October 2005 ..       32.15004285     and thereafter         0.00000000



            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) The Trustee shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trustee may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance or notional amount of any Class of Class A Certificates (other than the Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SECTION 4.02.  ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

SECTION 4.03.  PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
      Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

SECTION 4.04.  STATEMENTS TO CERTIFICATEHOLDERS;
REPORTS TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any
      Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) the Class A-PO Deferred Amount, if any;

            (xxiv) in the case of the Class A-6 Certificates, the Class A-6 Notional Amount;

            (xxv) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate; and

            (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns.

and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $50 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

SECTION 4.05. REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

SECTION 4.06. CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

SECTION 4.07. DETERMINATION OF LIBOR.

            On each Rate Determination Date, the Trustee shall determine LIBOR for the Distribution Date occurring in the second succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

            If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the second succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the second succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.375%.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (704) 383-5272 and make a request therefor.

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01. THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-6, Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance or notional amount of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15,
A-16,  A-17,  A-PO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive  Certificates  are issued  pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders
      shall,   with   respect   to  the   Book-Entry   Certificates,   refer  to
      distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

SECTION 5.02. REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and
(ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

SECTION 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

SECTION 5.04. PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

SECTION 5.05. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

SECTION 5.06. MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

SECTION 5.07. DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

SECTION 5.08. NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

SECTION 6.01. LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

SECTION 6.02. MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

SECTION 6.03. LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04. RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05. COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

SECTION 6.06. ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

SECTION 6.07. INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01. EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

SECTION 7.02. OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 7.03.  DIRECTIONS BY CERTIFICATEHOLDERS AND
DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

SECTION 7.04.  ACTION UPON CERTAIN FAILURES OF THE
MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination  pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

SECTION 7.06. NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01. DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

               The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.02. CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

            (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03. TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

SECTION 8.04. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

SECTION 8.05. TRUSTEE MAY OWN CERTIFICATES.

            The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

SECTION 8.06. THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

SECTION 8.07. ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

SECTION 8.08. RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

SECTION 8.09. SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

SECTION 8.10. MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; PROVIDED, HOWEVER, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

SECTION 8.11. AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The  Authenticating  Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of
resignation  or  upon  such  a   termination,   or  in  case  at  any  time  the
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12. SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii)  no  separate   trustee  or  co-trustee   hereunder  shall  be
      personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

SECTION 8.13. APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

SECTION 8.14. TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L3, Class A-L8, Class A-L9, Class A-L13, Class A-L15, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trustee.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

SECTION 8.15. MONTHLY ADVANCES.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; PROVIDED, HOWEVER, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01. TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

SECTION 9.02. ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01. AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of
Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; PROVIDED, HOWEVER, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

SECTION 10.02. RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No   Certificateholder,   solely  by   virtue   of  its   status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.04. GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.05. NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer, or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

SECTION 10.06. SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07. SPECIAL NOTICES TO RATING AGENCIES .

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or  transfer of the Class B  Certificates  pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any  resignation  of the Master  Servicer  pursuant  to Section
      6.04;

            (v) the  occurrence  of any of the  Events of Default  described  in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

            (iii) the appointment of a successor trustee pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

SECTION 10.08. COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

FSECTION 10.09.  RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

SECTION 11.01. CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.250% per annum.

SECTION 11.02. CUT-OFF DATE.

            The Cut-Off Date for the Certificates is November 1, 1998.

SECTION 11.03. CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $400,314,488.81.

SECTION 11.04. ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage 99.99964530%

SECTION  11.05.   ORIGINAL   PRINCIPAL  BALANCES  OF  THE  CLASSES  OF  CLASS  A
CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                 Original
               CLASS                         PRINCIPAL BALANCE
               -----                         -----------------
         Class A-1                          $    16,657,000.00
         Class A-2                          $    28,665,000.00
         Class A-3                          $    28,038,000.00
         Class A-4                          $    23,454,000.00
         Class A-5                          $    27,241,000.00
         Class A-7                          $    10,540,000.00
         Class A-8                          $    10,379,807.00
         Class A-9                          $     6,278,608.00
         Class A-10                         $     8,314,463.00
         Class A-11                         $     1,289,929.00
         Class A-12                         $       415,193.00
         Class A-13                         $    81,112,000.00
         Class A-14                         $    40,556,000.00
         Class A-15                         $    45,070,920.00
         Class A-16                         $    16,225,531.00
         Class A-17                         $    40,031,449.00
         Class A-PO                         $        32,801.51
         Class A-R                          $            50.00
         Class A-LR                         $            50.00


SECTION 11.05(A). ORIGINAL CLASS A-6 NOTIONAL AMOUNT.

            The Original Class A-6 Notional Amount is $2,345,904.00.

SECTION 11.06. ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $384,269,000.00.

SECTION 11.07. ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 4.00035470%.

SECTION 11.08. ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.49994371%.

SECTION 11.09. ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 1.35029909%.

SECTION 11.10. ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.44993315%.

SECTION 11.11. ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.30003871%.

SECTION 11.12. ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.14989444%.

SECTION 11.13. ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.25024560%.

SECTION 11.14. ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $16,012,687.30.

SECTION  11.15.   ORIGINAL   PRINCIPAL  BALANCES  OF  THE  CLASSES  OF  CLASS  B
CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                    Original
                CLASS                           PRINCIPAL BALANCE
                -----                           -----------------
            Class B-1                          $    6,004,000.00
            Class B-2                          $    5,405,000.00
            Class B-3                          $    1,801,000.00
            Class B-4                          $    1,201,000.00
            Class B-5                          $      600,000.00
            Class B-6                          $    1,001,687.30

SECTION 11.16. ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 2.50041098%.

SECTION 11.17. ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.15011189%.

SECTION 11.18. ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.70017874%.

SECTION 11.19. ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.40014003%.

SECTION 11.20. ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.25024559%.

SECTION 11.21. CLOSING DATE.

            The Closing Date is November 24, 1998.

SECTION 11.22. RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $40,031,448.88 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

SECTION 11.23. WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A (other than the Class A-6, A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. With respect to the Class A-6 Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

SECTION 11.24. SINGLE CERTIFICATE.

            A Single  Certificate for each Class of Class A Certificates  (other than the Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-6 Certificates represents a $2,345,904 Denomination. A Single Certificate for the Class A-7, Class A-8, Class A-9, Class A-10 and Class A-11 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $50 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $32,801.51 Denomination.

SECTION 11.25. SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

SECTION 11.26. MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                NORWEST ASSET SECURITIES CORPORATION
                                 as Seller

                                By:__________________________________
                                 Name:      Alan S. McKenney
                                 Title:     Vice President

                                NORWEST BANK MINNESOTA, NATIONAL
                                ASSOCIATION
                                 as Master Servicer

                                By:__________________________________
                                 Name:      Nancy E. Burgess
                                 Title:     Vice President

                                FIRST UNION NATIONAL BANK
                                as Trustee

                                By:__________________________________
                                 Name:
                                 Title:

Attest:
By: _____________________________
Name: ___________________________
Title: __________________________

STATE OF MARYLAND )

                       ss.:

COUNTY OF FREDERICK )

            On this 24th day of November, 1998, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND )

                      ss.:

COUNTY OF FREDERICK )

            On this 24th day of November, 1998, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )

                    ss.:

COUNTY OF              )

            On this 24th day of November, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )

                    ss.:

COUNTY OF       )

            On this 24th day of November, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates, Series
            1998-30 Applicable Unscheduled Principal Receipt Period





                                      Full Unscheduled     Partial Unscheduled
SERVICER                              PRINCIPAL RECEIPTS   PRINCIPAL RECEIPTS
--------                              ------------------   ------------------
Norwest Mortgage, Inc. (Exhibit F-1)      Prior Month         Prior Month
Norwest Mortgage, Inc. (Exhibit F-2)      Mid-Month           Mid-Month
HomeSide Lending ...................      Prior Month         Prior Month
Hibernia National Bank .............      Mid-Month           Prior Month
FT Mortgage Companies ..............      Mid-Month           Prior Month
SunTrust Mortgage Inc. .............      Prior Month         Prior Month
GMAC Mortgage Corporation ..........      Mid-Month           Prior Month
Bank of Oklahoma, N.A ..............      Mid-Month           Prior Month
Merrill Lynch Credit Corporation ...      Mid-Month           Prior Month
North American Mortgage Company ....      Mid-Month           Prior Month
Bank United ........................      Mid-Month           Prior Month
Countrywide Home Loans, Inc. .......      Prior Month         Prior Month
Charter Bank for Savings ...........      Mid-Month           Prior Month
National City Mortgage Company .....      Mid-Month           Prior Month
Brenton Mortgage, Inc. .............      Mid Month           Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   November 1, 1998

CUSIP No.:                         First Distribution Date:  December 28, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 5.800% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trustee

                                   By____________________________
                                     Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:$
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.              Cut-Off Date:   November 1, 1998

CUSIP No.:                   First Distribution Date:  December 28, 1998

                             Denomination: $(Initial Class A-6 Notional Amount)
Percentage Interest evidenced
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-6 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-6 Certificates each month in an amount equal to the product of (i) 1/12th of 6.250% and (ii) the Class A-6 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, at an issue price of 11.89522% of the initial Class A-6 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-6 Notional Amount is approximately 4.85207035%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 25.96%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 5.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

               Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-12 Certificate will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, at an issue price of 45.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 55.00000000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.12%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-14 Certificates are not entitled to distributions in respect of principal. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee
By ________________________
   Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date:  December 28, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in December 1998 will be 6.22500% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 0.850% plus LIBOR as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.850% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in December 1998 will be 6.3194444% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to
(i) 21.25% minus (ii) the product of 2.77777778 and LIBOR, as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 21.25%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, and based on its issue price of 95.09124% and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.90875772%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.59%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
    DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY ANAUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
 CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                               INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30 CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trustee

                                   By____________________________
                                     Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-30, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-
          to four-family residential mortgage loans, which may include loans
       secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

               DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds.. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, at an issue price of 74.81250% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 25.18750000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 4.82%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trustee

                                   By____________________________
                                     Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date:  December 28, 1998

Percentage Interest evidenced       Denomination:  $50.00
by this Certificate: 100%

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee


                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
 Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-30, CLASS A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date:  December 28, 1998

Percentage Interest evidenced       Denomination:  $50.00
by this Certificate: 100%

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee


                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
 Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30, CLASS B-1

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-
          to four-family residential mortgage loans, which may include loans
       secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, and based on its issue price of 94.97743%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.02256944%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.93%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-
          to four-family residential mortgage loans, which may include loans
       secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, and based on its issue price of 93.07118%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.92881944%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.20%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30, CLASS B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS   CERTIFIES   THAT   _______________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, and based on its issue price of 90.18056%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 9.81944444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.63%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                     By____________________________
                                              Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30, CLASS B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-
          to four-family residential mortgage loans, which may include loans
       secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, and based on its issue price of 73.89931%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 26.10069444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.46%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-
          to four-family residential mortgage loans, which may include loans
       secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, and based on its issue price of 58.30556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 41.69444444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 14.20%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-30, CLASS B-6

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one-
          to four-family residential mortgage loans, which may include loans
       secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   November 1, 1998

CUSIP No.:                          First Distribution Date:  December 28, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 24, 1998, and based on its issue price of 25.61806%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated November 20, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 74.38194444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 31.89%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1998-30 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-30

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Social Security or other Identifying Number of Assignee:
--------------------------------------------------------------------------------


Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor

                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or
otherwise,         in        immediately        available        funds        to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements should be mailed to ___________________________________________________________.

               This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H   T H A T

            WHEREAS, the Seller, the Master Servicer and the Trustee, have entered into a Pooling and Servicing Agreement dated as of November 24, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-30 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1. CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5. CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1. CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                    FIRST UNION NATIONAL BANK

230 South Tryon Street                      By:_________________________________
Charlotte, North Carolina,  28288           Name:_______________________________
                                            Title:______________________________



Address:                                    NORWEST ASSET SECURITIES
                                   CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                  By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


Address:                                    NORWEST BANK MINNESOTA, NATIONAL
                                              ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                  By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

Address:                                    [CUSTODIAN]

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                             -----------------------------------
                                                        Notary Public



[NOTARIAL SEAL]

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             -----------------------------------
                                                        Notary Public


[NOTARIAL SEAL]

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             -----------------------------------
                                                        Notary Public



[NOTARIAL SEAL]

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             -----------------------------------
                                                        Notary Public
[NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]

NASCOR
NMI / 1998-30  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)       (ii)                              (iii)     (iv)      (v)       (vi)       (vii)     (viii)      (ix)
--------  ------------------  -----  -----  --------  --------  --------  ---------  --------  ----------  --------------
                                                                NET                                        CUT-OFF
MORTGAGE                                              MORTGAGE  MORTGAGE  CURRENT    ORIGINAL  SCHEDULED   DATE
LOAN                                 ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY    TERM TO   MATURITY    PRINCIPAL
NUMBER    CITY                STATE  CODE   TYPE      RATE      RATE      PAYMENT    MATURITY  DATE        BALANCE
--------  ------------------  -----  -----  --------  --------  --------  ---------  --------  ----------  --------------
6314481   PUEBLO WEST         CO     81007  SFD          7.375     6.250  $2,404.24      360     1-Oct-28  $  347,835.12
6893179   GLENCOE             IL     60062  SFD          7.375     6.250  $1,961.52      360     1-Sep-28  $  283,566.47
6982445   GURNEE              IL     60031  SFD          6.750     6.250  $2,075.51      360     1-Aug-28  $  319,168.81
7046882   BUFFALO GROVE       IL     60089  SFD          7.375     6.250  $2,254.36      360     1-Oct-28  $  326,151.64
7081572   LAKE FOREST         IL     60045  SFD          7.500     6.250  $2,650.02      360     1-Sep-28  $  378,435.70
7099154   EDEN PRAIRIE        MN     55347  SFD          7.250     6.250  $2,421.73      360     1-Oct-28  $  354,723.06
7101181   CHICAGO             IL     60618  SFD          7.375     6.250  $2,417.37      360     1-Sep-28  $  349,056.50
7143887   WINFIELD            IL     60190  PUD          7.375     6.250  $2,175.63      360     1-Oct-28  $  314,760.31
7149539   LONG GROVE          IL     60047  SFD          7.250     6.250  $2,508.37      360     1-Sep-28  $  367,124.57
7163211   MAHTOMEDI           MN     55115  SFD          7.750     6.250  $2,499.57      360     1-Oct-28  $  348,653.74
7187374   EDEN PRAIRIE        MN     55347  SFD          7.000     6.250  $2,395.09      360     1-Oct-28  $  359,704.91
7194578   MAHTOMEDI           MN     55115  SFD          7.125     6.250  $1,915.38      360     1-Oct-28  $  284,072.65
7194871   ORLAND PARK         IL     60462  SFD          7.375     6.250  $2,037.50      360     1-Oct-28  $  294,713.02
7201609   CARMEL              IN     46032  SFD          7.375     6.250  $1,894.78      360     1-Oct-28  $  274,128.25
7202561   EDEN PRAIRIE        MN     55347  SFD          7.000     6.250  $2,993.86      360     1-Oct-28  $  449,631.14
7202593   CARMEL              IN     46033  PUD          7.250     6.250  $1,847.45      360     1-Oct-28  $  270,605.74
7204275   GURNEE              IL     60031  PUD          6.625     6.250  $1,515.30      360     1-Oct-28  $  236,441.21
7204836   TROY                MI     48098  SFD          7.500     6.250  $2,027.73      360     1-Oct-28  $  289,784.77
7213225   FRANKSVILLE         WI     53126  SFD          7.250     6.250  $2,019.25      360     1-Oct-28  $  295,769.08
7224178   NAPERVILLE          IL     60563  SFD          7.125     6.250  $2,155.90      360     1-Oct-28  $  318,744.10
7229406   EDINA               MN     55436  SFD          7.500     6.250  $2,482.21      360     1-Oct-28  $  354,736.54
7292222   LAKEVILLE           MN     55044  SFD          7.125     6.250  $2,155.90      360     1-Oct-28  $  319,744.10

                                                                                                           $7,137,551.43


(i)       (x)     (xi)     (xii)      (xiii)    (xiv)     (xv)      (xvi)
--------  ------  -------  ---------  --------  --------  --------  --------

MORTGAGE                   MORTGAGE             T.O.P.    MASTER    FIXED
LOAN                       INSURANCE  SERVICE   MORTGAGE  SERVICE   RETAINED
NUMBER    LTV     SUBSIDY  CODE       FEE       LOAN      FEE       YIELD
--------  ------  -------  ---------  --------  --------  --------  --------
6314481   69.62                          0.250              0.017      0.858
6893179   59.17                          0.250              0.017      0.858
6982445   80.00                          0.250              0.017      0.233
7046882   80.00                          0.250              0.017      0.858
7081572   68.91                          0.250              0.017      0.983
7099154   76.34                          0.250              0.017      0.733
7101181   79.73                          0.250              0.017      0.858
7143887   73.43                          0.250              0.017      0.858
7149539   68.38                          0.250              0.017      0.733
7163211   62.30                          0.250              0.017      1.233
7187374   69.23                          0.250              0.017      0.483
7194578   68.51                          0.250              0.017      0.608
7194871   79.73                          0.250              0.017      0.858
7201609   78.38                          0.250              0.017      0.858
7202561   68.49                          0.250              0.017      0.483
7202593   88.79                   01     0.250              0.017      0.733
7204275   79.99                          0.250              0.017      0.108
7204836   78.51                          0.250              0.017      0.983
7213225   75.51                          0.250              0.017      0.733
7224178   79.01                          0.250              0.017      0.608
7229406   50.71                          0.250              0.017      0.983
7292222   80.00                          0.250              0.017      0.608



COUNT:                    22
WAC:             7.261044159
WAM:             358.7174772
WALTV:           72.91942345

                                   EXHIBIT F-2


[Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland]

NASCOR
NMI / 1998-30  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)        (ii)                                        (iii)     (iv)      (v)       (vi)       (vii)     (viii)     (ix)
-----      ---------------------------   -----  -----  --------  --------  --------  ---------  --------  ---------  ---------------
                                                                           NET                                       CUT-OFF
MORTGAGE                                                         MORTGAGE  MORTGAGE  CURRENT    ORIGINAL  SCHEDULED  DATE
LOAN                                            ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY    TERM TO   MATURITY   PRINCIPAL
NUMBER     CITY                          STATE  CODE   TYPE      RATE      RATE      PAYMENT    MATURITY  DATE       BALANCE
--------   ---------------------------   -----  -----  --------  --------  --------  ---------  --------  ---------  ---------------
4719077    RUMSON                        NJ     07760  SFD          7.250     6.250  $3,792.90    360      1-Oct-28     $ 555,566.27
4735946    SHARON                        MA     02067  SFD          7.125     6.250  $2,021.16    360      1-Oct-28     $ 299,760.09
4750148    LAKEWOOD                      WA     98498  LCO          6.875     6.250  $2,759.11    360      1-Apr-28     $ 417,487.12
4761278    PUTNAM VALLEY                 NY     10579  SFD          7.750     6.250  $1,814.31    360      1-Nov-28     $ 253,250.00
4764801    PRIOR LAKE                    MN     55372  SFD          7.125     6.250  $2,073.71    360      1-May-28     $ 306,301.02
4766743    POTOMAC                       MD     20854  SFD          7.750     6.250  $2,579.08    360      1-May-28     $ 358,450.70
4771637    ATLANTIC HIGHLANDS            NJ     07716  SFD          7.000     6.250  $1,804.31    360      1-Nov-28     $ 271,200.00
4771925    TOWN OF RYE VILLAGE OF RY     NY     10573  SFD          7.750     6.250  $1,880.59    360      1-Aug-28     $ 261,940.57
4786539    YORKTOWN HEIGHTS              NY     10598  SFD          6.625     6.250  $1,997.78    360      1-Nov-28     $ 312,000.00
4787300    LAGUNA NIGUEL                 CA     92677  PUD          7.750     6.250  $1,902.07    360      1-Aug-28     $ 264,934.21
4790490    BROOKFIELD                    CT     06804  SFD          6.750     6.250  $1,617.28    360      1-Nov-28     $ 249,350.00
4791732    CHESTERFIELD                  MO     63005  SFD          7.375     6.250  $1,823.38    360      1-Oct-28     $ 263,799.12
4795752    CINCINNATI                    OH     45202  HCO          7.875     6.250  $2,858.94    240      1-Oct-18     $ 344,405.12
4800357    BRIARWOOD                     NY     11435  SFD          7.875     6.250  $1,834.43    360      1-Jul-28     $ 252,196.64
4801404    RANDOLPH                      NJ     07869  SFD          7.000     6.250  $1,663.26    360      1-Nov-28     $ 250,000.00
4802680    BOTHELL                       WA     98011  SFD          6.875     6.250  $1,839.07    360      1-Oct-28     $ 279,714.82
4811665    LOS ANGELES                   CA     90035  SFD          7.500     6.250  $2,587.10    360      1-Sep-28     $ 369,449.08
4813696    GLEN HEAD                     NY     11545  SFD          6.375     6.108  $4,990.96    360      1-Nov-28     $ 800,000.00
4815383    BOISE                         ID     83706  SFD          7.250     6.250  $2,046.53    360      1-Sep-28     $ 299,530.53
4817062    SPARTA                        NJ     07871  SFD          7.250     6.250  $2,128.39    360      1-Sep-28     $ 311,511.75
4818002    SEATTLE                       WA     98177  SFD          7.250     6.250  $1,964.67    360      1-Aug-28     $ 286,815.85
4818003    LITTLETON                     MA     01460  SFD          7.000     6.250  $2,836.19    360      1-Nov-28     $ 426,300.00
4819519    NEW YORK                      NY     10024  COP          7.125     6.250  $2,358.02    360      1-Nov-28     $ 350,000.00
4822209    SAN MATEO                     CA     94402  SFD          7.375     6.250  $4,489.39    360      1-Nov-28     $ 650,000.00
4822544    JERSEY CITY                   NJ     07310  SFD          7.250     6.250  $2,237.54    360      1-Oct-28     $ 327,744.13
4824121    WASHINGTON                    NJ     07853  SFD          7.250     6.250  $2,715.07    360      1-Sep-28     $ 397,377.15
4824716    THOUSAND OAKS                 CA     91362  SFD          7.250     6.250  $3,458.64    360      1-Oct-28     $ 506,604.49
4826036    SAINT LOUIS                   MO     63131  SFD          7.250     6.250  $4,209.03    360      1-Aug-28     $ 615,547.28
4827690    HAMPTON                       VA     23666  SFD          6.875     6.250  $  528.64    240      1-Sep-18     $  68,580.86
4829803    ST LOUIS                      MO     63108  PUD          7.375     6.250  $2,175.63    360      1-Aug-28     $ 314,276.48
4830317    SAN JOSE                      CA     95123  SFD          7.400     6.250  $2,333.32    360      1-Jul-28     $ 335,969.91
4830345    NEWTON                        MA     02162  SFD          7.625     6.250  $2,017.21    360      1-Oct-28     $ 284,793.73
4831119    COTO DE CAZA                  CA     92679  PUD          7.375     6.250  $1,994.32    360      1-Aug-28     $ 288,086.81
4832108    LA CANADA-FLINTRIDGE          CA     91011  SFD          7.250     6.250  $3,970.95    360      1-Aug-28     $ 580,729.47
4832240    GRAND BLANC                   MI     48439  SFD          7.625     6.250  $1,836.38    360      1-Oct-28     $ 259,262.21
4832569    APTOS                         CA     95003  SFD          7.250     6.250  $2,865.15    360      1-Sep-28     $ 419,342.72
4832582    MASSAPEQUA                    NY     11758  SFD          6.875     6.250  $1,313.86    360      1-Nov-28     $ 200,000.00
4834250    BIRMINGHAM                    MI     48009  SFD          7.500     6.250  $1,909.55    360      1-Oct-28     $ 272,897.33
4835490    LOS ALTOS                     CA     94024  SFD          7.125     6.250  $2,829.62    360      1-Nov-28     $ 420,000.00
4835876    LITTLETON                     CO     80122  SFD          7.125     6.250  $1,868.90    360      1-Sep-28     $ 276,955.01
4838373    WARREN                        NJ     07059  SFD          7.500     6.250  $2,587.09    360      1-Oct-28     $ 369,725.41
4839400    VIRGINIA BEACH                VA     23454  SFD          7.000     6.250  $1,929.38    360      1-Sep-28     $ 289,523.18
4839412    FALMOUTH                      MA     02540  SFD          7.375     6.250  $3,094.23    360      1-Sep-28     $ 447,316.11
4840248    THORNVILLE                    OH     43076  SFD          7.000     6.250  $1,995.91    360      1-Oct-28     $ 299,754.09
4841345    GLEN HEAD                     NY     11545  SFD          6.875     6.250  $1,806.56    360      1-Nov-28     $ 275,000.00
4841751    CHAPPAQUA                     NY     10514  SFD          7.125     6.250  $3,031.74    360      1-Nov-28     $ 450,000.00
4842036    SAN ANTONIO                   TX     78230  SFD          7.125     6.250  $2,054.85    360      1-Nov-28     $ 305,000.00
4842063    FORT SALONGA                  NY     11768  SFD          7.500     6.250  $2,167.57    360      1-Oct-28     $ 309,769.93
4842792    PROSPECT                      KY     40059  SFD          7.125     6.250  $1,812.31    360      1-Sep-28     $ 268,568.47
4842814    HOLLIS                        NH     03049  SFD          7.250     6.250  $2,624.05    240      1-Oct-18     $ 330,974.50
4843135    BEVERLY HILLS                 CA     90211  SFD          7.250     6.250  $2,312.58    360      1-Nov-28     $ 339,000.00
4844046    BARNSTABLE                    MA     02648  SFD          7.250     6.250  $2,155.68    360      1-Nov-28     $ 316,000.00
4844064    WESTFIELD                     NJ     07090  SFD          7.125     6.250  $2,593.82    360      1-Nov-28     $ 385,000.00
4844539    CHICAGO                       IL     60637  LCO          7.250     6.250  $1,963.99    360      1-Nov-28     $ 287,900.00
4844837    AGOURA HILLS                  CA     91301  SFD          7.625     6.250  $4,246.76    360      1-Aug-28     $ 598,688.92
4845130    HOLMDEL                       NJ     07733  SFD          7.000     6.250  $1,980.61    360      1-Nov-28     $ 297,700.00
4845206    NORTHPORT                     NY     11768  SFD          7.500     6.250  $2,838.82    360      1-Nov-28     $ 406,000.00
4845403    REDWOOD CITY                  CA     94065  LCO          7.375     6.250  $1,850.32    360      1-Nov-28     $ 267,900.00
4845714    OAKLAND                       NJ     07436  SFD          7.250     6.250  $1,831.64    360      1-Oct-28     $ 268,290.55
4847207    SAN ANTONIO                   TX     78209  SFD          7.000     6.250  $3,113.62    360      1-Nov-28     $ 468,000.00
4848133    UPLAND                        CA     91784  SFD          7.750     6.250  $1,769.54    360      1-Sep-28     $ 246,650.20
4848713    OLD GREENWICH                 CT     06870  SFD          7.500     6.250  $6,292.94    360      1-Nov-28     $ 900,000.00
4849048    NANTUCKET                     MA     02554  SFD          6.875     6.250  $2,622.46    360      1-Oct-28     $ 398,864.63
4850127    TORRANCE                      CA     90505  SFD          7.750     6.250  $1,296.71    360      1-Oct-28     $ 180,872.22
4850741    NEWTON                        MA     02158  SFD          7.000     6.250  $2,095.71    360      1-Nov-28     $ 315,000.00
4850920    LIBERTYVILLE                  IL     60048  SFD          6.750     6.250  $2,711.15    360      1-Nov-28     $ 418,000.00
4851397    FLUSHING                      NY     11363  SFD          7.000     6.250  $1,829.59    360      1-Nov-28     $ 275,000.00
4851779    AGOURA HILLS                  CA     91301  SFD          7.250     6.250  $2,284.95    360      1-Aug-28     $ 334,161.38
4852055    CORDOVA                       TN     38018  SFD          7.250     6.250  $2,389.33    360      1-Nov-28     $ 350,250.00
4852635    BOSTON                        MA     02116  LCO          7.375     6.250  $1,795.76    360      1-Sep-28     $ 259,603.09
4853001    ESSEX FELLS                   NJ     07021  SFD          7.500     6.250  $3,496.08    360      1-Oct-28     $ 499,628.92
4853118    WEST BLOOMFIELD TOWNSHIP      MI     48323  SFD          7.500     6.250  $2,013.74    360      1-Oct-28     $ 287,786.26
4853587    FREMONT                       CA     94539  SFD          7.250     6.250  $2,360.33    360      1-Oct-28     $ 345,730.09
4853654    ARCADIA                       CA     91006  SFD          7.375     6.250  $2,748.89    360      1-Oct-28     $ 397,697.15
4853866    DIX HILLS                     NY     11746  SFD          7.375     6.250  $2,393.90    240      1-Sep-18     $ 298,896.32
4854007    ROSELLE                       IL     60172  SFD          7.500     6.250  $2,359.15    360      1-Oct-28     $ 337,149.60
4854368    ORINDA                        CA     94563  SFD          7.375     6.250  $2,154.91    360      1-Oct-28     $ 311,762.59
4854963    FALLS CHURCH                  VA     22044  SFD          7.375     6.250  $1,857.92    360      1-Oct-28     $ 268,795.31
4855015    BERNARDS TOWNSHIP             NJ     07920  SFD          7.250     6.250  $1,910.09    360      1-Oct-28     $ 279,781.58
4855693    NEW YORK                      NY     10013  HCO          7.125     6.250  $4,951.84    360      1-Nov-28     $ 735,000.00
4855816    RIDGEFIELD                    CT     06877  SFD          6.875     6.250  $2,282.83    360      1-Nov-28     $ 347,500.00
4855956    LAGUNA NIGUEL                 CA     92677  SFD          7.000     6.250  $2,443.99    360      1-Oct-28     $ 367,048.88
4856292    CINCINNATI                    OH     45220  SFD          7.250     6.250  $2,182.96    360      1-Oct-28     $ 319,750.38
4856521    PITTSTOWN                     NJ     08867  SFD          7.125     6.250  $1,866.21    360      1-Nov-28     $ 277,000.00
4857303    TWIN FALLS                    ID     83301  SFD          7.000     6.250  $2,927.34    360      1-Oct-28     $ 437,139.33
4857321    ROCHESTER HILLS               MI     48309  SFD          7.000     6.250  $1,962.65    360      1-Nov-28     $ 295,000.00
4857975    AUSTIN                        TX     78731  SFD          7.125     6.250  $3,132.80    360      1-Nov-28     $ 465,000.00
4858443    NEWTON CENTER                 MA     02159  SFD          6.875     6.250  $2,535.75    360      1-Nov-28     $ 386,000.00
4858610    SAN DIEGO                     CA     92107  SFD          7.125     6.250  $2,455.71    360      1-Sep-28     $ 363,915.28
4858873    PORTLAND                      OR     97223  SFD          7.250     6.250  $2,967.47    360      1-Oct-28     $ 434,660.66
4859741    SAN DIEGO                     CA     92130  SFD          7.500     6.250  $2,876.57    360      1-Oct-28     $ 411,094.68
4859963    MCLEAN                        VA     22102  SFD          7.250     6.250  $3,028.87    360      1-Nov-28     $ 444,000.00
4859987    SAN JOSE                      CA     95135  SFD          7.500     6.250  $2,097.65    360      1-Oct-28     $ 299,777.35
4860252    BAYSIDE                       NY     11361  SFD          7.250     6.250  $1,766.84    360      1-Oct-28     $ 258,797.96
4860282    SAN FRANCISCO                 CA     94131  SFD          7.375     6.250  $2,120.38    360      1-Nov-28     $ 307,000.00
4861323    LINCOLN                       MA     01773  SFD          7.250     6.250  $2,728.71    360      1-Nov-28     $ 400,000.00
4861374    TULSA                         OK     74137  SFD          7.625     6.250  $1,847.34    360      1-Jul-28     $ 260,237.15
4861475    DANVILLE                      CA     94526  SFD          7.500     6.250  $3,455.87    360      1-Sep-28     $ 493,514.09
4861490    HOUSTON                       TX     77007  HCO          7.500     6.250  $1,692.10    360      1-Nov-28     $ 242,000.00
4861606    MISSION VIEJO                 CA     92692  SFD          7.500     6.250  $1,694.90    360      1-Nov-28     $ 242,400.00
4861659    PALO ALTO                     CA     94303  SFD          7.250     6.250  $2,455.84    360      1-Oct-28     $ 359,719.16
4861678    RYE BROOK                     NY     10573  SFD          7.000     6.250  $2,494.89    360      1-Nov-28     $ 375,000.00
4861765    IRVINE                        CA     92604  SFD          7.500     6.250  $2,143.80    360      1-Jul-28     $ 305,681.24
4861883    AVON                          CT     06001  SFD          7.250     6.250  $2,373.98    360      1-Nov-28     $ 348,000.00
4862016    SEDALIA                       CO     80135  SFD          7.125     6.250  $2,358.01    360      1-Nov-28     $ 350,000.00
4862099    SAN JOSE                      CA     95132  SFD          7.375     6.250  $1,961.52    360      1-Oct-28     $ 283,783.90
4862264    HEATHROW                      FL     32746  SFD          7.250     6.250  $1,569.55    353      1-Jul-27     $ 227,073.74
4862271    MIAMI                         FL     33157  SFD          7.750     6.250  $1,706.85    360      1-Mar-28     $ 236,858.35
4862433    REDWOOD CITY                  CA     94061  SFD          7.375     6.250  $2,279.92    360      1-Nov-28     $ 330,100.00
4862510    CARY                          NC     27513  SFD          7.750     6.250  $1,749.13    360      1-Nov-28     $ 244,150.00
4862788    PEOSTA                        IA     52068  SFD          7.250     6.250  $1,637.22    360      1-Oct-28     $ 239,812.78
4862928    BOSTON                        MA     02109  HCO          6.875     6.250  $1,839.41    360      1-Mar-28     $ 278,079.88
4863078    ZIONSVILLE                    IN     46077  SFD          7.250     6.250  $2,455.84    360      1-Nov-28     $ 360,000.00
4863158    HUNTINGTON BEACH              CA     92648  SFD          7.250     6.250  $2,558.17    360      1-Nov-28     $ 375,000.00
4863169    OJAI                          CA     93023  SFD          7.000     6.250  $3,991.82    360      1-Oct-28     $ 599,508.18
4863454    CROTON-ON-THE-HUDSON          NY     10520  SFD          7.625     6.250  $2,114.46    240      1-Jul-18     $ 258,132.79
4864041    PALM HARBOR                   FL     34683  SFD          7.375     6.250  $2,880.12    360      1-Nov-28     $ 417,000.00
4864062    DANVILLE                      CA     94506  SFD          6.875     6.250  $3,402.57    360      1-Oct-28     $ 517,514.85
4864163    LIVERMORE                     CA     94550  SFD          7.625     6.250  $1,773.02    360      1-Oct-28     $ 250,318.70
4864208    LINCOLN                       AL     35096  SFD          7.000     6.250  $2,235.42    360      1-Nov-28     $ 336,000.00
4864236    SARATOGA                      CA     95070  SFD          7.250     6.250  $3,949.81    360      1-Nov-28     $ 579,000.00
4864311    RIVER RIDGE                   LA     70123  SFD          7.250     6.250  $2,728.71    360      1-Sep-28     $ 399,374.03
4864503    ANACORTES                     WA     98221  SFD          7.000     6.250  $1,689.87    360      1-Oct-28     $ 253,791.80
4864735    SAN CLEMENTE                  CA     92672  SFD          7.375     6.250  $2,510.61    360      1-Nov-28     $ 363,500.00
4864847    SAN DIEGO                     CA     92122  SFD          7.500     6.250  $2,349.36    360      1-Sep-28     $ 335,499.72
4864877    BOWLING GREEN                 KY     42103  SFD          7.125     6.250  $1,819.05    360      1-Oct-28     $ 269,784.08
4864959    ATLANTA                       GA     30327  SFD          7.250     6.250  $6,821.77    360      1-Nov-28     $ 998,750.00
4865181    EAGLE                         ID     83616  SFD          8.000     6.250  $1,874.77    360      1-Apr-28     $ 254,275.67
4865247    HIGHLANDS                     NC     28741  SFD          7.375     6.250  $2,510.60    360      1-May-28     $ 361,814.76
4865497    CROTON-ON-HUDSON              NY     10520  SFD          7.500     6.250  $2,524.16    360      1-Oct-28     $ 360,732.09
4865712    LOS GATOS                     CA     95030  SFD          7.375     6.250  $1,899.36    360      1-Nov-28     $ 275,000.00
4865831    LAWRENCEVILLE                 NJ     08648  SFD          7.500     6.250  $2,078.76    360      1-Oct-28     $ 297,079.37
4865963    SAN RAMON                     CA     94583  PUD          7.500     6.250  $1,985.77    360      1-Sep-28     $ 283,577.15
4865981    FAIRFAX STATION               VA     22039  SFD          7.125     6.250  $2,114.13    360      1-Oct-28     $ 313,549.06
4866049    PETALUMA                      CA     94954  SFD          7.500     6.250  $1,090.78    360      1-Sep-28     $ 155,767.72
4866084    LINCOLN                       MA     01773  SFD          7.125     6.250  $3,179.96    360      1-Nov-28     $ 472,000.00
4866403    PLEASANTON                    CA     94566  SFD          7.250     6.250  $2,713.02    360      1-Nov-28     $ 397,700.00
4866807    CINCINNATI                    OH     45227  SFD          7.125     6.250  $2,358.01    360      1-Nov-28     $ 350,000.00
4867041    SANTA MONICA                  CA     90405  SFD          6.875     6.250  $3,284.65    360      1-Nov-28     $ 500,000.00
4867220    PEOSTA                        IA     52068  SFD          7.125     6.250  $2,369.80    360      1-Oct-28     $ 351,468.72
4867311    FREMONT                       CA     94539  SFD          7.250     6.250  $2,803.75    360      1-Oct-28     $ 410,679.38
4867325    SOLVANG                       CA     93463  SFD          7.500     6.250  $2,796.86    360      1-Nov-28     $ 400,000.00
4867384    MOUNTAIN VIEW                 CA     94041  SFD          7.375     6.250  $1,904.37    360      1-Nov-28     $ 275,725.00
4867531    SANTA BARBARA                 CA     93103  SFD          7.375     6.250  $2,624.57    360      1-Nov-28     $ 380,000.00
4867715    GRAHAM                        WA     98338  SFD          7.250     6.250  $1,637.23    360      1-Nov-28     $ 240,000.00
4868025    ANCHORAGE                     AK     99515  SFD          7.250     6.250  $2,799.65    360      1-Oct-28     $ 410,079.85
4868132    ARLINGTON                     TX     76013  SFD          6.750     6.250  $1,991.20    360      1-Nov-28     $ 307,000.00
4868134    CENTERPORT                    NY     11721  SFD          7.250     6.250  $6,814.95    360      1-Nov-28     $ 999,000.00
4868152    EAST GOSHEN TOWNSHIP          PA     19380  SFD          6.875     6.250  $1,878.82    360      1-Oct-28     $ 285,759.72
4868254    WOODLAND HILLS                CA     91364  SFD          7.375     6.250  $2,417.37    360      1-Sep-28     $ 349,465.71
4868291    GREENWICH                     CT     06830  MF2          7.375     6.250  $2,624.57    360      1-Nov-28     $ 380,000.00
4868813    SAN CARLOS                    CA     94070  SFD          7.375     6.250  $2,058.22    360      1-Sep-28     $ 297,545.08
4868951    SARATOGA                      CA     95070  SFD          7.250     6.250  $3,376.78    360      1-Oct-28     $ 494,613.85
4869045    SAN JOSE                      CA     95120  SFD          7.375     6.250  $3,177.11    360      1-Oct-28     $ 459,649.97
4869191    SCHNECKSVILLE                 PA     18078  SFD          7.375     6.250  $1,933.89    360      1-Oct-28     $ 279,786.95
4869195    DANBURY                       CT     06810  SFD          7.250     6.250  $3,888.40    360      1-Oct-28     $ 569,555.35
4869209    NYACK                         NY     10960  SFD          7.375     6.250  $2,414.60    360      1-Oct-28     $ 349,333.99
4869465    PALO ALTO                     CA     94303  SFD          7.250     6.250  $4,434.15    360      1-Oct-28     $ 649,492.93
4869488    BRIARCLIFF MANOR              NY     10510  LCO          7.375     6.250  $2,072.03    360      1-Oct-28     $ 299,771.72
4869536    SPARKS                        NV     89436  SFD          7.125     6.250  $1,805.57    360      1-Oct-28     $ 267,785.68
4869601    WICHITA                       KS     67206  SFD          7.375     6.250  $1,827.53    360      1-Nov-28     $ 264,600.00
4869688    AURORA                        CO     80016  SFD          7.000     6.250  $1,649.95    360      1-Oct-28     $ 247,796.72
4869760    ATLANTA                       GA     30305  SFD          7.000     6.250  $2,155.58    360      1-Oct-28     $ 323,734.42
4869788    SAN RAFAEL                    CA     94901  SFD          7.375     6.250  $2,555.50    360      1-Nov-28     $ 370,000.00
4869850    LAGUNA HILLS                  CA     92653  SFD          7.000     6.250  $2,115.67    360      1-Nov-28     $ 318,000.00
4869999    EVERETT                       WA     98208  SFD          7.125     6.250  $2,075.05    360      1-Nov-28     $ 308,000.00
4870043    BRENTWOOD                     TN     37027  SFD          7.000     6.250  $1,929.37    360      1-Oct-28     $ 289,762.30
4870099    NORTHBROOK                    IL     60062  SFD          7.125     6.250  $2,694.88    360      1-Nov-28     $ 400,000.00
4870604    JACKSON                       WY     83001  SFD          7.000     6.250  $1,773.04    360      1-Nov-28     $ 266,500.00
4870628    LITTLETON                     CO     80123  SFD          7.000     6.250  $1,873.49    360      1-Oct-28     $ 281,369.18
4870755    DALLAS                        TX     75240  SFD          7.375     6.250  $2,287.52    360      1-Nov-28     $ 331,200.00
4870867    LIGHTHOUSE POINT              FL     33064  SFD          7.250     6.250  $2,210.26    360      1-Nov-28     $ 324,000.00
4870868    FORT MYERS BEACH              FL     33931  SFD          7.125     6.250  $1,751.67    360      1-Nov-28     $ 260,000.00
4871048    SUNNYVALE                     CA     94087  SFD          7.125     6.250  $2,088.53    360      1-Nov-28     $ 310,000.00
4871120    SAN FRANCISCO                 CA     94107  LCO          7.250     6.250  $1,937.39    360      1-Nov-28     $ 284,000.00
4871215    SARATOGA                      CA     95070  SFD          7.250     6.250  $4,434.15    360      1-Nov-28     $ 650,000.00
4872030    NEWTON                        MA     02159  SFD          7.250     6.250  $2,796.93    360      1-Nov-28     $ 410,000.00
4872091    ANDOVER                       MA     01810  SFD          7.375     6.250  $1,997.44    360      1-Nov-28     $ 289,200.00
4872159    MILPITAS                      CA     95035  SFD          7.375     6.250  $2,089.30    360      1-Oct-28     $ 302,269.81
4872189    OAKLAND                       NJ     07436  SFD          7.625     6.250  $1,518.93    360      1-Oct-28     $ 214,444.68
4872208    TARRYTOWN                     NY     10591  SFD          6.875     6.250  $2,186.26    360      1-Oct-28     $ 332,520.41
4872250    FOSTER CITY                   CA     94404  SFD          6.875     6.250  $2,200.72    360      1-Oct-28     $ 334,718.55
4872281    WALNUT                        CA     91789  SFD          7.375     6.250  $2,002.96    360      1-Oct-28     $ 289,779.33
4872375    SAN MATEO                     CA     94402  SFD          7.000     6.250  $2,107.68    360      1-Nov-28     $ 316,800.00
4872386    FULLERTON                     CA     92835  SFD          7.250     6.250  $2,319.40    360      1-Oct-28     $ 339,734.77
4872531    BELMONT                       MA     02178  SFD          7.250     6.250  $2,575.90    360      1-Nov-28     $ 377,600.00
4872662    SUPERIOR                      CO     80027  SFD          7.000     6.250  $1,995.91    360      1-Oct-28     $ 299,754.09
4872665    LAKEWOOD                      CO     80228  SFD          7.000     6.250  $2,073.08    360      1-Oct-28     $ 311,344.59
4872675    CALABASAS                     CA     91302  SFD          7.125     6.250  $5,194.37    360      1-Nov-28     $ 771,000.00
4872717    SAN JOSE                      CA     95118  SFD          7.125     6.250  $2,409.22    360      1-Nov-28     $ 357,600.00
4872731    MILL CREEK                    WA     98012  SFD          7.125     6.250  $1,670.82    360      1-Oct-28     $ 247,801.68
4872744    FREMONT                       CA     94539  SFD          7.000     6.250  $2,415.05    360      1-Nov-28     $ 363,000.00
4872771    LAFAYETTE                     CA     94549  SFD          7.125     6.250  $3,099.11    360      1-Oct-28     $ 459,632.14
4872844    SAN JOSE                      CA     95123  SFD          7.500     6.250  $1,862.71    360      1-Nov-28     $ 266,400.00
4873015    LOS ALTOS                     CA     94022  SFD          7.125     6.250  $3,712.19    360      1-Nov-28     $ 551,000.00
4873066    LAFAYETTE                     CA     94549  SFD          7.125     6.250  $2,029.92    360      1-Nov-28     $ 301,300.00
4873250    BRUCE TOWNSHIP                MI     48065  SFD          7.375     6.250  $1,775.04    360      1-Nov-28     $ 257,000.00
4873314    YORBA LINDA                   CA     92886  SFD          7.500     6.250  $1,678.12    360      1-Sep-28     $ 239,642.65
4873520    WALNUT CREEK                  CA     94598  SFD          7.250     6.250  $1,998.78    360      1-Nov-28     $ 293,000.00
4873525    SAN JOSE                      CA     95123  SFD          7.375     6.250  $1,882.09    360      1-Nov-28     $ 272,500.00
4873579    WILTON                        CT     06897  SFD          7.125     6.250  $3,368.60    360      1-Nov-28     $ 500,000.00
4873671    BERKELEY                      CA     94708  SFD          7.250     6.250  $2,122.94    360      1-Nov-28     $ 311,200.00
4873727    HAMPTON BAYS                  NY     11946  SFD          7.000     6.250  $1,821.27    360      1-Nov-28     $ 273,750.00
4873732    REDDING                       CT     06896  SFD          7.250     6.250  $1,978.32    360      1-Nov-28     $ 290,000.00
4873984    RIDGEFIELD                    NJ     07657  SFD          7.375     6.250  $1,933.90    360      1-Nov-28     $ 280,000.00
4873985    SAN JOSE                      CA     95138  SFD          7.125     6.250  $1,990.17    360      1-Nov-28     $ 295,400.00
4874029    SAN JOSE                      CA     95126  SFD          7.375     6.250  $1,947.71    360      1-Nov-28     $ 282,000.00
4874058    VALENCIA                      CA     91354  SFD          7.000     6.250  $1,777.69    360      1-Oct-28     $ 266,980.98
4874101    PLANO                         TX     75093  SFD          6.875     6.250  $2,028.60    360      1-Oct-28     $ 308,540.57
4874195    LAKE IN THE HILLS             IL     60102  SFD          7.000     6.250  $1,716.49    360      1-Nov-28     $ 258,000.00
4874235    SAN RAMON                     CA     94583  SFD          7.500     6.250  $1,783.00    360      1-Nov-28     $ 255,000.00
4874335    PORTOLA VALLEY                CA     94028  SFD          7.250     6.250  $3,633.28    360      1-Nov-28     $ 532,600.00
4874363    SAINT CHARLES                 IL     60174  SFD          7.000     6.250  $1,929.38    360      1-Nov-28     $ 290,000.00
4874428    MILPITAS                      CA     95035  SFD          7.250     6.250  $2,544.52    360      1-Oct-28     $ 372,709.02
4874430    HILLSBOROUGH                  NJ     08502  SFD          7.375     6.250  $2,037.50    360      1-Nov-28     $ 295,000.00
4874557    PLYMOUTH                      MA     02360  SFD          7.000     6.250  $1,826.26    360      1-Nov-28     $ 274,500.00
4875039    SCOTTSDALE                    AZ     85258  SFD          7.000     6.250  $3,344.15    360      1-Oct-28     $ 502,237.97
4875158    GLENDORA                      CA     91741  SFD          7.750     6.250  $2,149.24    360      1-Sep-28     $ 299,575.15
4875178    EAST HAMPTON                  NY     11937  SFD          7.000     6.250  $1,995.91    360      1-Nov-28     $ 300,000.00
4875198    PROVIDENCE                    RI     02906  SFD          7.625     6.250  $2,144.62    360      1-Nov-28     $ 303,000.00
4875218    CUPERTINO                     CA     95014  SFD          7.375     6.250  $2,154.91    360      1-Nov-28     $ 312,000.00
4875219    SAN ANTONIO                   TX     78248  SFD          7.625     6.250  $2,188.50    360      1-Oct-28     $ 308,976.21
4875243    TORRANCE                      CA     90503  LCO          7.250     6.250  $1,889.63    360      1-Nov-28     $ 277,000.00
4875314    SAN DIMAS                     CA     91773  SFD          7.375     6.250  $1,830.29    360      1-Oct-28     $ 264,798.36
4875333    SEATTLE                       WA     98119  SFD          7.125     6.250  $2,058.88    360      1-Oct-28     $ 305,155.62
4875971    YONKERS                       NY     10702  SFD          7.000     6.250  $1,783.02    360      1-Nov-28     $ 268,000.00
4876023    SAN DIEGO                     CA     92124  SFD          7.375     6.250  $2,562.41    360      1-Oct-28     $ 370,717.69
4876044    HIXSON                        TN     37343  SFD          7.250     6.250  $1,650.87    360      1-Oct-28     $ 241,811.22
4876161    GURNEE                        IL     60031  SFD          7.000     6.250  $2,009.22    360      1-Nov-28     $ 302,000.00
4876482    AGOURA HILLS                  CA     91301  SFD          7.500     6.250  $1,664.14    360      1-Nov-28     $ 238,000.00
4876540    DANA POINT                    CA     92624  SFD          7.625     6.250  $1,793.55    360      1-Nov-28     $ 253,400.00
4876575    DANA POINT                    CA     92629  SFD          7.125     6.250  $1,717.99    360      1-Oct-28     $ 254,796.07
4876592    LOS ANGELES                   CA     90077  SFD          7.125     6.250  $3,072.16    360      1-Sep-28     $ 455,268.51
4876761    PLEASANTON                    CA     94588  SFD          7.250     6.250  $3,391.44    360      1-Nov-28     $ 497,150.00
4876764    LEXINGTON                     MA     02420  SFD          7.125     6.250  $3,739.14    360      1-Nov-28     $ 555,000.00
4876957    PLANO                         TX     75025  SFD          7.000     6.250  $1,774.70    360      1-Oct-28     $ 266,531.35
4877341    GLEN ARM                      MD     21057  SFD          6.875     6.250  $1,970.79    360      1-Nov-28     $ 300,000.00
4877468    NASHVILLE                     TN     37204  SFD          7.250     6.250  $2,189.79    360      1-Oct-28     $ 320,749.59
4877715    SAN JOSE                      CA     95148  SFD          7.250     6.250  $2,319.40    360      1-Oct-28     $ 339,734.77
4878067    SAN JOSE                      CA     95118  PUD          7.250     6.250  $1,657.69    360      1-Nov-28     $ 243,000.00
4878117    SEATTLE                       WA     98105  SFD          7.250     6.250  $1,773.66    360      1-Oct-28     $ 259,797.17
4878569    GARDEN CITY                   NY     11530  SFD          6.875     6.250  $2,207.29    360      1-Nov-28     $ 336,000.00
4878639    CHEVY CHASE                   MD     20815  SFD          7.250     6.250  $2,831.04    360      1-Nov-28     $ 415,000.00
4878850    CUPERTINO                     CA     95014  SFD          7.000     6.250  $2,328.56    360      1-Nov-28     $ 350,000.00
4878976    AMHERST                       MA     01002  SFD          7.250     6.250  $1,656.15    360      1-Oct-28     $ 242,585.62
4879381    SCOTTSDALE                    AZ     85259  SFD          6.875     6.250  $2,496.33    360      1-Nov-28     $ 380,000.00
4879644    LONG BEACH                    CA     90803  SFD          7.000     6.250  $2,361.82    360      1-Oct-28     $ 354,709.02
4879801    TETON VILLAGE                 WY     83025  SFD          6.625     6.250  $3,841.87    360      1-Nov-28     $ 600,000.00
4879829    NORTHRIDGE                    CA     91326  SFD          7.500     6.250  $1,810.97    360      1-Nov-28     $ 259,000.00
4879991    BRADENTON BEACH               FL     34209  SFD          6.875     6.250  $2,460.20    360      1-Nov-28     $ 374,500.00
4880066    TOPANGA CANYON                CA     90290  SFD          6.875     6.250  $2,452.97    360      1-Oct-28     $ 372,786.30
4880158    SAN DIEGO                     CA     92101  HCO          7.125     6.250  $2,021.16    360      1-Oct-28     $ 299,760.09
4880581    EUGENE                        OR     97401  SFD          7.000     6.250  $2,128.97    360      1-Sep-28     $ 319,473.87
4880810    MORAGA                        CA     94556  SFD          7.250     6.250  $2,619.56    360      1-Sep-28     $ 383,399.07
4880877    ALAMO                         CA     94507  PUD          7.125     6.250  $1,940.31    360      1-Sep-28     $ 287,538.01
4880966    HILLSBOROUGH                  CA     94010  SFD          7.375     6.250  $3,052.78    360      1-Oct-28     $ 441,663.68
4880988    DALLAS                        TX     75230  SFD          7.250     6.250  $2,455.83    360      1-Oct-28     $ 359,719.17
4881056    CARMEL                        IN     46033  SFD          7.125     6.250  $2,236.75    360      1-Sep-28     $ 330,917.92
4881070    LA HABRA                      CA     90631  PUD          7.375     6.250  $2,027.14    360      1-Oct-28     $ 293,276.66
4881080    YORBA LINDA                   CA     92886  SFD          7.375     6.250  $2,113.47    360      1-Oct-28     $ 305,767.15
4881160    CLAYTON                       CA     94517  SFD          7.125     6.250  $1,653.98    360      1-Oct-28     $ 245,303.68
4881289    SAN JOSE                      CA     95128  SFD          7.250     6.250  $2,357.60    360      1-Oct-28     $ 345,330.40
4881335    EUGENE                        OR     97401  SFD          6.875     6.250  $1,839.40    360      1-Nov-28     $ 280,000.00
4881342    CASTRO VALLEY                 CA     94552  SFD          7.500     6.250  $1,992.77    360      1-Oct-28     $ 284,788.48
4881419    MORGAN HILL                   CA     95037  SFD          7.125     6.250  $1,691.71    360      1-Sep-28     $ 250,697.20
4881486    ANAHEIM                       CA     92807  SFD          7.250     6.250  $2,390.35    360      1-Sep-28     $ 349,851.65
4881529    UNIVERSITY PLACE              WA     98466  SFD          7.125     6.250  $1,913.36    360      1-Sep-28     $ 283,544.43
4881699    AURORA                        CO     80015  SFD          7.375     6.250  $2,059.63    360      1-Oct-28     $ 297,978.09
4881764    THOUSAND OAKS                 CA     91362  LCO          7.250     6.250  $1,773.66    360      1-Nov-28     $ 260,000.00
4881998    CHARLESTOWN                   RI     02813  SFD          7.125     6.250  $2,021.16    360      1-Oct-28     $ 299,760.09
4882053    SACRAMENTO                    CA     95818  SFD          7.000     6.250  $1,756.40    360      1-Sep-28     $ 263,565.94
4882129    CANTON                        MI     48188  SFD          7.375     6.250  $1,712.87    360      1-Aug-28     $ 247,430.40
4882181    WAYNE                         NJ     07470  LCO          7.375     6.250  $1,716.68    360      1-Oct-28     $ 248,360.87
4882257    SAN JOSE                      CA     95131  SFD          7.375     6.250  $2,541.68    360      1-Sep-28     $ 367,438.25
4882311    IRVINE                        CA     92614  PUD          7.375     6.250  $2,493.34    360      1-Oct-28     $ 360,725.31
4882328    SCOTTSDALE                    AZ     85255  SFD          7.250     6.250  $1,884.85    360      1-Sep-28     $ 275,346.09
4882358    SALEM                         OR     97304  SFD          7.250     6.250  $2,142.72    360      1-Sep-28     $ 313,608.45
4882374    SAN RAFAEL                    CA     94903  SFD          7.250     6.250  $1,889.63    360      1-Sep-28     $ 276,566.52
4882378    SAN FRANCISCO                 CA     94114  SFD          7.125     6.250  $2,647.71    360      1-Aug-28     $ 392,051.57
4882382    PLEASANT HILL                 CA     94523  SFD          7.375     6.250  $1,726.69    360      1-Aug-28     $ 249,425.78
4882477    ALPHARETTA                    GA     30005  SFD          7.625     6.250  $1,802.76    360      1-Oct-28     $ 254,515.65
4882483    ALISO VIEJO                   CA     92656  SFD          7.250     6.250  $1,807.77    360      1-Oct-28     $ 264,793.28
4882520    FOUNTAIN VALLEY               CA     92708  SFD          7.125     6.250  $1,728.77    360      1-Oct-28     $ 256,394.79
4882585    SAN RAMON                     CA     94583  PUD          7.125     6.250  $2,155.90    360      1-Sep-28     $ 319,486.69
4882644    RYE                           NY     10580  SFD          6.875     6.250  $3,063.92    360      1-Nov-28     $ 466,400.00
4882647    ROSEVILLE                     CA     95661  SFD          7.125     6.250  $2,021.16    360      1-Oct-28     $ 299,760.09
4882835    VALENCIA                      CA     91354  SFD          7.375     6.250  $2,729.55    360      1-Sep-28     $ 394,596.72
4882854    GREAT FALLS                   VA     22066  SFD          7.000     6.250  $1,797.10    360      1-Nov-28     $ 270,117.00
4882937    STEAMBOAT SPRINGS             CO     80487  SFD          7.625     6.250  $5,308.46    360      1-Nov-28     $ 750,000.00
4883178    AGOURA HILLS                  CA     91301  SFD          7.250     6.250  $2,455.83    360      1-Sep-28     $ 359,436.65
4883206    REDWOOD CITY                  CA     94062  SFD          7.000     6.250  $1,809.62    360      1-Sep-28     $ 271,552.79
4883207    LOS ANGELES                   CA     90024  SFD          7.750     6.250  $2,034.61    360      1-Sep-28     $ 283,597.81
4883228    IRVINE                        CA     92614  SFD          7.000     6.250  $2,230.09    360      1-Sep-28     $ 334,648.89
4883251    SHELBY TOWNSHIP               MI     48316  SFD          7.125     6.250  $1,781.99    360      1-Sep-28     $ 264,075.69
4883255    EAST HAMPTON                  NY     11937  SFD          7.000     6.250  $1,995.91    360      1-Nov-28     $ 300,000.00
4883282    ANAHEIM                       CA     92807  SFD          7.375     6.250  $1,659.69    360      1-Oct-28     $ 240,117.16
4883306    FAIR OAKS                     CA     95628  SFD          7.125     6.250  $3,098.43    360      1-Sep-28     $ 459,162.27
4883307    WOODLAND HILLS                CA     91367  SFD          7.375     6.250  $2,659.10    360      1-Sep-28     $ 384,412.29
4883319    LONG BEACH                    CA     90814  SFD          7.375     6.250  $2,279.23    360      1-Sep-28     $ 329,496.25
4883413    FOSTER CITY                   CA     94404  SFD          7.125     6.250  $3,045.21    360      1-Sep-28     $ 451,274.94
4883507    NOBLESVILLE                   IN     46060  SFD          7.500     6.250  $2,337.30    360      1-Oct-28     $ 334,026.92
4883540    FOSTER CITY                   CA     94404  SFD          7.500     6.250  $1,762.02    360      1-Oct-28     $ 251,812.98
4883731    CARMEL                        IN     46033  SFD          7.000     6.250  $2,321.91    360      1-Oct-28     $ 348,713.92
4883763    MISSION VIEJO                 CA     92691  SFD          7.250     6.250  $1,882.81    360      1-Nov-28     $ 276,000.00
4883834    LONG BEACH                    CA     90807  SFD          7.500     6.250  $2,422.43    360      1-Nov-28     $ 346,450.00
4883911    SAN JOSE                      CA     95121  SFD          7.250     6.250  $2,008.33    360      1-Nov-28     $ 294,400.00
4883938    PLAINVIEW                     NY     11803  SFD          6.875     6.250  $1,786.85    360      1-Nov-28     $ 272,000.00
4883944    NEW HAVEN                     CT     06515  SFD          7.375     6.250    $759.74    360      1-Oct-28     $ 109,916.31
4884163    AGOURA                        CA     91301  SFD          7.000     6.250  $2,192.84    360      1-Sep-28     $ 329,058.08
4884202    SAN CARLOS                    CA     94070  SFD          7.375     6.250  $2,154.91    360      1-Sep-28     $ 311,523.73
4884295    SEBASTOPOL                    CA     95472  SFD          7.250     6.250  $1,964.67    360      1-Oct-28     $ 287,775.33
4884410    BROOKFIELD                    WI     53045  SFD          7.000     6.250  $1,816.28    360      1-Nov-28     $ 273,000.00
4884693    SAN DIEGO                     CA     92130  SFD          7.375     6.250  $3,885.05    360      1-Oct-28     $ 562,071.99
4884719    ZEPHYR COVE                   NV     89448  SFD          7.250     6.250  $1,719.08    360      1-Oct-28     $ 251,803.42
4884911    CLIFFSIDE PARK                NJ     07010  SFD          7.750     6.250    $642.63    360      1-Nov-28      $ 89,700.00
4885175    BENTONVILLE                   AR     72712  SFD          7.500     6.250  $2,473.12    360      1-Sep-28     $ 353,173.37
4885658    HARTFIELD                     VA     23071  SFD          7.125     6.250  $3,065.42    360      1-Nov-28     $ 455,000.00
4885754    TARPON SPRINGS                FL     34689  SFD          7.250     6.250  $2,609.33    360      1-Nov-28     $ 382,500.00
4885969    TUSTIN                        CA     92782  SFD          7.000     6.250  $2,370.15    360      1-Oct-28     $ 355,957.98
4885975    HUNTINGTON BEACH              CA     92648  SFD          7.375     6.250  $2,203.26    360      1-Oct-28     $ 318,757.27
4886139    PLEASANT HILL                 CA     94523  SFD          7.375     6.250  $1,640.36    360      1-Oct-28     $ 237,319.28
4886158    DOVE CANYON                   CA     92679  SFD          7.375     6.250  $1,982.24    360      1-Oct-28     $ 286,781.62
4886168    FALLBROOK                     CA     92028  SFD          7.125     6.250  $1,785.36    360      1-Oct-28     $ 264,788.08
4886269    MOUNTAIN VIEW                 CA     94043  LCO          7.125     6.250  $1,913.37    360      1-Nov-28     $ 284,000.00
4886376    MANHATTAN BEACH               CA     90266  SFD          7.250     6.250  $2,138.63    360      1-Oct-28     $ 313,255.43
4887369    ANNAPOLIS                     MD     21401  LCO          7.375     6.250    $654.07    360      1-Nov-28      $ 94,700.00
4887443    FULLERTON                     CA     92835  SFD          7.375     6.250  $1,891.07    360      1-Oct-28     $ 273,591.66
4887569    MISSION VIEJO                 CA     92692  SFD          7.250     6.250  $2,112.02    360      1-Oct-28     $ 309,358.48
4887602    NEW ORLEANS                   LA     70116  SFD          6.875     6.250  $2,084.11    360      1-Nov-28     $ 317,250.00
4887712    LONG BEACH                    CA     90803  SFD          7.375     6.250  $4,040.45    360      1-Oct-28     $ 584,554.87
4887723    RANCHO SANTA FE AREA          CA     92067  SFD          7.000     6.250  $2,228.77    360      1-Oct-28     $ 334,725.40
4888506    THOUSAND OAKS                 CA     91360  SFD          7.375     6.250  $1,878.64    360      1-Nov-28     $ 272,000.00
4888543    YORBA LINDA                   CA     92887  SFD          7.375     6.250  $2,320.67    360      1-Aug-28     $ 335,228.26
4888557    LOS ANGELES                   CA     90230  SFD          6.875     6.250  $1,924.81    360      1-Oct-28     $ 292,753.84
4888572    LOS ANGELES                   CA     90027  SFD          7.875     6.250  $3,045.29    360      1-Sep-28     $ 419,420.03
4888596    RANCHO PALOS VERDES           CA     90275  SFD          7.250     6.250  $2,592.27    360      1-Oct-28     $ 379,703.56
4888599    SAN JUAN CAPISTRANO           CA     92675  SFD          7.625     6.250  $3,317.78    360      1-Sep-28     $ 468,069.31
4888604    GLENDALE                      CA     91202  SFD          6.875     6.250  $3,409.47    360      1-Oct-28     $ 518,563.97
4888629    GLENBROOK                     NV     89413  PUD          6.875     6.250  $2,378.09    360      1-Oct-28     $ 361,695.87
4888652    YORBA LINDA                   CA     92886  SFD          7.250     6.250  $1,869.17    360      1-Oct-28     $ 273,786.25
4888658    ANAHEIM                       CA     92807  SFD          7.250     6.250  $1,705.45    360      1-Oct-28     $ 249,804.97
4888990    CUPERTINO                     CA     95014  SFD          7.500     6.250  $2,048.70    360      1-Oct-28     $ 292,782.55
4889139    ZEPHYR COVE                   NV     89449  SFD          7.000     6.250  $5,322.42    360      1-Nov-28     $ 800,000.00
4889302    HUNTINGTON BEACH              CA     92646  SFD          7.375     6.250  $1,892.45    360      1-Oct-28     $ 273,791.51
4889385    RANCHO SANTA MARGARITA        CA     92688  PUD          7.375     6.250  $1,678.35    360      1-Oct-28     $ 242,815.09
4889393    SANTA MONICA                  CA     90405  SFD          7.125     6.250  $1,589.98    360      1-Oct-28     $ 235,811.27
4889397    MILLBRAE                      CA     94030  SFD          7.250     6.250  $1,794.13    360      1-Oct-28     $ 262,794.83
4889415    LOS ANGELES                   CA     90046  SFD          7.375     6.250  $2,108.64    360      1-Oct-28     $ 305,067.68
4889592    MONTROSE                      NY     10548  SFD          7.000     6.250  $2,185.52    360      1-Nov-28     $ 328,500.00
4889730    UNION CITY                    CA     94587  SFD          7.250     6.250  $1,760.01    360      1-Oct-28     $ 257,798.74
4889745    MORAGA                        CA     94556  SFD          7.625     6.250  $2,781.63    360      1-Sep-28     $ 392,429.30
4889764    MAMARONECK                    NY     10543  SFD          7.375     6.250  $3,867.78    360      1-Oct-28     $ 559,573.89
4889802    COHASSET                      MA     02025  SFD          7.375     6.250  $2,092.75    360      1-Oct-28     $ 302,769.44
4889807    NEW CITY                      NY     10956  SFD          7.250     6.250  $1,904.64    360      1-Oct-28     $ 278,982.20
4889931    CUPERTINO                     CA     95014  SFD          7.125     6.250  $4,042.32    360      1-Nov-28     $ 600,000.00
4890054    FARMINGTON                    CT     06032  SFD          7.375     6.250  $2,386.98    360      1-Oct-28     $ 345,337.02
4890198    WELLESLEY                     MA     02181  SFD          7.375     6.250  $3,626.05    360      1-Oct-28     $ 524,600.52
4890218    THOUSAND OAKS                 CA     91362  SFD          7.375     6.250  $2,652.20    360      1-Oct-28     $ 383,707.80
4890219    REDONDO BEACH                 CA     90278  SFD          7.375     6.250  $2,302.03    360      1-Oct-28     $ 333,046.38
4890291    MALIBU                        CA     90265  SFD          7.000     6.250  $3,526.11    360      1-Oct-28     $ 528,365.56
4890297    TORRANCE                      CA     90505  SFD          7.250     6.250  $1,677.14    360      1-Oct-28     $ 245,658.20
4890337    LONG BEACH                    CA     90808  SFD          7.250     6.250  $2,053.36    360      1-Oct-28     $ 300,765.18
4890342    SAINT LOUIS                   MO     63108  SFD          7.125     6.250  $3,171.20    360      1-Sep-28     $ 469,944.93
4890353    LOS ANGELES                   CA     91602  SFD          7.375     6.250  $1,740.51    360      1-Oct-28     $ 251,808.24
4891177    LAGUNA NIGUEL                 CA     92677  SFD          7.125     6.250  $2,046.42    360      1-Sep-28     $ 303,262.75
4891414    FREMONT                       CA     94539  SFD          7.250     6.250  $2,561.57    360      1-Sep-28     $ 374,912.38
4891510    BETHESDA                      MD     20817  SFD          6.875     6.250  $4,270.04    360      1-Nov-28     $ 650,000.00
4891633    LOS ANGELES TARZANA AREA      CA     91356  SFD          7.500     6.250  $2,332.58    360      1-Sep-28     $ 333,103.30
4891879    TUMWATER                      WA     98512  SFD          7.125     6.250  $2,425.39    360      1-Oct-28     $ 359,712.11
4891968    SAN JOSE                      CA     95120  SFD          7.250     6.250  $2,728.71    360      1-Oct-28     $ 399,687.96
4891977    MILPITAS                      CA     95035  SFD          7.375     6.250  $1,899.36    360      1-Oct-28     $ 274,790.74
4892084    SAN MATEO                     CA     94404  SFD          7.250     6.250  $1,657.35    360      1-Oct-28     $ 242,760.47
4892140    SAN JOSE                      CA     95124  SFD          7.500     6.250  $1,957.80    360      1-Oct-28     $ 279,792.20
4892145    IRVINE                        CA     92620  SFD          7.375     6.250  $2,002.96    360      1-Oct-28     $ 289,779.33
4892200    CHESTNUT RIDGE                NY     10977  SFD          7.500     6.250  $2,045.20    360      1-Oct-28     $ 292,282.93
4892205    WILLITS                       CA     95490  SFD          7.000     6.250    $649.34    360      1-Oct-28      $ 97,519.99
4892263    LOS ANGELES                   CA     90045  SFD          7.125     6.250  $2,856.57    360      1-Oct-28     $ 423,660.93
4892271    OJAI                          CA     93023  SFD          7.250     6.250  $3,483.20    360      1-Oct-28     $ 510,201.68
4892289    ANAHEIM                       CA     92807  SFD          7.375     6.250  $1,949.09    360      1-Oct-28     $ 281,985.27
4892296    DISCOVERY BAY                 CA     94514  SFD          7.250     6.250  $1,705.44    360      1-Oct-28     $ 249,804.98
4892343    LOS GATOS                     CA     95030  SFD          6.875     6.250  $2,851.08    360      1-Sep-28     $ 433,268.66
4892434    CHARLOTTE                     NC     28226  SFD          7.375     6.250  $2,134.19    360      1-Nov-28     $ 309,000.00
4892760    KENTFIELD                     CA     94904  SFD          7.375     6.250  $2,562.41    360      1-Sep-28     $ 370,433.65
4892859    SCARSDALE                     NY     10583  SFD          7.000     6.250  $2,095.70    360      1-Nov-28     $ 315,000.00
4892872    SANTA ANA AREA                CA     92705  SFD          7.250     6.250  $3,376.78    360      1-Oct-28     $ 494,613.85
4893199    MIAMI                         FL     33156  SFD          6.375     6.108  $3,368.90    360      1-Nov-28     $ 540,000.00
4893344    SAN FRANCISCO                 CA     94127  SFD          7.500     6.250  $2,740.92    360      1-Oct-28     $ 391,709.08
4893347    CAMPBELL                      CA     95008  SFD          7.625     6.250  $2,034.91    360      1-Oct-28     $ 287,291.91
4893692    FAIRFIELD                     CT     06430  SFD          7.250     6.250  $2,305.76    360      1-Oct-28     $ 337,736.33
4893725    NEW CITY                      NY     10956  SFD          7.500     6.250  $1,699.09    360      1-Nov-28     $ 243,000.00
4894463    KAILUA KONA                   HI     96740  SFD          7.250     6.250  $1,378.00    360      1-Oct-28     $ 201,842.42
4894885    SHERMAN OAKS                  CA     91403  SFD          7.500     6.250  $3,029.70    360      1-Oct-28     $ 432,978.43
4894914    NAVOTA                        CA     94949  PUD          7.500     6.250  $1,877.39    360      1-Oct-28     $ 268,300.73
4894948    STONY POINT                   NY     10980  SFD          6.875     6.250  $2,685.53    360      1-Oct-28     $ 408,456.56
4894967    MILL VALLEY                   CA     94941  SFD          7.500     6.250  $4,240.04    360      1-Oct-28     $ 605,949.96
4894968    SAN FRANCISCO                 CA     94134  SFD          7.500     6.250  $1,887.88    360      1-Sep-28     $ 269,597.99
4894981    SAN DIEGO                     CA     92131  SFD          7.500     6.250  $2,013.74    360      1-Sep-28     $ 287,571.19
4894998    SAN ANSELMO                   CA     94960  SFD          7.500     6.250  $2,482.21    360      1-Sep-28     $ 354,471.43
4895059    CONCORD                       CA     94520  PUD          7.625     6.250  $1,924.49    360      1-Oct-28     $ 271,703.21
4895062    BELMONT                       CA     94002  SFD          7.625     6.250  $2,542.40    360      1-Sep-28     $ 358,678.38
4895079    SAN JOSE                      CA     95127  SFD          7.500     6.250  $2,552.13    360      1-Sep-28     $ 364,456.55
4895098    LOS GATOS                     CA     95030  SFD          7.500     6.250  $4,146.34    360      1-Oct-28     $ 592,559.91
4895148    UNION CITY                    CA     94587  SFD          7.625     6.250  $1,981.82    360      1-Sep-28     $ 279,593.40
4895166    GREAT FALLS                   VA     22066  SFD          7.250     6.250  $2,121.57    360      1-Nov-28     $ 311,000.00
4895186    TORRANCE                      CA     90503  SFD          7.625     6.250  $1,811.95    360      1-Sep-28     $ 255,628.25
4895214    ANAHEIM HILLS                 CA     92807  SFD          7.500     6.250  $2,859.79    360      1-Sep-28     $ 408,391.02
4895225    TOLUCA LAKE                   CA     91602  LCO          7.500     6.250  $1,789.99    360      1-Sep-28     $ 255,618.83
4895239    THOUSAND OAKS                 CA     91362  SFD          7.500     6.250  $2,013.74    360      1-Sep-28     $ 287,571.19
4895245    CALABASAS                     CA     91302  SFD          7.625     6.250  $1,907.50    360      1-Oct-28     $ 269,212.45
4895264    EL SEGUNDO                    CA     90245  SFD          7.500     6.250  $3,237.36    360      1-Sep-28     $ 462,310.63
4895282    TRABUCO CANYON                CA     92679  PUD          7.625     6.250  $1,698.71    360      1-Sep-28     $ 239,651.48
4895288    FREMONT                       CA     94536  SFD          7.500     6.250  $1,922.84    360      1-Oct-28     $ 274,795.91
4895301    YORBA LINDA                   CA     92887  SFD          7.500     6.250  $2,034.71    360      1-Oct-28     $ 290,784.04
4895312    DOWNEY                        CA     90241  SFD          7.500     6.250  $1,699.09    360      1-Oct-28     $ 242,819.66
4895863    TORRANCE                      CA     90505  SFD          7.500     6.250  $2,405.30    360      1-Oct-28     $ 343,744.70
4896249    REDMOND                       WA     98053  SFD          7.875     6.250  $1,976.54    360      1-Nov-28     $ 272,600.00
4896399    SAN DIEGO                     CA     92121  SFD          7.250     6.250  $2,012.43    360      1-Oct-28     $ 294,769.87
4896482    SOUTH SAN FRANCISCO           CA     94080  SFD          7.625     6.250  $1,739.05    360      1-Sep-28     $ 245,343.20
4896498    LAGUNA NIGUEL                 CA     92677  PUD          7.250     6.250  $1,893.04    360      1-Oct-28     $ 277,283.53
4896531    OKEMOS                        MI     48864  SFD          7.625     6.250  $2,719.34    360      1-Sep-28     $ 383,642.09
4896570    TIBURON                       CA     94920  SFD          7.500     6.250  $2,691.98    360      1-Oct-28     $ 384,714.27
4896598    PASADENA                      CA     91105  SFD          7.625     6.250  $2,346.34    360      1-Oct-28     $ 331,260.07
4896632    PLEASANTON                    CA     94566  SFD          7.500     6.250  $2,041.71    360      1-Sep-28     $ 291,565.23
4896656    SAN JOSE                      CA     95118  SFD          7.500     6.250  $1,929.83    360      1-Sep-28     $ 275,589.06
4896657    ORANGE                        CA     92613  SFD          7.500     6.250  $2,237.49    360      1-Sep-28     $ 319,523.54
4896701    ORANGE                        CA     92869  SFD          7.500     6.250  $2,104.64    360      1-Oct-28     $ 300,776.61
4896702    FREMONT                       CA     94539  SFD          7.500     6.250  $2,160.57    360      1-Oct-28     $ 308,770.68
4896727    DANVILLE                      CA     94506  SFD          7.500     6.250  $2,251.48    360      1-Oct-28     $ 321,761.02
4896728    SUNNYVALE                     CA     94087  SFD          7.500     6.250  $2,237.49    360      1-Sep-28     $ 319,523.54
4896746    CORTE MADERA                  CA     94925  SFD          7.500     6.250  $2,608.07    360      1-Oct-28     $ 372,723.18
4896758    TORRANCE                      CA     90503  SFD          7.500     6.250  $2,237.49    360      1-Sep-28     $ 319,523.54
4896764    BODEGA BAY                    CA     94923  SFD          7.625     6.250  $2,916.11    360      1-Oct-28     $ 411,701.81
4896778    FOOTHILL RANCH                CA     92610  SFD          7.500     6.250  $1,999.75    360      1-Sep-28     $ 285,574.18
4896790    SUNNYVALE                     CA     94087  SFD          7.500     6.250  $2,342.37    360      1-Sep-28     $ 334,501.21
4896805    SAN RAFAEL                    CA     94901  SFD          7.500     6.250  $2,076.67    360      1-Oct-28     $ 296,779.58
4896820    THOUSAND OAKS                 CA     91362  SFD          7.500     6.250  $2,387.82    360      1-Oct-28     $ 341,246.56
4896822    OAKLAND                       CA     94611  SFD          7.500     6.250  $4,011.39    360      1-Sep-28     $ 572,845.81
4896834    PLAYA DEL REY AREA LOS AN     CA     90293  SFD          7.500     6.250  $2,782.87    360      1-Sep-28     $ 397,407.41
4897243    SAN RAMON                     CA     94583  SFD          7.500     6.250  $2,584.30    360      1-Sep-28     $ 369,049.69
4897256    SARATOGA                      CA     95070  PUD          7.500     6.250  $2,522.77    360      1-Sep-28     $ 360,262.79
4897308    DAVIS                         CA     95616  PUD          7.625     6.250  $1,690.92    360      1-Sep-28     $ 238,553.09
4897384    SAN MARINO                    CA     91108  SFD          7.625     6.250  $2,569.29    360      1-Sep-28     $ 362,472.88
4897414    SUNNYVALE                     CA     94087  SFD          7.500     6.250  $3,020.61    360      1-Sep-28     $ 431,356.78
4897440    PLAYA DEL REY                 CA     90293  SFD          7.500     6.250  $2,027.72    360      1-Oct-28     $ 289,784.78
4897475    UNION CITY                    CA     94587  SFD          7.500     6.250  $2,003.25    360      1-Sep-28     $ 286,073.42
4897491    TUSTIN                        CA     92780  SFD          7.500     6.250  $1,650.15    360      1-Sep-28     $ 235,648.61
4897510    DANVILLE                      CA     94526  PUD          7.500     6.250  $2,726.94    360      1-Sep-28     $ 389,419.32
4897577    LOS ANGELES                   CA     90049  SFD          7.250     6.250  $2,592.27    360      1-Sep-28     $ 379,405.34
4897601    CHINO HILLS                   CA     91709  SFD          6.875     6.250  $2,746.30    360      1-Oct-28     $ 417,698.78
4897613    SAN JOSE                      CA     95128  SFD          7.500     6.250  $1,887.88    360      1-Sep-28     $ 269,597.99
4897626    RANCHO PALOS VERDES           CA     90275  SFD          7.500     6.250  $2,615.06    360      1-Sep-28     $ 373,443.15
4897644    KENT                          WA     98031  SFD          7.500     6.250  $1,838.93    360      1-Sep-28     $ 262,608.43
4897651    SANTA MONICA                  CA     90405  SFD          7.250     6.250  $2,762.82    360      1-Oct-28     $ 404,684.06
4897657    TUSTIN                        CA     92780  SFD          7.375     6.250  $1,848.25    360      1-Oct-28     $ 267,396.38
4897666    LA CANADA FLINTRIDGE          CA     91011  SFD          7.000     6.250  $2,719.43    360      1-Oct-28     $ 408,414.95
4897808    COSTA MESA                    CA     92627  SFD          7.375     6.250  $2,244.70    360      1-Oct-28     $ 324,752.70
4897822    WESTLAKE VILLAGE              CA     91361  SFD          7.375     6.250  $2,253.33    360      1-Oct-28     $ 326,001.75
4897836    BRAWLEY                       CA     92227  SFD          7.375     6.250  $1,787.13    360      1-Oct-28     $ 258,553.11
4897923    LOS ANGELES                   CA     90056  SFD          7.500     6.250  $2,574.86    360      1-Oct-28     $ 367,976.71
4897941    MIDWAY                        GA     31320  SFD          7.250     6.250  $2,046.53    360      1-Oct-28     $ 299,765.97
4898163    COLUMBIA                      MD     21046  SFD          7.250     6.250  $1,695.55    360      1-Oct-28     $ 248,356.11
4898175    HENDERSONVILLE                NC     28791  SFD          7.125     6.250  $1,751.67    360      1-Sep-28     $ 259,582.93
4898442    ANKENY                        IA     50021  SFD          7.250     6.250  $1,903.28    360      1-Jul-28     $ 278,121.46
4898643    LIGHTHOUSE PIONT              FL     33064  SFD          6.750     6.250  $1,816.08    360      1-Oct-28     $ 279,758.92
4898993    FREMONT                       CA     94538  SFD          7.250     6.250  $3,179.97    360      1-Oct-28     $ 465,786.36
4899202    NORTHRIDGE                    CA     91326  SFD          7.500     6.250  $1,873.89    360      1-Oct-28     $ 267,801.11
4899458    ENGLEWOOD CLIFFS BOROUGH      NJ     07632  SFD          7.000     6.250  $2,767.66    360      1-Oct-28     $ 415,659.01
4899516    LITTLETON                     CO     80123  SFD          7.125     6.250  $2,155.90    360      1-Oct-28     $ 319,744.10
4899643    LANDING                       NJ     07850  SFD          7.375     6.250  $1,647.26    360      1-Oct-28     $ 238,318.53
4899970    EDMONDS                       WA     98020  SFD          7.000     6.250  $2,122.31    360      1-Oct-28     $ 318,738.53
4900069    WALNUT CREEK                  CA     94598  SFD          7.250     6.250  $2,123.27    360      1-Oct-28     $ 311,007.20
4900136    TIBURON                       CA     94920  SFD          7.250     6.250  $1,978.31    360      1-Oct-28     $ 289,773.78
4900300    FOLSOM                        CA     95630  SFD          7.000     6.250  $1,646.62    360      1-Oct-28     $ 247,297.13
4900610    TOWNSHIP OF CHATHAM           NJ     07928  SFD          7.250     6.250  $1,856.27    360      1-Oct-28     $ 271,897.73
4900630    WEST LINN                     OR     97068  SFD          7.000     6.250  $2,095.70    360      1-Sep-28     $ 314,482.10
4900713    SAN JOSE                      CA     95112  SFD          7.125     6.250  $1,913.36    360      1-Oct-28     $ 283,772.89
4900806    LAS VEGAS                     NV     89134  SFD          7.125     6.250  $2,220.58    360      1-Aug-28     $ 328,804.56
4900808    YORBA LINDA                   CA     92887  SFD          7.125     6.250  $1,755.04    360      1-Nov-28     $ 260,500.00
4900822    TUSTIN                        CA     92705  SFD          7.125     6.250  $3,158.06    360      1-Nov-28     $ 468,750.00
4900920    GLENDALE                      CA     91207  SFD          7.250     6.250  $2,285.29    360      1-Oct-28     $ 334,738.67
4900926    RALEIGH                       NC     27614  SFD          6.875     6.250  $2,552.17    360      1-Oct-28     $ 388,173.62
4900961    LEAWOOD                       KS     66209  SFD          7.000     6.250  $1,556.81    360      1-Aug-28     $ 233,421.21
4900968    LOS ALAMITOS                  CA     90720  SFD          7.000     6.250  $1,780.35    360      1-Oct-28     $ 267,380.65
4900972    KAILUA                        HI     96734  SFD          7.250     6.250  $2,524.74    360      1-Oct-28     $ 369,811.29
4900980    SAN JOSE                      CA     95153  SFD          6.875     6.250  $2,093.63    360      1-Oct-28     $ 318,432.26
4901015    SAN FRANCISCO                 CA     94133  LCO          7.125     6.250  $1,819.04    360      1-Oct-28     $ 269,784.08
4901102    SARATOGA                      CA     95070  SFD          7.125     6.250  $2,021.16    360      1-Nov-28     $ 300,000.00
4901129    ALBUQUERQUE                   NM     87122  SFD          7.250     6.250  $2,066.99    360      1-Sep-28     $ 302,525.84
4901136    MILPITAS                      CA     95035  SFD          7.375     6.250  $2,244.69    360      1-Oct-28     $ 324,752.71
4901156    BOUNTIFUL                     UT     84010  SFD          7.375     6.250  $1,864.82    360      1-Aug-28     $ 269,379.87
4901192    PLYMOUTH TOWNSHIP             MI     48170  PUD          7.250     6.250  $2,224.58    360      1-Oct-28     $ 325,845.61
4901215    SAN JOSE                      CA     95135  SFD          7.375     6.250  $2,293.04    360      1-Oct-28     $ 331,747.38
4901216    OAKLAND                       CA     94605  PUD          7.000     6.250  $1,783.01    360      1-Oct-28     $ 267,780.33
4901259    GRANITE BAY                   CA     95746  PUD          7.000     6.250  $2,494.88    360      1-Oct-28     $ 374,692.62
4901287    SAN JOSE                      CA     95135  SFD          7.000     6.250  $2,556.76    360      1-Oct-28     $ 383,984.99
4901299    SCOTTSDALE                    AZ     85262  PUD          7.250     6.250  $2,728.71    360      1-Oct-28     $ 399,687.96
4901324    PASADENA                      CA     91107  SFD          7.375     6.250  $1,801.28    360      1-Oct-28     $ 260,601.56
4901329    ROSEVILLE                     CA     95678  PUD          7.250     6.250  $2,728.71    360      1-Oct-28     $ 399,687.96
4901332    HALF MOON BAY                 CA     94019  SFD          7.250     6.250  $3,410.88    360      1-Oct-28     $ 499,609.96
4901352    MOUNTAIN BROOK                AL     35213  SFD          7.125     6.250  $2,486.02    360      1-Sep-28     $ 368,408.08
4901354    BERKELEY                      CA     94708  PUD          6.875     6.250  $1,879.81    360      1-Oct-28     $ 285,909.60
4901355    YORBA LINDA                   CA     92887  SFD          7.000     6.250  $3,030.46    360      1-Oct-28     $ 455,126.63
4901373    CAMPBELL                      CA     95008  SFD          6.875     6.250  $2,233.56    360      1-Oct-28     $ 339,714.36
4901383    FULLERTON                     CA     92835  SFD          7.500     6.250  $2,831.82    360      1-Oct-28     $ 404,699.43
4901387    REDWOOD CITY                  CA     94062  SFD          7.250     6.250  $2,619.56    360      1-Sep-28     $ 383,399.08
4901402    SAN JOSE                      CA     95126  SFD          7.375     6.250  $3,177.11    360      1-Oct-28     $ 459,649.98
4901420    FREMONT                       CA     94555  SFD          7.375     6.250  $2,317.56    360      1-Oct-28     $ 335,294.68
4901493    SAN CARLOS                    CA     94070  SFD          7.125     6.250  $2,290.64    360      1-Oct-28     $ 339,728.11
4901515    CHARLOTTE                     NC     28277  SFD          6.875     6.250  $2,969.32    360      1-Oct-28     $ 451,620.27
4901537    NOVATO                        CA     94945  SFD          7.250     6.250  $2,292.11    360      1-Oct-28     $ 335,737.89
4901564    SANTA CRUZ                    CA     95060  SFD          6.875     6.250  $2,217.13    360      1-Oct-28     $ 337,216.47
4901594    REDWOOD CITY                  CA     94061  SFD          7.250     6.250  $2,101.10    360      1-Oct-28     $ 307,759.74
4901619    SAN RAMON                     CA     94583  PUD          7.250     6.250  $1,729.66    360      1-Oct-28     $ 253,352.21
4901644    SAN ANSELMO                   CA     94960  SFD          7.375     6.250  $3,280.71    360      1-Oct-28     $ 474,638.57
4901660    SANTA BARBARA                 CA     93105  SFD          7.125     6.250  $2,122.21    360      1-Oct-28     $ 314,748.11
4901844    SANTA ROSA                    CA     95404  SFD          7.250     6.250  $2,865.14    360      1-Sep-28     $ 419,342.75
4901846    MILL VALLEY                   CA     94941  SFD          7.375     6.250  $2,717.81    360      1-Oct-28     $ 393,200.58
4901850    LOS ANGELES                   CA     90732  SFD          7.000     6.250  $1,802.97    360      1-Oct-28     $ 270,777.87
4901855    CASPAR                        CA     95420  SFD          7.375     6.250  $3,142.57    360      1-Oct-28     $ 454,653.79
4901858    GRANITE BAY                   CA     95746  SFD          6.875     6.250  $1,924.80    360      1-Oct-28     $ 292,753.85
4901866    DANVILLE                      CA     94506  SFD          6.875     6.250  $1,619.33    360      1-Sep-28     $ 246,084.63
4901901    NOVATO                        CA     94945  SFD          7.000     6.250  $1,767.04    360      1-Oct-28     $ 265,382.30
4901908    DANVILLE                      CA     94506  PUD          7.125     6.250  $1,623.66    360      1-Oct-28     $ 240,807.28
4901918    FREMONT                       CA     94555  LCO          7.250     6.250  $1,712.26    360      1-Oct-28     $ 250,804.20
4901920    ZEPHYR COVE                   NV     89448  SFD          7.125     6.250  $3,368.59    360      1-Aug-28     $ 498,793.34
4901921    CAMPBELL                      CA     95008  SFD          7.000     6.250  $1,869.50    360      1-Oct-28     $ 280,769.67
4901927    PROVO                         UT     84604  SFD          7.125     6.250  $2,506.23    360      1-Oct-28     $ 371,702.52
4901949    FREMONT                       CA     94539  SFD          7.125     6.250  $2,667.93    360      1-Oct-28     $ 395,683.32
4901961    MOUNTAIN VIEW                 CA     94040  SFD          7.000     6.250  $2,927.33    360      1-Oct-28     $ 439,639.34
4901963    SAN JOSE                      CA     95130  SFD          7.000     6.250  $1,969.30    360      1-Oct-28     $ 295,757.37
4901972    CAMARILLO                     CA     93010  SFD          7.000     6.250  $2,203.48    360      1-Oct-28     $ 330,928.52
4901974    NEWBURY PARK                  CA     91320  SFD          7.375     6.250  $1,989.14    360      1-Oct-28     $ 287,780.86
4901975    SARATOGA                      CA     95070  SFD          7.125     6.250  $2,593.82    360      1-Oct-28     $ 384,692.12
4901977    BURLINGAME                    CA     94010  SFD          7.000     6.250  $2,162.23    360      1-Oct-28     $ 324,733.61
4901984    FULLERTON                     CA     92835  SFD          7.250     6.250  $4,352.28    360      1-Oct-28     $ 637,502.31
4901991    SAN RAMON                     CA     94583  SFD          7.250     6.250  $1,915.55    360      1-Oct-28     $ 280,580.95
4901999    SAN CARLOS                    CA     94070  SFD          7.250     6.250  $2,373.97    360      1-Oct-28     $ 347,728.53
4902015    LITTLETON                     CO     80124  SFD          7.250     6.250  $2,225.26    360      1-Sep-28     $ 325,689.53
4902020    TORRANCE                      CA     90503  SFD          7.500     6.250  $1,908.86    360      1-Oct-28     $ 272,797.39
4902021    SAN FRANCISCO                 CA     94118  LCO          7.125     6.250  $2,021.16    360      1-Oct-28     $ 299,760.09
4902024    NEWARK                        CA     94560  SFD          7.125     6.250  $1,933.57    360      1-Oct-28     $ 286,770.50
4902033    SCOTTSDALE                    AZ     85255  SFD          7.250     6.250  $2,275.06    360      1-Sep-28     $ 332,978.10
4902041    SAN JOSE                      CA     95124  SFD          6.875     6.250  $2,069.33    360      1-Oct-28     $ 314,735.36
4902046    SACRAMENTO                    CA     95864  SFD          7.250     6.250  $2,510.41    360      1-Sep-28     $ 367,424.11
4902059    SAN JOSE                      CA     95135  SFD          7.125     6.250  $2,334.10    360      1-Oct-28     $ 346,172.95
4902063    LONG BEACH                    CA     90808  SFD          6.875     6.250  $2,044.69    360      1-Oct-28     $ 310,988.52
4902072    PLACENTIA                     CA     92870  SFD          7.000     6.250  $1,985.26    360      1-Oct-28     $ 298,155.41
4902074    SAN DIEGO                     CA     92130  SFD          7.375     6.250  $3,398.12    360      1-Sep-28     $ 491,248.96
4902085    EL SEGUNDO                    CA     90245  SFD          7.250     6.250  $2,489.95    360      1-Oct-28     $ 364,715.26
4902105    PETALUMA                      CA     94952  SFD          7.125     6.250  $1,684.30    360      1-Oct-28     $ 249,800.08
4902106    GRANITE BAY                   CA     95746  SFD          7.000     6.250  $1,949.34    360      1-Oct-28     $ 292,759.83
4902126    APTOS                         CA     95003  SFD          7.250     6.250  $2,878.78    360      1-Sep-28     $ 421,339.62
4902150    MANHATTAN BEACH               CA     90266  SFD          6.875     6.250  $2,296.62    360      1-Nov-28     $ 349,600.00
4902187    LOS ALAMITOS                  CA     90720  SFD          7.250     6.250  $2,234.81    360      1-Sep-28     $ 327,087.34
4902190    MISSION VIEJO                 CA     92692  SFD          7.250     6.250  $2,367.15    360      1-Oct-28     $ 346,729.31
4902191    LOS ALTOS                     CA     94022  SFD          7.125     6.250  $2,223.27    360      1-Oct-28     $ 329,736.11
4902208    SOLANA BEACH                  CA     92075  SFD          7.250     6.250  $2,001.51    360      1-Oct-28     $ 293,171.12
4902220    KENT                          WA     98042  SFD          6.875     6.250  $1,991.81    360      1-Oct-28     $ 302,945.28
4902221    MORGAN HILL                   CA     95037  SFD          7.375     6.250  $3,873.65    360      1-Oct-28     $ 560,423.25
4902253    MORGAN HILL                   CA     95037  SFD          7.000     6.250  $2,341.86    360      1-Oct-28     $ 351,711.48
4902269    PLEASANTON                    CA     94588  SFD          7.250     6.250  $1,944.20    360      1-Oct-28     $ 284,777.68
4902312    ALAMEDA                       CA     94501  SFD          6.875     6.250  $2,049.62    360      1-Oct-28     $ 311,737.88
4902331    SAN DIEGO                     CA     92131  PUD          6.875     6.250  $3,284.64    360      1-Oct-28     $ 499,579.95
4902359    MORGAN HILL                   CA     95037  SFD          7.250     6.250  $1,930.56    360      1-Oct-28     $ 282,779.24
4902365    SOUTH JORDAN                  UT     84095  SFD          6.750     6.250  $2,205.23    360      1-Sep-28     $ 339,412.90
4902418    DANVILLE                      CA     94506  SFD          6.875     6.250  $2,108.74    360      1-Oct-28     $ 320,730.33
4902432    SAN JOSE                      CA     95118  SFD          7.000     6.250  $1,723.13    360      1-Oct-28     $ 258,787.71
4902463    SAN JOSE                      CA     95148  SFD          7.250     6.250  $1,835.05    360      1-Nov-28     $ 269,000.00
4902491    SAN JOSE                      CA     95120  SFD          6.875     6.250  $3,194.32    360      1-Oct-28     $ 485,841.49
4902529    ST CHARLES                    MO     63301  SFD          7.000     6.250  $1,995.91    360      1-Oct-28     $ 299,754.09
4902588    MISSION VIEJO                 CA     92692  SFD          7.375     6.250  $1,764.33    360      1-Oct-28     $ 255,255.63
4902611    SAUSALITO                     CA     94965  SFD          7.250     6.250  $2,640.02    360      1-Oct-28     $ 386,698.11
4902624    TUSTIN                        CA     92780  SFD          7.250     6.250  $1,875.98    360      1-Oct-28     $ 274,785.48
4902638    CHINO HILLS                   CA     91709  SFD          7.000     6.250  $2,953.94    360      1-Oct-28     $ 443,636.06
4902676    SAN FRANCISCO                 CA     94122  SFD          7.250     6.250  $2,056.76    360      1-Sep-28     $ 301,028.19
4902679    CASTRO VALLEY                 CA     94552  SFD          7.125     6.250  $1,930.20    360      1-Oct-28     $ 286,270.90
4902727    SAN FRANCISCO                 CA     94122  SFD          7.250     6.250  $3,138.01    360      1-Oct-28     $ 459,641.16
4902753    EVERGREEN                     CO     80439  SFD          7.250     6.250  $2,401.26    360      1-Sep-28     $ 351,449.15
4903048    HIGHLAND                      UT     84003  PUD          7.125     6.250  $1,915.38    360      1-Oct-28     $ 284,072.66
4903054    DANVILLE                      CA     94506  SFD          7.375     6.250  $2,072.03    360      1-Oct-28     $ 299,771.72
4903076    SAN CARLOS                    CA     94070  SFD          7.250     6.250  $2,725.29    360      1-Oct-28     $ 399,188.36
4903093    ORINDA                        CA     94563  SFD          7.375     6.250  $2,382.83    360      1-Oct-28     $ 344,737.49
4903172    SHELBY TWP                    MI     48316  SFD          7.250     6.250  $1,644.04    360      1-Sep-28     $ 240,622.87
4903182    ORCHARD LAKE                  MI     48324  SFD          7.125     6.250  $1,805.57    360      1-Oct-28     $ 267,785.68
4903199    LAFAYETTE                     CA     94549  SFD          7.000     6.250  $1,613.36    360      1-Oct-28     $ 242,301.23
4903457    SCOTTSDALE                    AZ     85259  PUD          7.250     6.250  $2,326.22    360      1-Oct-28     $ 340,733.99
4903470    SAN JOSE                      CA     95112  PUD          7.250     6.250  $1,862.34    360      1-Oct-28     $ 272,787.04
4903593    CERRITOS                      CA     90703  SFD          7.000     6.250  $2,047.80    360      1-Oct-28     $ 307,547.70
4903735    REDMOND                       WA     98052  PUD          7.000     6.250  $2,405.07    360      1-Oct-28     $ 361,203.68
4903749    RENO                          NV     89509  SFD          7.000     6.250  $3,393.04    360      1-Oct-28     $ 509,581.96
4903934    SAN FRANCISCO                 CA     94116  SFD          7.250     6.250  $2,121.57    360      1-Oct-28     $ 310,757.39
4903956    SAN RAFAEL                    CA     94903  SFD          6.875     6.250  $1,635.75    360      1-Sep-28     $ 248,580.43
4903994    LOS ANGELES                   CA     90047  SFD          6.875     6.250    $361.31    360      1-Oct-28      $ 54,953.80
4903996    RICHMOND                      CA     94803  SFD          7.000     6.250  $2,581.37    360      1-Oct-28     $ 387,681.97
4904057    LOS ALTOS                     CA     94024  SFD          7.000     6.250  $3,326.51    360      1-Nov-28     $ 500,000.00
4904132    SANTA CLARA                   CA     95054  SFD          6.875     6.250  $1,806.55    360      1-Oct-28     $ 274,768.98
4904737    PROVO                         UT     84604  SFD          7.125     6.250  $2,964.36    360      1-Oct-28     $ 439,648.14
6474401    PAYSON                        AZ     85541  PUD          6.875     6.250  $3,691.94    360      1-Oct-28     $ 561,527.85
6562794    MINNETONKA                    MN     55343  SFD          6.875     6.250  $2,036.48    360      1-Oct-28     $ 309,739.56
6568120    LIVINGSTON                    MT     59047  SFD          7.375     6.250  $1,830.29    360      1-Oct-28     $ 264,798.36
6582607    HOLLISTON                     MA     01746  SFD          7.000     6.250  $2,210.42    360      1-Oct-28     $ 331,970.66
6594699    CHESTERFIELD                  NJ     08515  SFD          7.250     6.250  $1,804.36    360      1-Aug-28     $ 263,877.23
6619141    EL PASO                       TX     79912  SFD          7.250     6.250  $1,999.65    240      1-Sep-18     $ 252,054.94
6620202    PARKER                        CO     80134  SFD          7.125     6.250  $2,145.38    360      1-Nov-28     $ 318,439.00
6620557    YARDLEY                       PA     19067  SFD          7.375     6.250  $2,030.58    360      1-Oct-28     $ 293,696.29
6623180    CASTLE ROCK                   CO     80104  PUD          7.125     6.250  $2,492.76    360      1-Oct-28     $ 369,704.12
6631216    MISSION VIEJO                 CA     92692  PUD          7.250     6.250  $2,934.72    360      1-Jul-28     $ 428,845.42
6649618    IRVINE                        CA     92604  SFD          7.125     6.250  $3,368.59    360      1-Oct-28     $ 499,600.16
6689048    PT PLEASANT                   PA     18950  SFD          7.375     6.250  $2,279.23    360      1-Sep-28     $ 329,496.24
6700877    SAN JOSE                      CA     95121  SFD          7.250     6.250  $2,816.71    360      1-Sep-28     $ 412,253.84
6702747    CRANBURY                      NJ     08512  SFD          7.500     6.250  $1,918.29    360      1-Sep-28     $ 273,940.51
6704734    MALVERN                       PA     19355  SFD          7.000     6.250  $2,627.94    360      1-Oct-28     $ 394,676.23
6707404    BOULDER                       CO     80301  SFD          7.125     6.250  $2,593.82    360      1-Sep-28     $ 384,382.41
6724369    STERLING                      VA     20164  SFD          6.875     6.250  $1,596.99    360      1-Oct-28     $ 242,595.77
6725736    SIOUX FALLS                   SD     57110  SFD          7.250     6.250  $1,835.05    360      1-Sep-28     $ 268,579.05
6741350    BUFFALO GROVE                 IL     60089  SFD          7.375     6.250  $1,768.13    360      1-Oct-28     $ 255,805.20
6744092    MINNEAPOLIS                   MN     55419  SFD          7.250     6.250  $1,839.15    360      1-Oct-28     $ 269,389.68
6753744    REDMOND                       WA     98053  SFD          7.625     6.250  $2,860.19    360      1-Aug-28     $ 403,217.00
6758127    EL PASO                       TX     79922  PUD          7.250     6.250  $3,301.73    360      1-Oct-28     $ 483,622.44
6763626    WESTFORD                      MA     01886  SFD          7.125     6.250  $1,850.23    360      1-Oct-28     $ 274,410.39
6767965    MCKINNEY                      TX     75070  PUD          7.000     6.250  $1,995.91    360      1-Oct-28     $ 298,795.58
6772759    ROWLAND HEIGHTS               CA     91748  PUD          7.000     6.250  $1,984.93    360      1-Jul-28     $ 297,363.18
6773853    PACIFICA                      CA     94044  PUD          7.000     6.250  $2,775.23    360      1-Sep-28     $ 415,949.23
6776012    LAFAYETTE                     CO     80026  SFD          7.000     6.250  $1,681.72    360      1-Oct-28     $ 252,567.80
6788547    VICTORIA                      MN     55386  SFD          7.250     6.250  $2,434.01    360      1-Oct-28     $ 356,521.66
6792267    BLACK DIAMOND                 WA     98010  SFD          7.250     6.250  $2,002.42    240      1-Oct-18     $ 252,878.24
6797042    COLORADO SPRINGS              CO     80903  PUD          7.000     6.250  $2,308.60    360      1-Oct-28     $ 346,715.57
6797158    MONTEBELLO                    NY     10901  SFD          7.625     6.250  $3,063.33    360      1-Sep-28     $ 432,171.51
6805799    GEORGETOWN                    MA     01833  SFD          7.500     6.250  $2,108.83    360      1-Sep-28     $ 301,150.94
6809181    CHINO HILLS                   CA     91709  SFD          7.250     6.250  $1,688.39    360      1-Sep-28     $ 247,112.68
6810698    MENDON                        MA     01756  SFD          7.250     6.250  $1,674.74    360      1-Oct-28     $ 245,308.49
6815996    PRINCETON                     NJ     08540  SFD          7.500     6.250  $1,778.80    360      1-Oct-28     $ 254,211.20
6821652    SAN DIEGO                     CA     92128  PUD          7.000     6.250  $2,253.05    360      1-Oct-28     $ 338,372.41
6823393    LAKEVILLE                     MN     55044  SFD          7.125     6.250  $1,829.15    360      1-Oct-28     $ 271,282.88
6824902    SAN RAMON                     CA     94583  SFD          7.250     6.250  $2,609.32    360      1-Jul-28     $ 381,295.61
6863913    HAWTHORN WOODS                IL     60047  SFD          7.250     6.250  $2,303.03    360      1-Oct-28     $ 337,336.64
6864328    CASTAIC AREA                  CA     91384  SFD          7.625     6.250  $1,788.24    360      1-Aug-28     $ 252,097.93
6867244    LAS FLORES AREA               CA     92688  PUD          7.125     6.250  $1,683.96    360      1-Oct-28     $ 249,750.12
6869651    DANVILLE                      CA     94506  SFD          7.000     6.250  $1,929.38    360      1-Aug-28     $ 288,273.92
6870946    IRVINE                        CA     92604  SFD          7.500     6.250  $3,496.07    360      1-Oct-28     $ 499,628.93
6871235    HERMOSA BEACH                 CA     90254  SFD          7.375     6.250  $6,906.75    360      1-Aug-28     $ 997,703.19
6878468    SAN DIEGO                     CA     92130  SFD          7.000     6.250  $2,384.78    360      1-Oct-28     $ 358,156.18
6879091    SAN DIEGO                     CA     92128  PUD          7.000     6.250  $2,328.56    360      1-Oct-28     $ 349,713.11
6879210    SAN DIEGO                     CA     92130  SFD          7.125     6.250  $2,437.51    360      1-Sep-28     $ 361,219.64
6896098    SAUGUS                        CA     91350  SFD          7.000     6.250  $1,968.30    360      1-Oct-28     $ 295,607.49
6896301    SCOTTSDALE                    AZ     85259  SFD          7.250     6.250  $1,972.44    360      1-Sep-28     $ 288,687.53
6896483    ALISO VIEJO                   CA     92656  SFD          7.000     6.250  $2,138.61    360      1-Sep-28     $ 320,921.49
6896826    SAN DIEGO                     CA     92130  SFD          6.750     6.250  $2,911.56    360      1-Sep-28     $ 448,124.83
6896905    WILBRAHAM                     MA     01095  SFD          7.375     6.250  $1,915.93    360      1-Oct-28     $ 277,188.92
6897200    FAIRFAX                       VA     22032  SFD          7.750     6.250  $1,734.83    360      1-Aug-28     $ 241,638.94
6898501    BRYN MAWR                     PA     19010  SFD          7.375     6.250  $2,315.49    360      1-Sep-28     $ 334,738.23
6899400    SAN DIEGO                     CA     92130  SFD          7.250     6.250  $2,557.48    360      1-Sep-28     $ 374,313.31
6899836    DOYLESTOWN                    PA     18901  SFD          7.250     6.250  $1,779.12    360      1-Nov-28     $ 260,800.00
6900786    SAN DIEGO                     CA     92130  PUD          6.750     6.250  $2,500.99    360      1-Nov-28     $ 385,600.00
6902640    LAS VEGAS                     NV     89117  SFD          7.375     6.250  $1,954.96    360      1-Aug-28     $ 282,051.77
6903841    SAN DIEGO                     CA     92128  PUD          7.250     6.250  $2,799.65    360      1-Oct-28     $ 410,079.85
6905286    LAS VEGAS                     NV     89147  SFD          7.250     6.250  $1,621.51    360      1-Oct-28     $ 237,511.58
6905499    SANTA CLARITA                 CA     91350  SFD          7.250     6.250  $1,875.98    360      1-Aug-28     $ 273,720.96
6906039    NORTH OAKS                    MN     55127  SFD          7.250     6.250  $2,019.24    360      1-Oct-28     $ 295,769.09
6911676    REDMOND                       WA     98052  SFD          7.000     6.250  $1,772.37    360      1-Oct-28     $ 266,181.63
6912587    BETHESDA                      MD     20817  SFD          6.750     6.250  $2,107.94    360      1-Sep-28     $ 324,438.80
6913864    REDMOND                       WA     98052  SFD          6.750     6.250  $2,456.89    360      1-Sep-28     $ 378,145.89
6914531    OAK PARK                      CA     91301  SFD          7.250     6.250  $2,597.05    360      1-Jul-28     $ 379,369.82
6914825    CAMARILLO                     CA     93010  SFD          7.000     6.250  $2,215.79    360      1-Jul-28     $ 331,948.38
6915003    PORTLAND                      OR     97201  LCO          7.000     6.250  $4,324.47    360      1-Sep-28     $ 648,931.29
6915398    SAN DIEGO                     CA     92130  SFD          7.250     6.250  $2,890.04    360      1-Oct-28     $ 423,319.51
6915686    CENTREVILLE                   VA     20121  SFD          6.875     6.250  $1,655.46    360      1-Oct-28     $ 251,788.29
6915814    DARNESTOWN                    MD     20874  SFD          7.000     6.250  $2,248.06    360      1-Nov-28     $ 337,900.00
6916228    LEESBURG                      VA     20175  PUD          6.750     6.250  $1,771.65    360      1-Oct-28     $ 272,914.82
6917549    PIEDMONT                      CA     94611  SFD          7.125     6.250  $3,688.61    360      1-Sep-28     $ 546,621.74
6919512    MINNETRISTA                   MN     55364  SFD          7.000     6.250  $2,891.75    360      1-Oct-28     $ 434,295.72
6920047    GERMANTOWN                    MD     20876  SFD          7.125     6.250  $1,908.98    360      1-Oct-28     $ 283,123.41
6920085    ROCKVILLE                     MD     20850  PUD          7.250     6.250  $1,995.37    360      1-Oct-28     $ 292,271.82
6920240    LA PALMA                      CA     90623  SFD          7.250     6.250  $2,198.61    360      1-Sep-28     $ 321,789.64
6920475    GERMANTOWN                    MD     20876  PUD          7.250     6.250  $2,140.33    360      1-Oct-28     $ 313,505.24
6927844    GERMANTOWN                    MD     20876  SFD          7.250     6.250  $1,796.17    360      1-Oct-28     $ 263,094.60
6941548    SAN JOSE                      CA     95121  SFD          7.375     6.250  $1,771.58    360      1-Oct-28     $ 256,304.83
6950938    ALBUQUERQUE                   NM     87111  SFD          7.375     6.250  $1,779.21    360      1-Oct-28     $ 257,407.98
6954377    WENHAM                        MA     01984  SFD          7.250     6.250  $2,251.18    360      1-Sep-28     $ 329,474.71
6956565    LOS ANGELES                   CA     90039  SFD          7.375     6.250  $1,864.82    360      1-Oct-28     $ 269,794.55
6960917    EDMONDS                       WA     98020  SFD          7.000     6.250  $2,049.13    360      1-Nov-28     $ 308,000.00
6961318    LITTLETON                     CO     80123  SFD          7.375     6.250  $1,795.76    360      1-Sep-28     $ 259,603.10
6968946    RICHMOND                      CA     94804  PUD          7.500     6.250  $2,069.67    360      1-Aug-28     $ 295,336.87
6969907    DURHAM                        NH     03824  SFD          7.875     6.250  $1,770.26    360      1-Aug-28     $ 243,552.96
6970518    MONTCLAIR                     NJ     07042  SFD          7.500     6.250  $1,743.14    360      1-Aug-28     $ 248,741.49
6971036    ELKHORN                       NE     68022  SFD          7.000     6.250  $2,006.55    360      1-Nov-28     $ 301,600.00
6971059    POWAY                         CA     92064  SFD          7.000     6.250  $1,953.33    360      1-Aug-28     $ 292,873.79
6971090    HICKORY HILLS                 IL     60457  SFD          7.625     6.250  $1,797.80    360      1-Aug-28     $ 237,347.52
6971924    DENVILLE                      NJ     07834  SFD          7.500     6.250  $2,027.72    360      1-Aug-28     $ 288,473.58
6974096    GILBERT                       AZ     85296  SFD          7.250     6.250  $1,617.01    360      1-Oct-28     $ 236,852.09
6975001    BEVERLY HILLS                 CA     90210  SFD          7.500     6.250  $6,992.15    360      1-Jul-28     $ 997,003.45
6975076    ENCINITAS                     CA     92024  SFD          7.250     6.250  $1,964.67    360      1-Nov-28     $ 288,000.00
6975758    EDINA                         MN     55424  SFD          7.000     6.250  $2,661.21    360      1-Aug-28     $ 398,939.55
6975974    BENICIA                       CA     94510  SFD          7.250     6.250  $1,980.36    360      1-Oct-28     $ 289,553.90
6977155    ENGLEWOOD                     NJ     07671  SFD          6.875     6.250  $3,416.03    360      1-Aug-28     $ 518,681.89
6978230    LITTLETON                     CO     80123  SFD          6.875     6.250  $3,606.54    360      1-Sep-28     $ 548,074.90
6981635    BENICIA                       CA     94510  SFD          7.125     6.250  $1,752.21    360      1-Oct-28     $ 259,873.02
6981645    BENICIA                       CA     94510  SFD          7.125     6.250  $1,891.26    360      1-Oct-28     $ 280,495.52
6983982    JACKSON                       WY     83001  SFD          7.375     6.250  $4,680.01    360      1-Nov-28     $ 677,600.00
6986349    PONTE VEDRA BEACH             FL     32082  PUD          7.375     6.250  $3,323.53    360      1-Aug-28     $ 480,094.76
7001267    CARLSBAD                      CA     92009  SFD          7.125     6.250  $2,520.04    360      1-Oct-28     $ 373,670.92
7003378    MITCHELL                      SD     57301  SFD          7.500     6.250  $1,999.75    360      1-Oct-28     $ 285,787.75
7003568    POMPANO BEACH                 FL     33060  SFD          7.625     6.250  $1,798.68    360      1-Oct-28     $ 253,941.07
7004288    MARBLEHEAD                    MA     01945  SFD          7.000     6.250  $1,905.43    360      1-Aug-28     $ 285,691.60
7004309    HILLSDALE                     NJ     07646  SFD          7.250     6.250  $2,095.65    360      1-Nov-28     $ 307,200.00
7004741    PRINCETON                     NJ     08540  SFD          7.125     6.250  $3,031.73    360      1-Sep-28     $ 449,278.16
7010174    SAN CLEMENTE                  CA     92672  SFD          7.250     6.250  $1,823.12    360      1-Sep-28     $ 266,831.78
7010490    PLYMOUTH                      MN     55447  SFD          7.250     6.250  $2,062.90    360      1-Sep-28     $ 301,926.77
7014143    EL DORADO HILLS               CA     95762  PUD          7.250     6.250  $1,739.55    360      1-Nov-28     $ 255,000.00
7016697    NORTH BEND                    WA     98045  SFD          7.125     6.250  $1,697.43    360      1-Oct-28     $ 251,748.52
7029468    EDEN PRAIRIE                  MN     55347  SFD          7.125     6.250  $3,126.05    360      1-Aug-28     $ 462,880.23
7029493    KILDEER                       IL     60047  PUD          7.125     6.250  $2,223.27    360      1-Oct-28     $ 329,736.11
7030682    BASALT                        CO     81621  SFD          7.000     6.250  $1,829.58    360      1-Oct-28     $ 274,774.59
7056835    OAK PARK                      CA     91301  SFD          7.250     6.250  $3,134.26    360      1-Oct-28     $ 459,091.58
7063765    SAN FRANCISCO                 CA     94123  LCO          7.125     6.250  $2,344.54    360      1-Sep-28     $ 347,441.77
7070105    OMAHA                         NE     68130  PUD          7.250     6.250  $1,961.26    360      1-Sep-28     $ 287,050.08
7072094    SAN JOSE                      CA     95122  SFD          7.500     6.250  $1,671.12    360      1-Sep-28     $ 237,984.34
7072618    SUNNYVALE                     CA     94087  LCO          7.125     6.250  $1,616.92    360      1-Sep-28     $ 239,615.02
7073189    TRABUCO CANYON                CA     92679  SFD          7.625     6.250  $1,652.70    360      1-Sep-28     $ 233,160.92
7073426    SAN JOSE                      CA     95117  SFD          7.125     6.250  $1,940.31    360      1-Oct-28     $ 287,769.69
7076435    ALISO VIEJO                   CA     92656  SFD          7.625     6.250  $2,743.41    360      1-Oct-28     $ 387,230.84
7077158    CHEVY CHASE                   MD     20815  SFD          7.375     6.250  $2,072.03    360      1-Sep-28     $ 299,542.04
7077763    RENO                          NV     89511  SFD          7.000     6.250  $1,995.91    360      1-Aug-28     $ 299,257.96
7084054    GREAT FALLS                   VA     22066  SFD          7.750     6.250  $2,417.89    360      1-Aug-28     $ 336,780.77
7085740    CUMMING                       IA     50061  SFD          7.375     6.250  $3,622.59    360      1-Oct-28     $ 524,100.90
7086095    HOLLISTER                     CA     95023  SFD          7.250     6.250  $2,708.24    360      1-Sep-28     $ 396,378.73
7086526    WASHINGTON                    DC     20015  SFD          7.500     6.250  $2,136.80    360      1-Sep-28     $ 305,144.98
7088945    CLARENCE                      NY     14221  SFD          7.375     6.250  $2,106.56    360      1-Sep-28     $ 304,534.41
7090550    SANTA ANA                     CA     92705  SFD          7.250     6.250  $1,944.20    360      1-Oct-28     $ 284,777.68
7090775    SAN FRANCISCO                 CA     94124  SFD          7.750     6.250  $1,970.31    360      1-Sep-28     $ 274,635.53
7091426    TRES PINOS                    CA     95075  SFD          7.250     6.250  $3,083.44    360      1-Aug-28     $ 450,935.77
7091678    CASTRO VALLEY                 CA     94546  SFD          7.500     6.250  $1,653.99    360      1-Sep-28     $ 236,197.80
7092374    CHELMSFORD                    MA     01824  SFD          7.375     6.250  $2,237.79    360      1-Sep-28     $ 323,505.40
7093023    GILROY                        CA     95020  SFD          7.000     6.250  $1,834.59    360      1-Sep-28     $ 275,241.54
7093828    LOS ANGELES                   CA     90048  SFD          6.750     6.250  $1,880.93    360      1-Sep-28     $ 289,499.24
7094117    SAN FRANCISCO                 CA     94112  SFD          7.250     6.250  $2,537.70    360      1-Sep-28     $ 371,417.83
7094270    AIEA                          HI     96701  SFD          7.000     6.250  $2,844.17    360      1-Sep-28     $ 426,797.12
7099513    HUDSON                        CO     80642  SFD          7.375     6.250  $2,668.77    360      1-Oct-28     $ 386,105.98
7100610    FORT MYERS                    FL     33908  PUD          7.250     6.250  $2,327.93    360      1-Oct-28     $ 340,983.79
7101016    OCEAN CITY                    NJ     08226  LCO          7.500     6.250    $613.56    360      1-Nov-28      $ 87,750.00
7102495    SAN DIEGO                     CA     92109  LCO          7.625     6.250  $1,845.93    360      1-Aug-28     $ 260,230.11
7103892    REDMOND                       WA     98053  SFD          7.375     6.250  $2,014.35    360      1-Oct-28     $ 291,428.08
7104002    MOUNTAIN VIEW                 CA     94040  SFD          7.250     6.250  $3,383.59    360      1-Oct-28     $ 495,613.08
7105469    ARVADA                        CO     80007  SFD          7.000     6.250  $2,228.76    360      1-Sep-28     $ 334,449.21
7105593    ZION                          IL     60099  SFD          6.875     6.250  $1,816.05    360      1-Oct-28     $ 276,212.75
7108062    MARBLEHEAD                    MA     01945  SFD          7.375     6.250  $1,878.64    360      1-Sep-28     $ 271,584.78
7112187    ATLANTA                       GA     30327  SFD          7.250     6.250  $5,897.41    360      1-Sep-28     $ 863,147.15
7112987    CHAPPAQUA                     NY     10514  SFD          7.500     6.250  $1,995.28    300      1-Sep-23     $ 269,283.95
7113156    HERNDON                       VA     20171  SFD          7.000     6.250  $1,897.44    360      1-Oct-28     $ 284,966.23
7114207    MARBLEHEAD                    MA     01945  SFD          7.375     6.250  $4,005.92    360      1-Oct-28     $ 579,558.66
7114224    CHAPEL HILL                   NC     27514  SFD          7.250     6.250  $1,778.77    360      1-Oct-28     $ 260,546.59
7117117    FREMONT                       CA     94555  SFD          7.625     6.250  $2,123.38    360      1-Oct-28     $ 299,782.87
7117824    SAN JOSE                      CA     95111  SFD          7.625     6.250  $1,725.18    360      1-Aug-28     $ 243,208.40
7118975    DES MOINES                    IA     50312  SFD          7.375     6.250  $2,354.86    360      1-Oct-28     $ 340,690.56
7118978    STOCKTON                      CA     95209  SFD          7.375     6.250  $1,862.06    360      1-Sep-28     $ 269,188.46
7120938    ALBUQUERQUE                   NM     87111  SFD          7.000     6.250  $3,110.29    360      1-Sep-28     $ 466,731.35
7121490    HAMPTON TWP                   NJ     07860  SFD          7.750     6.250    $580.29    360      1-Oct-28      $ 80,942.83
7123282    MEDIA                         PA     19063  SFD          7.125     6.250  $2,721.82    360      1-Oct-28     $ 403,676.93
7123543    THOUSAND OAKS                 CA     91320  SFD          7.375     6.250  $1,692.15    360      1-Sep-28     $ 244,626.01
7124051    STAMFORD                      CT     06902  SFD          7.375     6.250  $6,305.86    360      1-Oct-28     $ 912,305.29
7124282    MENDHAM                       NJ     07945  SFD          7.375     6.250  $3,619.14    360      1-Sep-28     $ 523,062.26
7124645    AGOURA                        CA     91301  SFD          7.500     6.250  $1,664.13    360      1-Oct-28     $ 237,645.64
7124880    SAN MATEO                     CA     94402  SFD          7.375     6.250  $2,831.77    360      1-Oct-28     $ 409,688.02
7125883    DUBLIN                        CA     94568  SFD          7.125     6.250  $1,788.89    360      1-Oct-28     $ 265,312.66
7125984    WAYZATA                       MN     55391  PUD          6.875     6.250  $2,370.20    360      1-Nov-28     $ 360,800.00
7126497    VENTURA                       CA     93003  SFD          7.000     6.250  $1,916.07    360      1-Oct-28     $ 287,763.93
7126909    SEATTLE                       WA     98199  SFD          6.750     6.250  $1,796.62    360      1-Nov-28     $ 277,000.00
7129474    SANTA CLARA                   CA     95051  SFD          7.375     6.250  $2,548.59    360      1-Sep-28     $ 368,436.72
7130246    FREMONT                       CA     94539  PUD          7.000     6.250  $4,324.47    360      1-Oct-28     $ 649,467.20
7130603    SAN JOSE                      CA     95135  SFD          7.125     6.250  $3,244.63    360      1-Oct-28     $ 481,214.87
7130835    PORTLAND                      OR     97229  PUD          7.375     6.250  $2,590.03    360      1-Oct-28     $ 374,714.66
7132398    JACKSON                       TN     38305  SFD          7.000     6.250  $1,689.20    360      1-Sep-28     $ 253,482.55
7133562    NAPERVILLE                    IL     60563  SFD          7.500     6.250  $2,097.64    360      1-Oct-28     $ 299,777.36
7133933    KEYSTONE                      CO     80435  SFD          7.250     6.250  $2,155.68    360      1-Oct-28     $ 315,753.49
7134266    LA JOLLA                      CA     92037  SFD          6.500     6.233  $1,706.58    360      1-Oct-28     $ 269,755.92
7134831    CHANHASSEN                    MN     55317  SFD          7.250     6.250  $2,155.68    360      1-Oct-28     $ 315,753.49
7134874    LUCAS                         TX     75009  SFD          7.375     6.250  $2,868.86    360      1-Sep-28     $ 413,899.67
7137026    DANVILLE                      CA     94506  SFD          7.125     6.250  $3,099.11    360      1-Sep-28     $ 459,262.10
7137044    THOUSAND OAKS                 CA     91361  SFD          7.250     6.250  $2,387.62    360      1-Oct-28     $ 349,726.96
7137946    LA PALMA                      CA     90623  SFD          7.000     6.250  $2,103.02    360      1-Oct-28     $ 315,665.65
7138225    SAN FRANCISCO                 CA     94107  LCO          7.125     6.250  $2,432.46    360      1-Oct-28     $ 360,761.27
7139022    TAMPA                         FL     33647  SFD          6.500     6.233  $1,848.79    360      1-Oct-28     $ 292,234.58
7139365    WARREN                        NJ     07059  SFD          7.125     6.250  $2,021.16    360      1-Oct-28     $ 299,760.09
7142248    TIBURON                       CA     94920  SFD          6.875     6.250  $3,941.57    360      1-Oct-28     $ 599,495.93
7142912    NEWBURYPORT                   MA     01950  SFD          7.250     6.250  $1,975.96    360      1-Oct-28     $ 289,429.04
7144085    AVALON                        NJ     08202  SFD          7.375     6.250  $2,366.25    360      1-Sep-28     $ 342,077.02
7144360    LA PALMA                      CA     90623  PUD          6.875     6.250  $1,790.13    360      1-Oct-28     $ 272,271.07
7145828    BELLAIRE                      TX     77401  SFD          7.000     6.250  $2,062.44    360      1-Oct-28     $ 309,745.89
7145919    SAN MATEO                     CA     94402  SFD          7.375     6.250  $2,417.36    360      1-Sep-28     $ 349,465.72
7146610    ALBUQUERQUE                   NM     87111  PUD          6.875     6.250  $1,672.54    360      1-Oct-28     $ 254,386.11
7146685    WILSON                        WY     83014  SFD          7.375     6.250  $2,472.96    360      1-Sep-28     $ 357,503.44
7146693    SCOTTSDALE                    AZ     85258  PUD          7.375     6.250  $1,893.14    360      1-Sep-28     $ 273,480.97
7147315    VACAVILLE                     CA     95688  SFD          7.375     6.250  $2,001.23    360      1-Oct-28     $ 289,529.53
7148461    OVERLAND PARK                 KS     66221  PUD          7.250     6.250  $2,015.46    240      1-Oct-18     $ 254,525.17
7148648    RANDOLPH                      NJ     07869  SFD          7.375     6.250  $1,734.29    360      1-Oct-28     $ 250,908.93
7148704    MOUNT VERNON                  WA     98273  SFD          7.125     6.250  $1,798.83    360      1-Sep-28     $ 266,571.69
7148741    DENVER                        CO     80202  HCO          7.625     6.250  $1,907.50    360      1-Oct-28     $ 269,304.95
7149326    HANCOCK                       ME     04640  SFD          7.250     6.250  $2,051.99    360      1-Oct-28     $ 300,565.34
7149477    LOS GATOS                     CA     95030  SFD          6.750     6.250  $1,705.81    360      1-Oct-28     $ 262,773.57
7149590    HAWTHORNE                     NJ     07506  LCO          7.625     6.250    $452.99    360      1-Oct-28      $ 63,953.68
7149726    TIBURON                       CA     94920  SFD          7.125     6.250  $5,052.89    360      1-Oct-28     $ 749,400.24
7149867    LEESBURG                      VA     20176  SFD          7.250     6.250  $1,800.95    360      1-Oct-28     $ 263,794.05
7150520    EDINA                         MN     55424  SFD          7.625     6.250  $1,872.82    360      1-Oct-28     $ 264,408.49
7151198    PLEASANTVILLE                 NY     10570  SFD          7.125     6.250  $2,160.11    360      1-Nov-28     $ 320,625.00
7151717    SAN JOSE                      CA     95123  SFD          7.500     6.250  $2,307.41    360      1-Oct-28     $ 329,755.09
7151911    SAN FRANCISCO                 CA     94132  SFD          7.375     6.250  $2,935.37    360      1-Sep-28     $ 424,351.23
7152924    TROUTDALE                     OR     97060  SFD          7.000     6.250  $1,889.46    360      1-Oct-28     $ 283,672.74
7153376    SHOREVIEW                     MN     55126  SFD          7.500     6.250  $1,806.77    360      1-Oct-28     $ 258,208.23
7155176    EDWARDS                       CO     81632  PUD          7.125     6.250  $1,867.55    360      1-Oct-28     $ 276,978.33
7155262    SAN JOSE                      CA     95125  SFD          6.625     6.250  $3,649.77    360      1-Oct-28     $ 569,497.10
7161145    BELMONT                       CA     94002  SFD          7.375     6.250  $2,866.30    360      1-Sep-28     $ 414,366.50
7163699    MILTON                        MA     02186  SFD          6.875     6.250  $2,033.19    360      1-Oct-28     $ 309,239.99
7163838    MENLO PARK                    CA     94025  SFD          7.125     6.250  $2,519.71    360      1-Oct-28     $ 373,700.92
7164046    MURFREESBORO                  TN     37129  SFD          7.250     6.250  $1,577.26    360      1-Oct-28     $ 231,029.63
7164389    SAN MARTIN                    CA     95046  SFD          6.625     6.250  $3,595.99    360      1-Sep-28     $ 560,606.28
7164906    CAYUCOS                       CA     93430  SFD          7.250     6.250  $1,773.66    360      1-Oct-28     $ 259,797.17
7165410    EVERETT                       WA     98203  SFD          7.250     6.250  $3,619.63    360      1-Sep-28     $ 529,769.66
7165681    ARROYO GRANDE                 CA     93420  SFD          7.250     6.250  $2,251.18    360      1-Oct-28     $ 329,693.75
7166040    SAN JOSE                      CA     95111  SFD          7.250     6.250  $1,998.71    360      1-Oct-28     $ 292,761.44
7166693    STERLING                      VA     20165  SFD          7.500     6.250  $1,756.43    360      1-Oct-28     $ 251,013.57
7166810    FRANKLIN                      MI     48025  SFD          7.375     6.250  $2,065.12    360      1-Oct-28     $ 298,720.89
7167270    MESA                          AZ     85205  SFD          7.500     6.250  $2,038.21    360      1-Oct-28     $ 291,283.67
7169231    SNOHOMISH                     WA     98290  SFD          7.375     6.250  $1,781.25    360      1-Oct-28     $ 257,703.76
7169392    SIERRE MADRE                  CA     91024  SFD          6.875     6.250  $3,008.73    360      1-Nov-28     $ 458,000.00
7169738    SAN DIEGO                     CA     92120  SFD          7.000     6.250  $2,075.08    360      1-Oct-28     $ 311,644.34
7175383    SOUTH PASADENA                CA     91030  SFD          7.125     6.250  $1,933.57    360      1-Oct-28     $ 286,770.49
7175429    SAN LUIS OBISPO               CA     93401  SFD          7.250     6.250  $3,410.88    360      1-Oct-28     $ 499,609.95
7177158    OMAHA                         NE     68132  SFD          7.625     6.250  $2,165.85    360      1-Oct-28     $ 305,778.53
7177458    INDEPENDENCE                  MN     55359  SFD          7.125     6.250  $2,344.54    360      1-Oct-28     $ 347,721.71
7180564    WINCHESTER                    MA     01890  SFD          7.375     6.250  $2,486.43    360      1-Oct-28     $ 359,726.07
7180829    EL DORADO HILLS               CA     95762  SFD          7.375     6.250  $1,866.20    360      1-Oct-28     $ 269,994.40
7181299    BOCA RATON                    FL     33434  SFD          7.125     6.250  $2,546.66    360      1-Oct-28     $ 377,697.72
7181963    GENEVA                        IL     60134  SFD          7.250     6.250  $2,046.53    360      1-Oct-28     $ 299,765.97
7181971    SAN DIEGO                     CA     92037  LCO          7.375     6.250  $4,468.67    360      1-Oct-28     $ 646,507.68
7182257    WOODBURY                      NY     11797  SFD          6.750     6.250  $2,205.23    360      1-Oct-28     $ 339,707.27
7182315    MILLBURN                      NJ     07078  SFD          7.125     6.250  $2,937.41    360      1-Oct-28     $ 435,651.34
7185141    SAN JOSE                      CA     95122  SFD          7.375     6.250  $1,595.46    360      1-Oct-28     $ 230,824.23
7187312    MT PROSPECT                   IL     60056  SFD          7.625     6.250  $1,061.69    360      1-Oct-28     $ 149,891.44
7187397    ARLINGTON                     VA     22205  SFD          7.000     6.250  $2,090.65    360      1-Oct-28     $ 313,982.42
7187741    CORVALLIS                     OR     97330  SFD          7.000     6.250  $2,419.37    360      1-Oct-28     $ 363,351.92
7187823    PALO ALTO                     CA     94303  LCO          7.125     6.250  $1,760.09    360      1-Nov-28     $ 261,250.00
7188410    VIENNA                        VA     22182  PUD          7.000     6.250  $1,836.23    360      1-Oct-28     $ 275,773.77
7188483    SANTA ANA                     CA     92705  SFD          7.125     6.250  $2,490.06    360      1-Oct-28     $ 369,304.44
7188682    HIGHLAND                      CA     92346  SFD          7.250     6.250  $1,633.13    360      1-Oct-28     $ 239,213.25
7188828    BELLINGHAM                    WA     98226  SFD          7.000     6.250  $2,120.65    360      1-Oct-28     $ 318,488.72
7189506    LITTLETON                     CO     80127  PUD          7.500     6.250  $1,223.63    360      1-Oct-28     $ 174,870.12
7189910    SHELBY TOWNSHIP               MI     48315  SFD          7.500     6.250  $2,237.49    360      1-Oct-28     $ 319,762.51
7191380    HIGHLANDS RANCH               CO     80126  PUD          7.250     6.250  $2,481.42    360      1-Oct-28     $ 363,466.24
7191604    WASHINGTON                    DC     20011  SFD          7.375     6.250  $1,902.12    360      1-Sep-28     $ 274,979.59
7191619    DENVER                        CO     80231  PUD          6.750     6.250  $2,659.25    360      1-Oct-28     $ 409,647.00
7192353    GLEN RIDGE                    NJ     07028  SFD          7.125     6.250  $2,748.77    360      1-Nov-28     $ 408,000.00
7194211    GREENSBORO                    NC     27455  SFD          7.000     6.250  $1,953.75    240      1-Oct-18     $ 251,516.25
7194608    EAGAN                         MN     55122  SFD          7.500     6.250  $2,475.22    360      1-Oct-28     $ 353,737.28
7194942    HENDERSON                     NV     89015  SFD          7.250     6.250  $1,688.39    360      1-Oct-28     $ 247,306.92
7195037    SAN CARLOS                    CA     94070  SFD          6.875     6.250  $1,806.55    360      1-Oct-28     $ 274,768.97
7195416    PROSPER                       TX     75078  SFD          7.500     6.250  $1,693.85    360      1-Oct-28     $ 242,070.21
7195428    WEST BLOOMFIELD               MI     48324  SFD          7.500     6.250  $2,479.99    312      1-Oct-24     $ 339,645.01
7195544    OCEANSIDE                     CA     92057  PUD          7.375     6.250  $1,617.22    360      1-Oct-28     $ 233,857.83
7195657    WOODLAND                      MN     55391  SFD          7.125     6.250  $2,219.90    360      1-Oct-28     $ 329,236.51
7197206    PRIOR LAKE                    MN     55372  SFD          7.125     6.250  $2,694.87    360      1-Nov-28     $ 400,000.00
7197497    SAN JOSE                      CA     95128  SFD          7.125     6.250  $1,612.88    360      1-Oct-28     $ 239,208.56
7197758    SEATTLE                       WA     98105  SFD          7.375     6.250  $2,624.57    360      1-Oct-28     $ 379,710.85
7200187    WEST HOLLYWOOD                CA     90069  HCO          7.000     6.250  $2,082.40    360      1-Oct-28     $ 312,743.43
7200860    MINNEAPOLIS                   MN     55416  SFD          7.250     6.250  $1,773.66    360      1-Oct-28     $ 259,797.17
7200877    WEST CHESTER                  PA     19380  PUD          6.875     6.250  $2,069.33    360      1-Oct-28     $ 314,735.36
7201696    NOVATO                        CA     94947  SFD          6.875     6.250  $1,629.18    360      1-Nov-28     $ 248,000.00
7202571    EAGAN                         MN     55122  SFD          7.250     6.250  $1,682.25    360      1-Oct-28     $ 246,407.63
7203083    FREMONT                       CA     94539  PUD          6.750     6.250  $4,167.89    360      1-Oct-28     $ 642,046.74
7203284    MCLEAN                        VA     22101  PUD          7.000     6.250  $1,937.36    360      1-Oct-28     $ 290,961.31
7204289    FLINTRIDGE AREA               CA     91011  SFD          7.375     6.250  $2,085.84    360      1-Oct-28     $ 301,770.20
7204841    OMAHA                         NE     68135  SFD          7.250     6.250  $4,429.71    360      1-Oct-28     $ 648,843.45
7204943    MELBOURNE                     FL     32901  SFD          7.375     6.250  $1,864.82    360      1-Oct-28     $ 269,794.55
7205548    LAGUNA NIGUEL                 CA     92677  SFD          7.250     6.250  $4,420.50    360      1-Oct-28     $ 647,494.50
7205984    SANTA BARBARA                 CA     93105  SFD          7.375     6.250  $3,341.14    360      1-Oct-28     $ 483,381.91
7206628    TIBURON                       CA     94920  SFD          7.250     6.250  $4,413.68    360      1-Oct-28     $ 646,495.28
7206709    PARKER                        CO     80134  LCO          7.375     6.250  $2,471.93    360      1-Oct-28     $ 357,627.66
7206780    SNOWMASS VILLAGE              CO     81615  LCO          7.500     6.250    $524.41    360      1-Oct-28      $ 74,944.34
7206879    CAMARILLO                     CA     93012  SFD          7.375     6.250  $2,154.22    360      1-Oct-28     $ 311,662.67
7206897    GREEN BAY                     WI     54313  SFD          7.625     6.250  $1,773.02    360      1-Oct-28     $ 250,318.70
7206975    STOCKTON                      CA     95219  PUD          7.000     6.250  $2,494.88    360      1-Oct-28     $ 374,692.62
7207089    EATONVILLE                    WA     98328  SFD          6.750     6.250  $1,767.75    360      1-Oct-28     $ 272,315.34
7207444    DANA POINT                    CA     92629  SFD          7.250     6.250  $1,954.09    360      1-Oct-28     $ 286,226.55
7208192    HERCULES                      CA     94547  SFD          7.375     6.250  $1,870.00    360      1-Oct-28     $ 270,543.98
7208989    CAMARILLO                     CA     93012  SFD          6.875     6.250  $2,611.95    360      1-Nov-28     $ 397,600.00
7209087    LITTLETON                     CO     80127  SFD          7.250     6.250  $1,790.71    360      1-Oct-28     $ 262,295.23
7210518    SAN JOSE                      CA     95148  SFD          7.125     6.250  $1,896.52    360      1-Oct-28     $ 281,274.89
7212782    VIRGINIA BEACH                VA     23452  SFD          7.125     6.250  $1,819.04    360      1-Oct-28     $ 269,784.09
7213198    DEL MAR                       CA     92014  SFD          7.250     6.250  $3,110.72    360      1-Oct-28     $ 455,644.28
7213411    CLACKAMAS                     OR     97015  PUD          7.250     6.250  $2,145.44    360      1-Nov-28     $ 314,500.00
7213723    GILBERT                       AZ     85296  SFD          7.125     6.250  $1,740.89    360      1-Oct-28     $ 258,193.36
7213740    CHARLOTTE                     NC     28207  SFD          7.250     6.250  $2,678.22    360      1-Oct-28     $ 392,293.74
7213831    SONOMA                        CA     95476  SFD          7.125     6.250  $3,857.04    360      1-Oct-28     $ 572,042.18
7213971    GURNEE                        IL     60031  SFD          7.375     6.250  $1,954.61    360      1-Oct-28     $ 282,784.66
7214173    PORTLAND                      OR     97229  SFD          7.375     6.250  $1,835.12    360      1-Oct-28     $ 265,497.83
7214461    TRUMBULL                      CT     06611  SFD          7.250     6.250  $1,671.33    360      1-Oct-28     $ 244,808.88
7214983    SAN LUIS OBISPO               CA     93401  SFD          7.125     6.250  $2,112.78    360      1-Oct-28     $ 313,349.22
7216215    SCOTTSDALE                    AZ     85253  SFD          7.500     6.250  $2,737.42    360      1-Oct-28     $ 391,209.42
7216337    SAN RAMON                     CA     94583  SFD          7.000     6.250  $2,468.27    360      1-Oct-28     $ 370,695.90
7218600    PARK CITY                     UT     84098  LCO          7.125     6.250  $1,600.33    360      1-Nov-28     $ 237,537.00
7221441    BOGART                        GA     30622  SFD          7.000     6.250  $2,360.49    360      1-Oct-28     $ 354,509.18
7224215    CHICAGO                       IL     60625  SFD          7.500     6.250  $1,664.13    360      1-Nov-28     $ 238,000.00
7224230    MIDDLETOWN                    NJ     07748  SFD          7.500     6.250  $2,726.94    360      1-Nov-28     $ 390,000.00
7224387    BURBANK                       CA     91504  SFD          7.000     6.250  $1,563.46    360      1-Oct-28     $ 234,807.37
7224509    MUKWONAGO                     WI     53149  SFD          7.000     6.250  $3,965.20    360      1-Oct-28     $ 595,511.47
7225079    SAN FRANCISCO                 CA     94114  SFD          7.000     6.250  $1,696.52    360      1-Oct-28     $ 254,790.98
7225240    MAMMOTH LAKES                 CA     93546  LCO          7.250     6.250  $2,023.68    360      1-Oct-28     $ 296,418.58
7225442    RENO                          NV     89509  SFD          7.375     6.250  $2,072.03    360      1-Oct-28     $ 299,738.94
7226464    CHARLOTTE                     NC     28226  SFD          7.000     6.250  $2,228.76    360      1-Nov-28     $ 335,000.00
7226565    HOLLISTER                     CA     95023  SFD          7.000     6.250  $1,825.59    360      1-Oct-28     $ 274,175.08
7227447    SAN DIEGO                     CA     92128  SFD          7.500     6.250  $1,777.75    360      1-Oct-28     $ 254,061.31
7227984    BOTHELL                       WA     98021  SFD          7.000     6.250  $1,597.72    360      1-Oct-28     $ 239,750.87
7228178    NEWPORT BEACH                 CA     92663  PUD          7.250     6.250  $1,930.56    360      1-Oct-28     $ 282,779.23
7229537    FRANKTOWN                     CO     80116  SFD          7.125     6.250  $2,088.53    360      1-Oct-28     $ 309,752.10
7231667    SAN RAMON                     CA     94583  PUD          6.875     6.250  $1,710.64    360      1-Oct-28     $ 260,181.24
7231711    EAGAN                         MN     55123  SFD          7.375     6.250  $1,968.42    360      1-Oct-28     $ 284,684.79
7231894    WESTMINSTER                   CO     80234  SFD          7.625     6.250  $1,248.55    360      1-Oct-28     $ 176,272.33
7232986    SAN FRANCISCO                 CA     94116  SFD          7.250     6.250  $2,271.65    360      1-Oct-28     $ 332,711.88
7234118    LOS ANGELES                   CA     90026  SFD          7.375     6.250  $2,051.31    360      1-Nov-28     $ 297,000.00
7236424    TACOMA                        WA     98422  SFD          7.125     6.250  $1,632.42    360      1-Oct-28     $ 242,106.24
7238038    LIVERMORE                     CA     94550  SFD          6.750     6.250  $2,847.31    360      1-Oct-28     $ 438,616.03
7238197    RIDGEWOOD                     NJ     07450  SFD          7.125     6.250  $2,155.90    360      1-Oct-28     $ 319,744.10
7238919    ALPHARETTA                    GA     30004  PUD          7.250     6.250  $2,097.69    360      1-Nov-28     $ 307,500.00
7247476    PARADISE VALLEY               AZ     85253  SFD          7.125     6.250  $2,387.66    360      1-Oct-28     $ 354,116.59
7251037    SNOHOMISH                     WA     98290  SFD          6.875     6.250  $1,586.48    360      1-Nov-28     $ 241,500.00
7251069    PLEASANTON                    CA     94566  SFD          7.250     6.250  $1,916.92    360      1-Nov-28     $ 281,000.00
7257360    PARADISE VALLEY               AZ     85253  SFD          7.000     6.250  $3,169.79    360      1-Oct-28     $ 476,053.47
7257404    COMMERCE TWP                  MI     48382  SFD          7.125     6.250  $2,112.11    360      1-Oct-28     $ 313,249.30
7258604    CHARLOTTE                     NC     28210  PUD          7.125     6.250  $1,965.24    360      1-Nov-28     $ 291,700.00
7258793    ALPHARETTA                    GA     30202  PUD          7.000     6.250  $2,868.61    240      1-Oct-18     $ 369,289.72
7259141    PARK CITY                     UT     84060  PUD          7.125     6.250  $2,250.22    360      1-Oct-28     $ 333,732.91
7259240    YUCAIPA                       CA     92399  SFD          7.125     6.250  $1,657.35    360      1-Nov-28     $ 246,000.00
7276735    BOWIE                         MD     20715  PUD          7.625     6.250  $1,838.49    360      1-Oct-28     $ 259,562.00
7278654    ARLINGTON                     VA     22202  LCO          7.375     6.250  $1,705.28    360      1-Oct-28     $ 246,712.13
7279007    SAN FRANCISCO                 CA     94118  SFD          7.250     6.250  $1,814.59    360      1-Oct-28     $ 265,792.49
7279913    DAVIS                         CA     95616  SFD          7.250     6.250  $2,455.83    360      1-Oct-28     $ 359,719.17
7280128    REDWOOD CITY                  CA     94062  SFD          7.250     6.250  $5,718.00    360      1-Oct-28     $ 837,546.13
7281451    VALLEJO                       CA     94591  SFD          7.000     6.250  $1,329.39    360      1-Oct-28     $ 199,654.21
7281679    MAMMOTH LAKES                 CA     93546  SFD          7.125     6.250  $2,196.32    360      1-Nov-28     $ 326,000.00
7283995    BOULDER                       CO     80304  SFD          7.375     6.250  $2,700.54    360      1-Oct-28     $ 390,702.48
7284925    ISSAQUAH                      WA     98029  PUD          7.125     6.250  $2,597.86    360      1-Oct-28     $ 385,291.64
7285532    DENVER                        CO     80206  SFD          7.125     6.250  $1,792.09    360      1-Nov-28     $ 266,000.00
7290266    HILLSBOROUGH                  CA     94011  SFD          7.125     6.250  $4,379.17    360      1-Oct-28     $ 649,480.21
7292261    ELK GROVE                     CA     95758  SFD          7.125     6.250  $2,512.76    360      1-Nov-28     $ 372,969.00
7302737    FALLS CHURCH                  VA     22041  SFD          6.875     6.250  $1,934.66    360      1-Nov-28     $ 294,500.00
7322331    FAIRFAX STATION               VA     22039  SFD          6.750     6.250  $1,930.23    360      1-Oct-28     $ 297,343.77
7343744    PAONIA                        CO     81428  SFD          7.000     6.250  $2,701.13    360      1-Nov-28     $ 406,000.00
7344089    ATLANTA                       GA     30309  HCO          6.875     6.250  $2,143.23    360      1-Nov-28     $ 326,250.00

                                                                                                                     $322,556,238.45

(i)        (x)       (xi)       (xii)        (xiii)    (xiv)         (xv)         (xvi)
--------   ------    ---------  ----------   --------  -----------   -----------  -----------

MORTGAGE                        MORTGAGE               T.O.P.        MASTER       FIXED
LOAN                            INSURANCE    SERVICE   MORTGAGE      SERVICE      RETAINED
NUMBER     LTV       SUBSIDY    CODE         FEE       LOAN          FEE          YIELD
--------   ------    ---------  ----------   --------  -----------   -----------  -----------
4719077     80.00                             0.250                      0.017         0.733
4735946     73.46                             0.250                      0.017         0.608
4750148     68.85                             0.250                      0.017         0.358
4761278     79.14                             0.250                      0.017         1.233
4764801     78.92                             0.250                      0.017         0.608
4766743     90.00                      06     0.250                      0.017         1.233
4771637     80.00                             0.250                      0.017         0.483
4771925     94.59                      06     0.250                      0.017         1.233
4786539     80.00                             0.250                      0.017         0.108
4787300     90.00                      11     0.250                      0.017         1.233
4790490     94.99                      17     0.250                      0.017         0.233
4791732     85.44                      01     0.250                      0.017         0.858
4795752     75.00                             0.250                      0.017         1.358
4800357     93.01                      11     0.250                      0.017         1.358
4801404     66.49                             0.250                      0.017         0.483
4802680     80.00                             0.250                      0.017         0.358
4811665     63.79                             0.250                      0.017         0.983
4813696     64.00                             0.250                      0.017         0.000
4815383     66.67                             0.250                      0.017         0.733
4817062     80.00                             0.250                      0.017         0.733
4818002     90.00                      11     0.250                      0.017         0.733
4818003     80.00                             0.250                      0.017         0.483
4819519     33.33                             0.250                      0.017         0.608
4822209     54.17                             0.250                      0.017         0.858
4822544     80.00                             0.250                      0.017         0.733
4824121     78.04                             0.250                      0.017         0.733
4824716     78.00                             0.250                      0.017         0.733
4826036     64.95                             0.250                      0.017         0.733
4827690     85.00                      17     0.250                      0.017         0.358
4829803     90.00                      01     0.250                      0.017         0.858
4830317     89.87                      11     0.250                      0.017         0.883
4830345     95.00                      17     0.250                      0.017         1.108
4831119     75.00                             0.250                      0.017         0.858
4832108     66.48                             0.250                      0.017         0.733
4832240     94.99                      13     0.250                      0.017         1.108
4832569     64.62                             0.250                      0.017         0.733
4832582     48.31                             0.250                      0.017         0.358
4834250     94.99                      17     0.250                      0.017         0.983
4835490     61.58                             0.250                      0.017         0.608
4835876     95.00                      06     0.250                      0.017         0.608
4838373     74.75                             0.250                      0.017         0.983
4839400     64.44                             0.250                      0.017         0.483
4839412     77.91                             0.250                      0.017         0.858
4840248     62.50                             0.250                      0.017         0.483
4841345     63.95                             0.250                      0.017         0.358
4841751     54.55                             0.250                      0.017         0.608
4842036     57.55                             0.250                      0.017         0.608
4842063     89.86                      12     0.250                      0.017         0.983
4842792     66.42                             0.250                      0.017         0.608
4842814     62.88                             0.250                      0.017         0.733
4843135     52.15                             0.250                      0.017         0.733
4844046     80.00                             0.250                      0.017         0.733
4844064     70.00                             0.250                      0.017         0.608
4844539     64.26                             0.250                      0.017         0.733
4844837     66.67                             0.250                      0.017         1.108
4845130     68.44                             0.250                      0.017         0.483
4845206     80.00                             0.250                      0.017         0.983
4845403     89.90                      17     0.250                      0.017         0.858
4845714     80.00                             0.250                      0.017         0.733
4847207     79.86                             0.250                      0.017         0.483
4848133     78.41                             0.250                      0.017         1.233
4848713     50.00                             0.250                      0.017         0.983
4849048     80.00                             0.250                      0.017         0.358
4850127     45.25                             0.250                      0.017         1.233
4850741     58.33                             0.250                      0.017         0.483
4850920     66.88                             0.250                      0.017         0.233
4851397     66.27                             0.250                      0.017         0.483
4851779     83.75                      01     0.250                      0.017         0.733
4852055     75.00                             0.250                      0.017         0.733
4852635     80.00                             0.250                      0.017         0.858
4853001     72.46                             0.250                      0.017         0.983
4853118     77.42                             0.250                      0.017         0.983
4853587     43.52                             0.250                      0.017         0.733
4853654     65.25                             0.250                      0.017         0.858
4853866     80.00                             0.250                      0.017         0.858
4854007     79.95                             0.250                      0.017         0.983
4854368     54.26                             0.250                      0.017         0.858
4854963     80.00                             0.250                      0.017         0.858
4855015     80.00                             0.250                      0.017         0.733
4855693     70.00                             0.250                      0.017         0.608
4855816     75.96                             0.250                      0.017         0.358
4855956     66.79                             0.250                      0.017         0.483
4856292     80.00                             0.250                      0.017         0.733
4856521     79.14 GD 4YR                      0.250                      0.017         0.608
4857303     80.00                             0.250                      0.017         0.483
4857321     62.90                             0.250                      0.017         0.483
4857975     69.40                             0.250                      0.017         0.608
4858443     70.57                             0.250                      0.017         0.358
4858610     90.00                      33     0.250                      0.017         0.608
4858873     75.00                             0.250                      0.017         0.733
4859741     68.57                             0.250                      0.017         0.983
4859963     80.00                             0.250                      0.017         0.733
4859987     69.77                             0.250                      0.017         0.983
4860252     79.94                             0.250                      0.017         0.733
4860282     69.77                             0.250                      0.017         0.858
4861323     31.37                             0.250                      0.017         0.733
4861374     90.00                      17     0.250                      0.017         1.108
4861475     75.00                             0.250                      0.017         0.983
4861490     73.33                             0.250                      0.017         0.983
4861606     86.57                      17     0.250                      0.017         0.983
4861659     51.43                             0.250                      0.017         0.733
4861678     79.87                             0.250                      0.017         0.483
4861765     86.37                      12     0.250                      0.017         0.983
4861883     80.00                             0.250                      0.017         0.733
4862016     62.50                             0.250                      0.017         0.608
4862099     80.00                             0.250                      0.017         0.858
4862264     80.00                             0.250                      0.017         0.733
4862271     94.98                      12     0.250                      0.017         1.233
4862433     67.37                             0.250                      0.017         0.858
4862510     95.00                      17     0.250                      0.017         1.233
4862788     73.85                             0.250                      0.017         0.733
4862928     57.73                             0.250                      0.017         0.358
4863078     79.12                             0.250                      0.017         0.733
4863158     53.19                             0.250                      0.017         0.733
4863169     54.55                             0.250                      0.017         0.483
4863454     61.90                             0.250                      0.017         1.108
4864041     68.64                             0.250                      0.017         0.858
4864062     69.99 GD 3YR                      0.250                      0.017         0.358
4864163     75.00                             0.250                      0.017         1.108
4864208     75.00                             0.250                      0.017         0.483
4864236     69.42                             0.250                      0.017         0.733
4864311     66.01                             0.250                      0.017         0.733
4864503     89.91                      11     0.250                      0.017         0.483
4864735     74.95                             0.250                      0.017         0.858
4864847     80.00                             0.250                      0.017         0.983
4864877     90.00                      01     0.250                      0.017         0.608
4864959     64.52                             0.250                      0.017         0.733
4865181     84.32                      11     0.250                      0.017         1.483
4865247     79.89                             0.250                      0.017         0.858
4865497     69.42                             0.250                      0.017         0.983
4865712     64.71                             0.250                      0.017         0.858
4865831     89.43                      17     0.250                      0.017         0.983
4865963     80.00                             0.250                      0.017         0.983
4865981     89.99                      01     0.250                      0.017         0.608
4866049     80.00                             0.250                      0.017         0.983
4866084     59.00                             0.250                      0.017         0.608
4866403     63.94                             0.250                      0.017         0.733
4866807     77.78                             0.250                      0.017         0.608
4867041     73.53                             0.250                      0.017         0.358
4867220     75.00                             0.250                      0.017         0.608
4867311     63.23                             0.250                      0.017         0.733
4867325     72.73                             0.250                      0.017         0.983
4867384     68.93                             0.250                      0.017         0.858
4867531     46.34                             0.250                      0.017         0.858
4867715     75.00                             0.250                      0.017         0.733
4868025     90.00                      11     0.250                      0.017         0.733
4868132     69.77                             0.250                      0.017         0.233
4868134     74.00                             0.250                      0.017         0.733
4868152     82.90                      01     0.250                      0.017         0.358
4868254     74.47                             0.250                      0.017         0.858
4868291     71.03                             0.250                      0.017         0.858
4868813     54.18                             0.250                      0.017         0.858
4868951     58.93                             0.250                      0.017         0.733
4869045     63.54                             0.250                      0.017         0.858
4869191     80.00                             0.250                      0.017         0.858
4869195     76.00                             0.250                      0.017         0.733
4869209     80.00                             0.250                      0.017         0.858
4869465     73.03                             0.250                      0.017         0.733
4869488     80.00                             0.250                      0.017         0.858
4869536     68.72                             0.250                      0.017         0.608
4869601     90.00                      17     0.250                      0.017         0.858
4869688     72.73                             0.250                      0.017         0.483
4869760     74.48                             0.250                      0.017         0.483
4869788     64.91                             0.250                      0.017         0.858
4869850     54.83                             0.250                      0.017         0.483
4869999     80.00                             0.250                      0.017         0.608
4870043     61.70                             0.250                      0.017         0.483
4870099     75.47                             0.250                      0.017         0.608
4870604     64.22                             0.250                      0.017         0.483
4870628     80.00                             0.250                      0.017         0.483
4870755     80.00                             0.250                      0.017         0.858
4870867     82.03                      11     0.250                      0.017         0.733
4870868     74.93                             0.250                      0.017         0.608
4871048     67.83                             0.250                      0.017         0.608
4871120     69.27                             0.250                      0.017         0.733
4871215     46.43                             0.250                      0.017         0.733
4872030     78.85                             0.250                      0.017         0.733
4872091     67.57                             0.250                      0.017         0.858
4872159     64.91                             0.250                      0.017         0.858
4872189     59.95                             0.250                      0.017         1.108
4872208     80.00                             0.250                      0.017         0.358
4872250     58.57                             0.250                      0.017         0.358
4872281     76.72                             0.250                      0.017         0.858
4872375     75.43                             0.250                      0.017         0.483
4872386     68.00                             0.250                      0.017         0.733
4872531     80.00                             0.250                      0.017         0.733
4872662     68.99                             0.250                      0.017         0.483
4872665     88.16                      13     0.250                      0.017         0.483
4872675     52.27                             0.250                      0.017         0.608
4872717     67.86                             0.250                      0.017         0.608
4872731     68.89                             0.250                      0.017         0.608
4872744     50.42                             0.250                      0.017         0.483
4872771     65.71                             0.250                      0.017         0.608
4872844     80.00                             0.250                      0.017         0.983
4873015     65.99                             0.250                      0.017         0.608
4873066     56.32                             0.250                      0.017         0.608
4873250     76.72                             0.250                      0.017         0.858
4873314     84.21                      33     0.250                      0.017         0.983
4873520     72.35                             0.250                      0.017         0.733
4873525     75.69                             0.250                      0.017         0.858
4873579     55.56                             0.250                      0.017         0.608
4873671     80.00                             0.250                      0.017         0.733
4873727     75.00                             0.250                      0.017         0.483
4873732     59.18                             0.250                      0.017         0.733
4873984     80.00                             0.250                      0.017         0.858
4873985     59.08                             0.250                      0.017         0.608
4874029     66.35                             0.250                      0.017         0.858
4874058     80.00                             0.250                      0.017         0.483
4874101     80.00                             0.250                      0.017         0.358
4874195     77.71                             0.250                      0.017         0.483
4874235     52.15                             0.250                      0.017         0.983
4874335     69.17                             0.250                      0.017         0.733
4874363     63.04                             0.250                      0.017         0.483
4874428     67.82                             0.250                      0.017         0.733
4874430     93.65                      17     0.250                      0.017         0.858
4874557     90.00                      33     0.250                      0.017         0.483
4875039     56.48                             0.250                      0.017         0.483
4875158     72.29                             0.250                      0.017         1.233
4875178     75.00                             0.250                      0.017         0.483
4875198     78.70                             0.250                      0.017         1.108
4875218     58.87                             0.250                      0.017         0.858
4875219     71.91                             0.250                      0.017         1.108
4875243     65.95                             0.250                      0.017         0.733
4875314     72.80                             0.250                      0.017         0.858
4875333     80.00                             0.250                      0.017         0.608
4875971     80.00                             0.250                      0.017         0.483
4876023     70.00                             0.250                      0.017         0.858
4876044     92.37                      01     0.250                      0.017         0.733
4876161     79.47                             0.250                      0.017         0.483
4876482     85.00                      33     0.250                      0.017         0.983
4876540     79.94                             0.250                      0.017         1.108
4876575     67.11                             0.250                      0.017         0.608
4876592     75.37                             0.250                      0.017         0.608
4876761     66.73                             0.250                      0.017         0.733
4876764     65.68                             0.250                      0.017         0.608
4876957     80.00                             0.250                      0.017         0.483
4877341     75.00                             0.250                      0.017         0.358
4877468     86.76                      11     0.250                      0.017         0.733
4877715     79.07                             0.250                      0.017         0.733
4878067     60.75                             0.250                      0.017         0.733
4878117     69.33                             0.250                      0.017         0.733
4878569     80.00                             0.250                      0.017         0.358
4878639     46.11                             0.250                      0.017         0.733
4878850     58.33                             0.250                      0.017         0.483
4878976     89.92                      11     0.250                      0.017         0.733
4879381     69.72                             0.250                      0.017         0.358
4879644     78.89                             0.250                      0.017         0.483
4879801     62.18                             0.250                      0.017         0.108
4879829     70.00                             0.250                      0.017         0.983
4879991     74.16                             0.250                      0.017         0.358
4880066     62.76                             0.250                      0.017         0.358
4880158     69.77                             0.250                      0.017         0.608
4880581     80.00                             0.250                      0.017         0.483
4880810     60.00                             0.250                      0.017         0.733
4880877     80.00                             0.250                      0.017         0.608
4880966     44.20                             0.250                      0.017         0.858
4880988     75.79                             0.250                      0.017         0.733
4881056     69.60                             0.250                      0.017         0.608
4881070     70.89                             0.250                      0.017         0.858
4881080     78.46                             0.250                      0.017         0.858
4881160     73.28                             0.250                      0.017         0.608
4881289     80.00                             0.250                      0.017         0.733
4881335     75.88                             0.250                      0.017         0.358
4881342     65.52                             0.250                      0.017         0.983
4881419     89.68                      13     0.250                      0.017         0.608
4881486     78.21                             0.250                      0.017         0.733
4881529     75.73                             0.250                      0.017         0.608
4881699     95.00                      06     0.250                      0.017         0.858
4881764     80.00                             0.250                      0.017         0.733
4881998     79.96                             0.250                      0.017         0.608
4882053     80.00                             0.250                      0.017         0.483
4882129     71.47                             0.250                      0.017         0.858
4882181     79.71                             0.250                      0.017         0.858
4882257     80.00                             0.250                      0.017         0.858
4882311     74.43                             0.250                      0.017         0.858
4882328     90.00                      17     0.250                      0.017         0.733
4882358     90.00                      06     0.250                      0.017         0.733
4882374     79.14                             0.250                      0.017         0.733
4882378     71.45                             0.250                      0.017         0.608
4882382     56.18                             0.250                      0.017         0.858
4882477     87.83                      33     0.250                      0.017         1.108
4882483     69.74                             0.250                      0.017         0.733
4882520     76.60                             0.250                      0.017         0.608
4882585     70.33                             0.250                      0.017         0.608
4882644     80.00                             0.250                      0.017         0.358
4882647     66.67                             0.250                      0.017         0.608
4882835     80.00                             0.250                      0.017         0.858
4882854     62.53                             0.250                      0.017         0.483
4882937     69.77                             0.250                      0.017         1.108
4883178     80.00                             0.250                      0.017         0.733
4883206     41.85                             0.250                      0.017         0.483
4883207     37.37                             0.250                      0.017         1.233
4883228     80.00                             0.250                      0.017         0.483
4883251     73.47                             0.250                      0.017         0.608
4883255     62.37                             0.250                      0.017         0.483
4883282     68.17                             0.250                      0.017         0.858
4883306     78.62                             0.250                      0.017         0.608
4883307     74.90                             0.250                      0.017         0.858
4883319     71.74                             0.250                      0.017         0.858
4883413     79.58                             0.250                      0.017         0.608
4883507     87.99                      13     0.250                      0.017         0.983
4883540     59.29                             0.250                      0.017         0.983
4883731     88.58                      01     0.250                      0.017         0.483
4883763     80.00                             0.250                      0.017         0.733
4883834     89.99                      33     0.250                      0.017         0.983
4883911     80.00                             0.250                      0.017         0.733
4883938     80.00                             0.250                      0.017         0.358
4883944     61.80                             0.250                      0.017         0.858
4884163     80.00                             0.250                      0.017         0.483
4884202     72.56                             0.250                      0.017         0.858
4884295     80.00                             0.250                      0.017         0.733
4884410     65.00                             0.250                      0.017         0.483
4884693     75.00                             0.250                      0.017         0.858
4884719     80.00                             0.250                      0.017         0.733
4884911     65.00                             0.250                      0.017         1.233
4885175     89.54                      33     0.250                      0.017         0.983
4885658     68.94                             0.250                      0.017         0.608
4885754     90.00                      17     0.250                      0.017         0.733
4885969     75.00                             0.250                      0.017         0.483
4885975     70.89                             0.250                      0.017         0.858
4886139     67.86                             0.250                      0.017         0.858
4886158     78.63                             0.250                      0.017         0.858
4886168     58.89                             0.250                      0.017         0.608
4886269     79.55                             0.250                      0.017         0.608
4886376     79.37                             0.250                      0.017         0.733
4887369     79.96                             0.250                      0.017         0.858
4887443     75.01                             0.250                      0.017         0.858
4887569     65.18                             0.250                      0.017         0.733
4887602     75.00                             0.250                      0.017         0.358
4887712     61.58                             0.250                      0.017         0.858
4887723     41.88                             0.250                      0.017         0.483
4888506     74.93                             0.250                      0.017         0.858
4888543     58.95                             0.250                      0.017         0.858
4888557     74.55                             0.250                      0.017         0.358
4888572     75.00                             0.250                      0.017         1.358
4888596     76.77                             0.250                      0.017         0.733
4888599     78.13                             0.250                      0.017         1.108
4888604     59.31                             0.250                      0.017         0.358
4888629     80.00                             0.250                      0.017         0.358
4888652     68.50                             0.250                      0.017         0.733
4888658     78.13                             0.250                      0.017         0.733
4888990     37.09                             0.250                      0.017         0.983
4889139     47.76                             0.250                      0.017         0.483
4889302     79.42                             0.250                      0.017         0.858
4889385     75.94                             0.250                      0.017         0.858
4889393     51.30                             0.250                      0.017         0.608
4889397     67.44                             0.250                      0.017         0.733
4889415     78.28                             0.250                      0.017         0.858
4889592     90.00                      06     0.250                      0.017         0.483
4889730     66.15                             0.250                      0.017         0.733
4889745     74.86                             0.250                      0.017         1.108
4889764     80.00                             0.250                      0.017         0.858
4889802     70.47                             0.250                      0.017         0.858
4889807     80.00                             0.250                      0.017         0.733
4889931     75.00                             0.250                      0.017         0.608
4890054     73.85                             0.250                      0.017         0.858
4890198     54.12                             0.250                      0.017         0.858
4890218     80.00                             0.250                      0.017         0.858
4890219     77.51                             0.250                      0.017         0.858
4890291     54.36                             0.250                      0.017         0.483
4890297     70.24                             0.250                      0.017         0.733
4890337     74.32                             0.250                      0.017         0.733
4890342     59.96                             0.250                      0.017         0.608
4890353     80.00                             0.250                      0.017         0.858
4891177     75.00                             0.250                      0.017         0.608
4891414     79.89                             0.250                      0.017         0.733
4891510     50.00                             0.250                      0.017         0.358
4891633     64.78                             0.250                      0.017         0.983
4891879     80.00                             0.250                      0.017         0.608
4891968     52.63                             0.250                      0.017         0.733
4891977     77.46                             0.250                      0.017         0.858
4892084     89.98                      17     0.250                      0.017         0.733
4892140     64.97                             0.250                      0.017         0.983
4892145     74.36                             0.250                      0.017         0.858
4892200     90.00                      01     0.250                      0.017         0.983
4892205     80.00                             0.250                      0.017         0.483
4892263     79.25                             0.250                      0.017         0.608
4892271     59.37                             0.250                      0.017         0.733
4892289     76.27                             0.250                      0.017         0.858
4892296     67.57                             0.250                      0.017         0.733
4892343     39.45                             0.250                      0.017         0.358
4892434     73.40                             0.250                      0.017         0.858
4892760     25.85                             0.250                      0.017         0.858
4892859     75.00                             0.250                      0.017         0.483
4892872     66.00                             0.250                      0.017         0.733
4893199     80.00                             0.250                      0.017         0.000
4893344     80.00                             0.250                      0.017         0.983
4893347     72.78                             0.250                      0.017         1.108
4893692     80.00                             0.250                      0.017         0.733
4893725     90.00                      17     0.250                      0.017         0.983
4894463     67.33                             0.250                      0.017         0.733
4894885     73.44                             0.250                      0.017         0.983
4894914     59.01                             0.250                      0.017         0.983
4894948     79.98                             0.250                      0.017         0.358
4894967     80.00                             0.250                      0.017         0.983
4894968     70.13                             0.250                      0.017         0.983
4894981     77.21                             0.250                      0.017         0.983
4894998     64.55                             0.250                      0.017         0.983
4895059     79.99                             0.250                      0.017         1.108
4895062     80.00                             0.250                      0.017         1.108
4895079     70.87                             0.250                      0.017         0.983
4895098     65.89                             0.250                      0.017         0.983
4895148     80.00                             0.250                      0.017         1.108
4895166     74.05                             0.250                      0.017         0.733
4895186     72.11                             0.250                      0.017         1.108
4895214     78.65                             0.250                      0.017         0.983
4895225     80.00                             0.250                      0.017         0.983
4895239     80.00                             0.250                      0.017         0.983
4895245     63.41                             0.250                      0.017         1.108
4895264     71.78                             0.250                      0.017         0.983
4895282     69.57                             0.250                      0.017         1.108
4895288     83.33                      06     0.250                      0.017         0.983
4895301     74.62                             0.250                      0.017         0.983
4895312     89.34                      11     0.250                      0.017         0.983
4895863     75.60                             0.250                      0.017         0.983
4896249     89.97                      33     0.250                      0.017         1.358
4896399     73.75                             0.250                      0.017         0.733
4896482     90.00                      06     0.250                      0.017         1.108
4896498     75.00                             0.250                      0.017         0.733
4896531     85.00                      01     0.250                      0.017         1.108
4896570     42.78                             0.250                      0.017         0.983
4896598     79.88                             0.250                      0.017         1.108
4896632     80.00                             0.250                      0.017         0.983
4896656     65.87                             0.250                      0.017         0.983
4896657     69.57                             0.250                      0.017         0.983
4896701     89.99                      13     0.250                      0.017         0.983
4896702     54.31                             0.250                      0.017         0.983
4896727     60.75                             0.250                      0.017         0.983
4896728     67.37                             0.250                      0.017         0.983
4896746     59.68                             0.250                      0.017         0.983
4896758     74.42                             0.250                      0.017         0.983
4896764     69.83                             0.250                      0.017         1.108
4896778     74.87                             0.250                      0.017         0.983
4896790     55.01                             0.250                      0.017         0.983
4896805     72.97                             0.250                      0.017         0.983
4896820     68.30                             0.250                      0.017         0.983
4896822     67.49                             0.250                      0.017         0.983
4896834     63.17                             0.250                      0.017         0.983
4897243     80.00                             0.250                      0.017         0.983
4897256     71.16                             0.250                      0.017         0.983
4897308     79.63                             0.250                      0.017         1.108
4897384     76.42                             0.250                      0.017         1.108
4897414     80.00                             0.250                      0.017         0.983
4897440     79.45                             0.250                      0.017         0.983
4897475     76.40                             0.250                      0.017         0.983
4897491     85.82                      13     0.250                      0.017         0.983
4897510     80.00                             0.250                      0.017         0.983
4897577     80.00                             0.250                      0.017         0.733
4897601     80.00                             0.250                      0.017         0.358
4897613     71.62                             0.250                      0.017         0.983
4897626     58.90                             0.250                      0.017         0.983
4897644     83.49                      01     0.250                      0.017         0.983
4897651     75.00                             0.250                      0.017         0.733
4897657     71.36                             0.250                      0.017         0.858
4897666     72.60                             0.250                      0.017         0.483
4897808     73.03                             0.250                      0.017         0.858
4897822     75.00                             0.250                      0.017         0.858
4897836     90.00                      01     0.250                      0.017         0.858
4897923     75.00                             0.250                      0.017         0.983
4897941     78.95                             0.250                      0.017         0.733
4898163     94.98                      24     0.250                      0.017         0.733
4898175     80.00                             0.250                      0.017         0.608
4898442     90.00                      06     0.250                      0.017         0.733
4898643     80.00                             0.250                      0.017         0.233
4898993     63.08                             0.250                      0.017         0.733
4899202     80.00                             0.250                      0.017         0.983
4899458     80.00                             0.250                      0.017         0.483
4899516     76.19                             0.250                      0.017         0.608
4899643     90.00                      11     0.250                      0.017         0.858
4899970     69.35                             0.250                      0.017         0.483
4900069     75.00                             0.250                      0.017         0.733
4900136     59.18                             0.250                      0.017         0.733
4900300     88.39                      01     0.250                      0.017         0.483
4900610     45.35                             0.250                      0.017         0.733
4900630     73.26                             0.250                      0.017         0.483
4900713     80.00                             0.250                      0.017         0.608
4900806     79.98                             0.250                      0.017         0.608
4900808     76.62                             0.250                      0.017         0.608
4900822     75.00                             0.250                      0.017         0.608
4900920     52.76                             0.250                      0.017         0.733
4900926     70.00                             0.250                      0.017         0.358
4900961     90.00                      06     0.250                      0.017         0.483
4900968     66.90                             0.250                      0.017         0.483
4900972     70.50                             0.250                      0.017         0.733
4900980     79.99                             0.250                      0.017         0.358
4901015     72.00                             0.250                      0.017         0.608
4901102     34.68                             0.250                      0.017         0.608
4901129     78.70                             0.250                      0.017         0.733
4901136     53.72                             0.250                      0.017         0.858
4901156     65.85                             0.250                      0.017         0.858
4901192     70.89                             0.250                      0.017         0.733
4901215     74.94                             0.250                      0.017         0.858
4901216     80.00                             0.250                      0.017         0.483
4901259     60.98                             0.250                      0.017         0.483
4901287     80.00                             0.250                      0.017         0.483
4901299     60.61                             0.250                      0.017         0.733
4901324     89.93                      01     0.250                      0.017         0.858
4901329     89.39                      17     0.250                      0.017         0.733
4901332     78.74                             0.250                      0.017         0.733
4901352     56.77                             0.250                      0.017         0.608
4901354     89.98                      13     0.250                      0.017         0.358
4901355     79.98                             0.250                      0.017         0.483
4901373     75.56                             0.250                      0.017         0.358
4901383     72.97                             0.250                      0.017         0.983
4901387     69.44                             0.250                      0.017         0.733
4901402     80.00                             0.250                      0.017         0.858
4901420     79.99                             0.250                      0.017         0.858
4901493     85.00                      01     0.250                      0.017         0.608
4901515     80.00                             0.250                      0.017         0.358
4901537     80.00                             0.250                      0.017         0.733
4901564     75.00                             0.250                      0.017         0.358
4901594     80.00                             0.250                      0.017         0.733
4901619     80.00                             0.250                      0.017         0.733
4901644     71.97                             0.250                      0.017         0.858
4901660     68.63                             0.250                      0.017         0.608
4901844     73.68                             0.250                      0.017         0.733
4901846     57.45                             0.250                      0.017         0.858
4901850     73.24                             0.250                      0.017         0.483
4901855     56.88                             0.250                      0.017         0.858
4901858     79.19                             0.250                      0.017         0.358
4901866     70.43                             0.250                      0.017         0.358
4901901     80.00                             0.250                      0.017         0.483
4901908     75.55                             0.250                      0.017         0.608
4901918     79.68                             0.250                      0.017         0.733
4901920     50.00                             0.250                      0.017         0.608
4901921     74.93                             0.250                      0.017         0.483
4901927     63.59                             0.250                      0.017         0.608
4901949     90.00                      13     0.250                      0.017         0.608
4901961     80.00                             0.250                      0.017         0.483
4901963     80.00                             0.250                      0.017         0.483
4901972     80.00                             0.250                      0.017         0.483
4901974     72.00                             0.250                      0.017         0.858
4901975     45.29                             0.250                      0.017         0.608
4901977     65.00                             0.250                      0.017         0.483
4901984     63.80                             0.250                      0.017         0.733
4901991     80.00                             0.250                      0.017         0.733
4901999     80.00                             0.250                      0.017         0.733
4902015     74.99                             0.250                      0.017         0.733
4902020     70.00                             0.250                      0.017         0.983
4902021     80.00                             0.250                      0.017         0.608
4902024     65.98                             0.250                      0.017         0.608
4902033     74.94                             0.250                      0.017         0.733
4902041     71.59                             0.250                      0.017         0.358
4902046     69.43                             0.250                      0.017         0.733
4902059     80.00                             0.250                      0.017         0.608
4902063     75.00                             0.250                      0.017         0.358
4902072     80.00                             0.250                      0.017         0.483
4902074     65.60                             0.250                      0.017         0.858
4902085     76.84                             0.250                      0.017         0.733
4902105     70.42                             0.250                      0.017         0.608
4902106     74.18                             0.250                      0.017         0.483
4902126     73.39                             0.250                      0.017         0.733
4902150     74.38                             0.250                      0.017         0.358
4902187     78.94                             0.250                      0.017         0.733
4902190     77.11                             0.250                      0.017         0.733
4902191     37.29                             0.250                      0.017         0.608
4902208     69.04                             0.250                      0.017         0.733
4902220     79.79                             0.250                      0.017         0.358
4902221     56.09                             0.250                      0.017         0.858
4902253     48.09                             0.250                      0.017         0.483
4902269     75.00                             0.250                      0.017         0.733
4902312     80.00                             0.250                      0.017         0.358
4902331     79.37                             0.250                      0.017         0.358
4902359     73.51                             0.250                      0.017         0.733
4902365     79.07                             0.250                      0.017         0.233
4902418     66.88                             0.250                      0.017         0.358
4902432     65.57                             0.250                      0.017         0.483
4902463     57.85                             0.250                      0.017         0.733
4902491     72.57                             0.250                      0.017         0.358
4902529     72.29                             0.250                      0.017         0.483
4902588     58.86                             0.250                      0.017         0.858
4902611     69.11                             0.250                      0.017         0.733
4902624     74.32                             0.250                      0.017         0.733
4902638     79.29                             0.250                      0.017         0.483
4902676     75.38                             0.250                      0.017         0.733
4902679     73.46                             0.250                      0.017         0.608
4902727     80.00                             0.250                      0.017         0.733
4902753     76.52                             0.250                      0.017         0.733
4903048     71.08                             0.250                      0.017         0.608
4903054     67.42                             0.250                      0.017         0.858
4903076     85.00                      13     0.250                      0.017         0.733
4903093     69.84                             0.250                      0.017         0.858
4903172     74.15                             0.250                      0.017         0.733
4903182     76.57                             0.250                      0.017         0.608
4903199     74.16                             0.250                      0.017         0.483
4903457     89.98                      17     0.250                      0.017         0.733
4903470     75.00                             0.250                      0.017         0.733
4903593     79.95                             0.250                      0.017         0.483
4903735     79.98                             0.250                      0.017         0.483
4903749     63.75                             0.250                      0.017         0.483
4903934     89.88                      01     0.250                      0.017         0.733
4903956     75.00                             0.250                      0.017         0.358
4903994     52.38                             0.250                      0.017         0.358
4903996     79.18                             0.250                      0.017         0.483
4904057     68.31                             0.250                      0.017         0.483
4904132     78.57                             0.250                      0.017         0.358
4904737     58.67                             0.250                      0.017         0.608
6474401     74.93                             0.250                      0.017         0.358
6562794     62.10                             0.250                      0.017         0.358
6568120     79.82                             0.250                      0.017         0.858
6582607     80.00                             0.250                      0.017         0.483
6594699     80.00                             0.250                      0.017         0.733
6619141     74.41                             0.250                      0.017         0.733
6620202     80.00                             0.250                      0.017         0.608
6620557     79.98                             0.250                      0.017         0.858
6623180     76.92                             0.250                      0.017         0.608
6631216     80.00                             0.250                      0.017         0.733
6649618     77.76                             0.250                      0.017         0.608
6689048     80.00                             0.250                      0.017         0.858
6700877     75.00                             0.250                      0.017         0.733
6702747     80.00                             0.250                      0.017         0.983
6704734     62.70                             0.250                      0.017         0.483
6707404     79.30                             0.250                      0.017         0.608
6724369     84.88                      17     0.250                      0.017         0.358
6725736     95.00                      06     0.250                      0.017         0.733
6741350     79.46                             0.250                      0.017         0.858
6744092     80.00                             0.250                      0.017         0.733
6753744     80.00                             0.250                      0.017         1.108
6758127     78.70                             0.250                      0.017         0.733
6763626     95.00                      33     0.250                      0.017         0.608
6767965     68.97                             0.250                      0.017         0.483
6772759     80.03                      17     0.250                      0.017         0.483
6773853     80.00                             0.250                      0.017         0.483
6776012     66.91                             0.250                      0.017         0.483
6788547     79.98                             0.250                      0.017         0.733
6792267     90.00                      11     0.250                      0.017         0.733
6797042     79.94                             0.250                      0.017         0.483
6797158     80.00                             0.250                      0.017         1.108
6805799     80.00                             0.250                      0.017         0.983
6809181     79.98                             0.250                      0.017         0.733
6810698     89.98                      06     0.250                      0.017         0.733
6815996     80.00                             0.250                      0.017         0.983
6821652     79.99                             0.250                      0.017         0.483
6823393     80.00                             0.250                      0.017         0.608
6824902     90.00                      17     0.250                      0.017         0.733
6863913     79.28                             0.250                      0.017         0.733
6864328     94.98                      17     0.250                      0.017         1.108
6867244     79.99                             0.250                      0.017         0.608
6869651     67.44                             0.250                      0.017         0.483
6870946     74.54                             0.250                      0.017         0.983
6871235     60.61                             0.250                      0.017         0.858
6878468     79.99                             0.250                      0.017         0.483
6879091     72.45                             0.250                      0.017         0.483
6879210     79.20                             0.250                      0.017         0.608
6896098     80.00                             0.250                      0.017         0.483
6896301     79.99                             0.250                      0.017         0.733
6896483     79.99                             0.250                      0.017         0.483
6896826     79.99                             0.250                      0.017         0.233
6896905     95.00                      06     0.250                      0.017         0.858
6897200     95.00                      17     0.250                      0.017         1.233
6898501     75.00                             0.250                      0.017         0.858
6899400     71.42                             0.250                      0.017         0.733
6899836     79.92                             0.250                      0.017         0.733
6900786     79.99                             0.250                      0.017         0.233
6902640     85.00                      01     0.250                      0.017         0.858
6903841     79.99                             0.250                      0.017         0.733
6905286     90.00                      01     0.250                      0.017         0.733
6905499     57.89                             0.250                      0.017         0.733
6906039     80.00                             0.250                      0.017         0.733
6911676     60.00                             0.250                      0.017         0.483
6912587     62.62                             0.250                      0.017         0.233
6913864     80.00                             0.250                      0.017         0.233
6914531     79.99                             0.250                      0.017         0.733
6914825     89.99                      12     0.250                      0.017         0.483
6915003     68.42                             0.250                      0.017         0.483
6915398     75.00                             0.250                      0.017         0.733
6915686     80.00                             0.250                      0.017         0.358
6915814     79.98                             0.250                      0.017         0.483
6916228     80.00                             0.250                      0.017         0.233
6917549     69.75                             0.250                      0.017         0.608
6919512     80.00                             0.250                      0.017         0.483
6920047     80.00                             0.250                      0.017         0.608
6920085     79.99                             0.250                      0.017         0.733
6920240     88.03                      11     0.250                      0.017         0.733
6920475     79.96                             0.250                      0.017         0.733
6927844     80.00                             0.250                      0.017         0.733
6941548     84.10                      17     0.250                      0.017         0.858
6950938     95.00                      11     0.250                      0.017         0.858
6954377     66.94                             0.250                      0.017         0.733
6956565     90.00                      06     0.250                      0.017         0.858
6960917     80.00                             0.250                      0.017         0.483
6961318     80.00                             0.250                      0.017         0.858
6968946     77.89                             0.250                      0.017         0.983
6969907     95.00                      17     0.250                      0.017         1.358
6970518     90.00                      01     0.250                      0.017         0.983
6971036     80.00                             0.250                      0.017         0.483
6971059     80.00                             0.250                      0.017         0.483
6971090     84.67                      17     0.250                      0.017         1.108
6971924     55.24                             0.250                      0.017         0.983
6974096     95.00                      17     0.250                      0.017         0.733
6975001     53.33                             0.250                      0.017         0.983
6975076     80.00                             0.250                      0.017         0.733
6975758     78.43                             0.250                      0.017         0.483
6975974     79.99                             0.250                      0.017         0.733
6977155     80.00                             0.250                      0.017         0.358
6978230     64.66                             0.250                      0.017         0.358
6981635     80.00                             0.250                      0.017         0.608
6981645     80.00                             0.250                      0.017         0.608
6983982     70.00                             0.250                      0.017         0.858
6986349     78.24                             0.250                      0.017         0.858
7001267     79.99                             0.250                      0.017         0.608
7003378     71.50                             0.250                      0.017         0.983
7003568     95.00                      12     0.250                      0.017         1.108
7004288     84.99                      01     0.250                      0.017         0.483
7004309     80.00                             0.250                      0.017         0.733
7004741     58.08                             0.250                      0.017         0.608
7010174     62.15                             0.250                      0.017         0.733
7010490     80.00                             0.250                      0.017         0.733
7014143     79.98                             0.250                      0.017         0.733
7016697     90.00                      06     0.250                      0.017         0.608
7029468     80.00                             0.250                      0.017         0.608
7029493     58.49                             0.250                      0.017         0.608
7030682     71.43                             0.250                      0.017         0.483
7056835     79.99                             0.250                      0.017         0.733
7063765     61.59                             0.250                      0.017         0.608
7070105     79.57                             0.250                      0.017         0.733
7072094     80.00                             0.250                      0.017         0.983
7072618     80.00                             0.250                      0.017         0.608
7073189     65.77                             0.250                      0.017         1.108
7073426     80.00                             0.250                      0.017         0.608
7076435     90.00                      12     0.250                      0.017         1.108
7077158     40.00                             0.250                      0.017         0.858
7077763     65.79                             0.250                      0.017         0.483
7084054     75.00                             0.250                      0.017         1.233
7085740     79.59                             0.250                      0.017         0.858
7086095     52.62                             0.250                      0.017         0.733
7086526     80.00                             0.250                      0.017         0.983
7088945     87.14                      33     0.250                      0.017         0.858
7090550     78.08                             0.250                      0.017         0.733
7090775     95.00                      24     0.250                      0.017         1.233
7091426     80.00                             0.250                      0.017         0.733
7091678     95.00                      11     0.250                      0.017         0.983
7092374     80.00                             0.250                      0.017         0.858
7093023     80.00                             0.250                      0.017         0.483
7093828     63.74                             0.250                      0.017         0.233
7094117     80.00                             0.250                      0.017         0.733
7094270     75.00                             0.250                      0.017         0.483
7099513     80.00                             0.250                      0.017         0.858
7100610     75.00                             0.250                      0.017         0.733
7101016     75.00                             0.250                      0.017         0.983
7102495     80.00                             0.250                      0.017         1.108
7103892     95.00                      06     0.250                      0.017         0.858
7104002     80.00                             0.250                      0.017         0.733
7105469     63.21                             0.250                      0.017         0.483
7105593     64.59                             0.250                      0.017         0.358
7108062     89.98                      11     0.250                      0.017         0.858
7112187     65.00                             0.250                      0.017         0.733
7112987     76.06                             0.250                      0.017         0.983
7113156     80.00                             0.250                      0.017         0.483
7114207     52.73                             0.250                      0.017         0.858
7114224     61.35                             0.250                      0.017         0.733
7117117     94.64                      17     0.250                      0.017         1.108
7117824     95.00                      24     0.250                      0.017         1.108
7118975     79.11                             0.250                      0.017         0.858
7118978     80.00                             0.250                      0.017         0.858
7120938     85.00                      13     0.250                      0.017         0.483
7121490     63.78                             0.250                      0.017         1.233
7123282     51.14                             0.250                      0.017         0.608
7123543     76.56                             0.250                      0.017         0.858
7124051     73.04                             0.250                      0.017         0.858
7124282     80.00                             0.250                      0.017         0.858
7124645     89.81                      17     0.250                      0.017         0.983
7124880     62.60                             0.250                      0.017         0.858
7125883     95.00                      24     0.250                      0.017         0.608
7125984     80.00                             0.250                      0.017         0.358
7126497     78.90                             0.250                      0.017         0.483
7126909     57.71                             0.250                      0.017         0.233
7129474     75.00                             0.250                      0.017         0.858
7130246     76.28                             0.250                      0.017         0.483
7130603     80.00                             0.250                      0.017         0.608
7130835     73.53                             0.250                      0.017         0.858
7132398     79.10                             0.250                      0.017         0.483
7133562     92.88                      17     0.250                      0.017         0.983
7133933     80.00                             0.250                      0.017         0.733
7134266     56.25                             0.250                      0.017         0.000
7134831     80.00                             0.250                      0.017         0.733
7134874     65.41                             0.250                      0.017         0.858
7137026     80.00                             0.250                      0.017         0.608
7137044     48.61                             0.250                      0.017         0.733
7137946     79.99                             0.250                      0.017         0.483
7138225     73.68                             0.250                      0.017         0.608
7139022     90.00                      33     0.250                      0.017         0.000
7139365     42.05                             0.250                      0.017         0.608
7142248     50.21                             0.250                      0.017         0.358
7142912     95.00                      12     0.250                      0.017         0.733
7144085     69.92                             0.250                      0.017         0.858
7144360     64.46                             0.250                      0.017         0.358
7145828     84.93                      33     0.250                      0.017         0.483
7145919     40.28                             0.250                      0.017         0.858
7146610     95.00                      13     0.250                      0.017         0.358
7146685     70.00                             0.250                      0.017         0.858
7146693     68.53                             0.250                      0.017         0.858
7147315     95.00                      24     0.250                      0.017         0.858
7148461     78.46                             0.250                      0.017         0.733
7148648     90.00                      06     0.250                      0.017         0.858
7148704     69.71                             0.250                      0.017         0.608
7148741     70.00                             0.250                      0.017         1.108
7149326     80.00                             0.250                      0.017         0.733
7149477     60.18                             0.250                      0.017         0.233
7149590     48.30                             0.250                      0.017         1.108
7149726     28.85                             0.250                      0.017         0.608
7149867     80.00                             0.250                      0.017         0.733
7150520     90.00                      06     0.250                      0.017         1.108
7151198     75.00                             0.250                      0.017         0.608
7151717     86.84                      11     0.250                      0.017         0.983
7151911     63.91                             0.250                      0.017         0.858
7152924     80.00                             0.250                      0.017         0.483
7153376     95.00                      06     0.250                      0.017         0.983
7155176     61.06                             0.250                      0.017         0.608
7155262     69.94                             0.250                      0.017         0.108
7161145     79.81                             0.250                      0.017         0.858
7163699     61.78                             0.250                      0.017         0.358
7163838     68.00                             0.250                      0.017         0.608
7164046     90.00                      33     0.250                      0.017         0.733
7164389     80.00                             0.250                      0.017         0.108
7164906     80.00                             0.250                      0.017         0.733
7165410     70.00                             0.250                      0.017         0.733
7165681     74.16                             0.250                      0.017         0.733
7166040     94.82                      11     0.250                      0.017         0.733
7166693     80.00                             0.250                      0.017         0.983
7166810     66.44                             0.250                      0.017         0.858
7167270     71.62                             0.250                      0.017         0.983
7169231     76.99                             0.250                      0.017         0.858
7169392     65.43                             0.250                      0.017         0.358
7169738     79.99                             0.250                      0.017         0.483
7175383     89.97                      24     0.250                      0.017         0.608
7175429     59.88                             0.250                      0.017         0.733
7177158     64.42                             0.250                      0.017         1.108
7177458     68.91                             0.250                      0.017         0.608
7180564     90.00                      33     0.250                      0.017         0.858
7180829     94.99                      17     0.250                      0.017         0.858
7181299     75.00                             0.250                      0.017         0.608
7181963     72.29                             0.250                      0.017         0.733
7181971     56.26                             0.250                      0.017         0.858
7182257     58.62                             0.250                      0.017         0.233
7182315     62.29                             0.250                      0.017         0.608
7185141     77.00                             0.250                      0.017         0.858
7187312     73.17                             0.250                      0.017         1.108
7187397     80.00                             0.250                      0.017         0.483
7187741     70.00                             0.250                      0.017         0.483
7187823     95.00                      11     0.250                      0.017         0.608
7188410     80.00                             0.250                      0.017         0.483
7188483     80.00                             0.250                      0.017         0.608
7188682     90.00                      17     0.250                      0.017         0.733
7188828     75.00                             0.250                      0.017         0.483
7189506     66.04                             0.250                      0.017         0.983
7189910     88.89                      11     0.250                      0.017         0.983
7191380     75.00                             0.250                      0.017         0.733
7191604     90.00                      11     0.250                      0.017         0.858
7191619     49.70                             0.250                      0.017         0.233
7192353     80.00                             0.250                      0.017         0.608
7194211     80.00                             0.250                      0.017         0.483
7194608     75.00                             0.250                      0.017         0.983
7194942     75.00                             0.250                      0.017         0.733
7195037     64.10                             0.250                      0.017         0.358
7195416     95.00                      24     0.250                      0.017         0.983
7195428     69.39                             0.250                      0.017         0.983
7195544     94.99                      17     0.250                      0.017         0.858
7195657     68.65                             0.250                      0.017         0.608
7197206     74.42                             0.250                      0.017         0.608
7197497     95.00                      11     0.250                      0.017         0.608
7197758     63.33                             0.250                      0.017         0.858
7200187     74.52                             0.250                      0.017         0.483
7200860     56.52                             0.250                      0.017         0.733
7200877     63.23                             0.250                      0.017         0.358
7201696     80.00                             0.250                      0.017         0.358
7202571     90.00                      06     0.250                      0.017         0.733
7203083     70.00                             0.250                      0.017         0.233
7203284     80.00                             0.250                      0.017         0.483
7204289     79.47                             0.250                      0.017         0.858
7204841     72.15                             0.250                      0.017         0.733
7204943     71.05                             0.250                      0.017         0.858
7205548     64.80                             0.250                      0.017         0.733
7205984     75.00                             0.250                      0.017         0.858
7206628     61.04                             0.250                      0.017         0.733
7206709     81.34                      33     0.250                      0.017         0.858
7206780     30.00                             0.250                      0.017         0.983
7206879     59.98                             0.250                      0.017         0.858
7206897     88.83                      17     0.250                      0.017         1.108
7206975     75.45                             0.250                      0.017         0.483
7207089     61.94                             0.250                      0.017         0.233
7207444     67.64                             0.250                      0.017         0.733
7208192     95.00                      01     0.250                      0.017         0.858
7208989     69.15                             0.250                      0.017         0.358
7209087     70.00                             0.250                      0.017         0.733
7210518     62.56                             0.250                      0.017         0.608
7212782     90.00                      06     0.250                      0.017         0.608
7213198     46.53                             0.250                      0.017         0.733
7213411     77.27                             0.250                      0.017         0.733
7213723     95.00                      01     0.250                      0.017         0.608
7213740     31.41                             0.250                      0.017         0.733
7213831     65.62                             0.250                      0.017         0.608
7213971     84.48                      17     0.250                      0.017         0.858
7214173     46.21                             0.250                      0.017         0.858
7214461     79.03                             0.250                      0.017         0.733
7214983     80.00                             0.250                      0.017         0.608
7216215     90.00                      06     0.250                      0.017         0.983
7216337     74.20                             0.250                      0.017         0.483
7218600     90.00                      13     0.250                      0.017         0.608
7221441     78.84                             0.250                      0.017         0.483
7224215     63.47                             0.250                      0.017         0.983
7224230     75.00                             0.250                      0.017         0.983
7224387     79.93                             0.250                      0.017         0.483
7224509     68.11                             0.250                      0.017         0.483
7225079     48.57                             0.250                      0.017         0.483
7225240     84.78                      17     0.250                      0.017         0.733
7225442     75.00                             0.250                      0.017         0.858
7226464     54.47                             0.250                      0.017         0.483
7226565     80.00                             0.250                      0.017         0.483
7227447     75.00                             0.250                      0.017         0.983
7227984     69.61                             0.250                      0.017         0.483
7228178     60.21                             0.250                      0.017         0.733
7229537     74.70                             0.250                      0.017         0.608
7231667     64.14                             0.250                      0.017         0.358
7231711     64.77                             0.250                      0.017         0.858
7231894     70.00                             0.250                      0.017         1.108
7232986     67.96                             0.250                      0.017         0.733
7234118     76.15                             0.250                      0.017         0.858
7236424     79.44                             0.250                      0.017         0.608
7238038     70.00                             0.250                      0.017         0.233
7238197     60.38                             0.250                      0.017         0.608
7238919     69.89                             0.250                      0.017         0.733
7247476     80.00                             0.250                      0.017         0.608
7251037     70.00                             0.250                      0.017         0.358
7251069     65.05                             0.250                      0.017         0.733
7257360     48.87                             0.250                      0.017         0.483
7257404     48.23                             0.250                      0.017         0.608
7258604     63.41                             0.250                      0.017         0.608
7258793     78.72                             0.250                      0.017         0.483
7259141     80.00                             0.250                      0.017         0.608
7259240     80.00                             0.250                      0.017         0.608
7276735     94.99                      33     0.250                      0.017         1.108
7278654     95.00                      24     0.250                      0.017         0.858
7279007     68.21                             0.250                      0.017         0.733
7279913     80.00                             0.250                      0.017         0.733
7280128     79.83                             0.250                      0.017         0.733
7281451     79.99                             0.250                      0.017         0.483
7281679     89.93                      17     0.250                      0.017         0.608
7283995     85.00                      33     0.250                      0.017         0.858
7284925     80.00                             0.250                      0.017         0.608
7285532     77.10                             0.250                      0.017         0.608
7290266     66.67                             0.250                      0.017         0.608
7292261     80.00                             0.250                      0.017         0.608
7302737     69.79                             0.250                      0.017         0.358
7322331     80.00                             0.250                      0.017         0.233
7343744     70.00                             0.250                      0.017         0.483
7344089     75.00                             0.250                      0.017         0.358

COUNT:                   947
WAC:             7.221123753
WAM:             357.7437158
WALTV:           72.97502746

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1998-30  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)        (ii)                                       (iii)     (iv)      (v)       (vi)        (vii)     (viii)     (ix)
--------   ---------------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  ---------------
                                                                          NET                                        CUT-OFF
MORTGAGE                                                        MORTGAGE  MORTGAGE  CURRENT     ORIGINAL  SCHEDULED  DATE
LOAN                                           ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY     TERM TO   MATURITY   PRINCIPAL
NUMBER     CITY                         STATE  CODE   TYPE      RATE      RATE      PAYMENT     MATURITY  DATE       BALANCE
--------   ---------------------------  -----  -----  --------  --------  --------  ----------  --------  ---------  ---------------
4772300    CELEBRATION                  FL     34747  SFD          7.875     6.250   $2,756.41      352    1-Jul-27      $375,759.85
4802608    SEEKONK                      MA     02771  SFD          7.500     6.250   $1,211.39      360    1-Apr-28      $171,314.04
4803053    PONCE INLET                  FL     32127  SFD          7.500     6.250   $2,090.65      360    1-May-28      $297,647.62
4819143    LIVERMORE                    CA     94550  SFD          7.000     6.250   $1,927.39      360    1-Jun-28      $288,498.71
4819198    ATLANTA                      GA     30342  SFD          7.250     6.250   $1,702.72      360    1-Jun-28      $248,605.11
4819255    PORTLAND                     OR     97215  SFD          7.750     6.250   $1,970.14      360    1-Jun-28      $273,610.48
4820721    GRANADA HILLS                CA     91344  SFD          7.875     6.250   $2,229.59      360    1-Jun-28      $306,427.92
4831486    TULSA                        OK     74105  SFD          7.250     6.250   $2,046.53      360    1-Oct-28      $299,765.97
4837992    DRAPER                       UT     84020  SFD          7.625     6.250   $1,981.83      360    1-Aug-28      $279,388.14
4841711    PACIFICA                     CA     94044  SFD          7.500     6.250   $1,873.89      360    1-Jul-28      $267,196.96
4843411    CHINO HILLS                  CA     91709  SFD          7.625     6.250   $1,828.23      360    1-Jul-28      $257,545.04
4844551    GLENDALE                     CA     91202  SFD          7.375     6.250   $2,141.09      360    1-Aug-28      $309,288.00
4847290    SANTA CRUZ                   CA     95062  SFD          7.500     6.250   $3,408.67      360    1-Jun-28      $485,664.90
4847780    FRANKLINTON                  LA     70438  SFD          7.000     6.250   $1,703.17      360    1-Sep-28      $255,579.10
4849510    SANTA CLARITA NEWHALL ARE    CA     91321  SFD          7.500     6.250   $1,762.02      360    1-Jul-28      $251,244.87
4850208    VENICE                       CA     90291  LCO          7.500     6.250   $1,720.07      360    1-Aug-28      $245,448.86
4851348    HOLMES BEACH                 FL     34217  LCO          7.750     6.250   $1,690.73      360    1-May-28      $234,984.35
4851899    MILLERSVILLE                 MD     21108  SFD          7.250     6.250   $1,995.37      360    1-Jul-28      $291,578.97
4852845    ANN ARBOR                    MI     48103  LCO          7.500     6.250   $2,052.20      360    1-Nov-27      $288,937.16
4853352    JACKSONVILLE                 FL     32225  SFD          7.000     6.250     $600.44      360    1-Jul-28       $89,951.48
4853486    MESA                         AZ     85215  SFD          7.750     6.250     $537.31      360    1-Jan-28       $74,454.98
4853505    TARPON SPRINGS               FL     34689  PUD          7.750     6.250   $1,683.57      360    1-Jan-28      $233,292.33
4853514    STEVENSVILLLE                MD     21666  SFD          7.625     6.250   $1,557.15      360    1-May-28      $215,612.18
4853527    MYRTLE BEACH                 SC     29572  LCO          7.500     6.250   $1,288.66      360    1-Jul-28      $183,321.07
4853634    ORMOND BEACH                 FL     32174  SFD          7.625     6.250     $530.84      360    1-Jan-28       $74,441.44
4853658    LAKEWOOD                     CO     80235  PUD          8.125     6.250   $1,848.82      360    1-Feb-28      $247,493.72
4853667    MISSOULA                     MT     59802  SFD          7.750     6.250   $2,507.45      360    1-Feb-28      $347,718.40
4853682    APOPKA                       FL     32712  SFD          7.625     6.250     $594.55      360    1-Jan-28       $83,374.29
4853745    WHEATFIELD                   NY     14120  SFD          7.875     6.250   $1,261.63      360    1-Nov-27      $172,509.91
4853780    MORRISON                     CO     80465  SFD          7.500     6.250   $1,748.04      360    1-Jul-28      $249,250.85
4853796    CRETE                        IL     60417  SFD          7.500     6.250     $797.10      360    1-Jun-28      $113,571.68
4853863    LAKEWOOD                     NJ     08701  PUD          8.500     6.250   $1,468.63      360    1-Jul-28      $190,532.21
4853869    SOUTHOLD                     NY     11971  SFD          7.500     6.250     $685.23      360    1-Jul-28       $97,706.35
4853882    PALM DESERT                  CA     92211  PUD          7.500     6.250     $585.60      360    1-Jul-28       $83,499.03
4854042    FORT LAUDERDALE              FL     33315  SFD          7.500     6.250     $716.69      360    1-Nov-27      $101,510.84
4854050    SHARON                       MA     02067  SFD          8.250     6.250   $1,408.62      360    1-Dec-27      $185,994.59
4854100    GLASTONBURY                  CT     06033  SFD          7.750     6.250     $673.42      360    1-Nov-27       $93,175.06
4854110    JOLIET                       IL     60435  SFD          7.875     6.250   $1,522.64      360    1-Nov-27      $208,201.83
4854173    NEWARK                       OH     43055  LCO          7.250     6.250     $458.93      360    1-Dec-27       $66,320.96
4854178    IPSWICH                      SD     57451  SFD          7.250     6.250     $695.82      360    1-Jan-28      $101,182.32
4854193    YPSILANTI                    MI     48198  LCO          7.500     6.250     $926.45      360    1-Dec-27      $131,383.97
4854205    CONROE                       TX     77304  SFD          7.750     6.250     $630.45      360    1-Dec-27       $86,153.80
4854213    EUCLID                       OH     44132  MF2          7.875     6.250     $797.58      360    1-Oct-27      $108,976.14
4854226    MIAMI                        FL     33196  SFD          7.875     6.250   $1,225.30      360    1-Nov-27      $166,485.69
4854236    STONY POINT                  NY     10980  SFD          7.750     6.250     $909.85      360    1-Jan-28      $126,077.09
4854248    MT OLIVE TWP                 NJ     07836  SFD          7.750     6.250   $1,611.92      360    1-Dec-27      $223,195.74
4854259    SANTA ANA                    CA     92706  SFD          7.750     6.250   $2,149.24      360    1-Dec-27      $297,594.17
4854597    SAPPHIRE                     NC     28774  SFD          8.000     6.250   $1,430.84      360    1-Dec-27      $193,511.83
4854612    PASADENA                     CA     91106  SFD          7.375     6.250   $3,626.04      360    1-Jul-28      $523,387.30
4854678    SAN JUAN CAPISTRANO          CA     92675  SFD          7.625     6.250   $6,724.03      360    1-Jul-28      $947,222.36
4854680    FREMONT                      CA     94536  PUD          8.250     6.250     $848.94      360    1-Dec-27      $112,179.45
4854785    MONTGOMERY                   TX     77356  PUD          7.750     6.250   $1,203.57      360    1-Dec-27      $166,652.78
4854831    ORANGE                       CA     92866  SFD          8.250     6.250   $1,464.96      360    1-Jan-28      $193,696.34
4854891    REDLANDS                     CA     92373  SFD          7.375     6.250   $3,384.31      360    1-Jul-28      $488,494.79
4854904    EAST QUOGUE                  NY     11942  SFD          8.000     6.250   $1,247.40      360    1-Jan-28      $168,824.49
4854940    MC MURRAY                    PA     15317  SFD          8.125     6.250   $1,113.74      360    1-Jan-28      $145,334.52
4854952    LIVERMORE                    CA     94550  SFD          8.250     6.250   $1,404.12      360    1-Dec-27      $185,542.99
4854954    SPRING LAKE HEIGHT           NJ     07762  SFD          7.375     6.250   $1,105.08      360    1-Jul-28      $159,508.50
4854978    KENSINGTON                   MD     20895  SFD          7.500     6.250   $1,188.66      360    1-Jun-28      $169,361.27
4854984    CARTERSVILLE                 GA     30120  SFD          7.625     6.250     $842.28      360    1-Jan-28      $118,113.61
4854989    HERMANTOWN                   MN     55810  SFD          8.250     6.250     $450.01      360    1-Jan-28       $59,135.48
4854994    PHOENIX                      AZ     85044  PUD          7.625     6.250   $1,047.54      360    1-Jan-28      $146,897.62
4855010    CHATSWORTH                   CA     91311  LCO          8.000     6.250     $806.78      360    1-Dec-27      $109,110.90
4855038    JACKSONVILLE                 FL     32226  SFD          8.125     6.250     $319.28      360    1-Jan-28       $42,709.94
4855056    LONE JACK                    MO     64070  SFD          7.750     6.250     $809.54      360    1-Jan-28      $112,178.93
4855066    SANTA FE                     NM     87501  PUD          7.750     6.250   $2,041.77      360    1-Jan-28      $282,929.07
4855152    ANNA MARIA                   FL     34216  SFD          7.250     6.250   $1,821.41      360    1-Apr-28      $265,515.33
4855155    ATALNTA                      GA     30327  SFD          8.250     6.250   $5,409.12      360    1-Nov-27      $714,277.38
4855162    HARRISON                     NY     10528  SFD          7.375     6.250   $6,906.75      360    1-Nov-27      $990,553.94
4855187    BOZEMAN                      MT     59715  SFD          8.250     6.250   $6,062.72      360    1-Dec-27      $801,140.81
4855213    CHICAGO                      IL     60610  SFD          7.875     6.250   $5,075.49      360    1-Dec-27      $694,523.52
4859281    WASHINGTON                   DC     20009  SFD          8.500     6.250   $1,783.88      360    1-May-28      $230,984.76
4859442    ARLINGTON                    VA     22207  SFD          7.125     6.250   $2,021.16      360    1-Jun-28      $298,786.12
4859791    COLLEYVILLE                  TX     76034  PUD          6.750     6.250   $2,729.31      360    1-Jun-28      $418,967.95
4860114    SAN MATEO                    CA     94402  SFD          7.375     6.250   $4,834.73      360    1-Jun-28      $697,303.83
4860148    SAN JOSE                     CA     95128  SFD          7.750     6.250   $2,686.55      360    1-Jun-28      $373,468.00
4860493    OLD GREENWICH                CT     06870  SFD          7.375     6.250   $1,678.34      360    1-Jun-28      $241,657.26
4860537    ARCADIA                      CA     91006  SFD          7.750     6.250   $2,564.76      360    1-May-28      $356,459.25
4860566    SAN DIEGO                    CA     92037  SFD          7.625     6.250   $4,848.39      360    1-Jun-28      $682,489.35
4861041    ANAHEIM                      CA     92807  SFD          7.750     6.250   $1,841.18      360    1-Mar-28      $255,515.66
4867904    WEST DES MOINES              IA     50265  SFD          7.000     6.250   $2,361.82      360    1-Oct-28      $354,709.02
4868710    GULF PORT                    FL     33707  SFD          7.250     6.250   $1,794.12      360    1-Aug-28      $262,380.79
4871479    CHARLOTTE                    NC     28210  PUD          7.000     6.250   $1,646.63      360    1-Aug-28      $246,887.81
4871967    FONTANA                      CA     92336  SFD          7.000     6.250     $984.65      360    1-Aug-28      $147,633.92
4872067    WASHINGTON                   NJ     07853  SFD          7.125     6.250   $2,298.73      360    1-Aug-28      $340,376.57
4872483    ALEXANDRIA                   VA     22304  SFD          7.000     6.250   $2,182.20      360    1-Aug-28      $327,188.68
4873575    SIMPSONVILLE                 SC     29681  PUD          7.125     6.250   $1,697.78      360    1-Aug-28      $251,391.81
4874419    BLOOMFIELD                   MI     48302  SFD          7.250     6.250   $2,060.18      360    1-Sep-28      $301,291.56
4874473    SOUTH SAN FRANCISCO          CA     94080  SFD          7.375     6.250   $2,590.03      360    1-Sep-28      $374,427.56
4874485    CROWNSVILLE                  MD     21032  PUD          7.125     6.250   $2,694.88      360    1-Aug-28      $399,034.65
4874567    SHOREWOOD                    WI     53211  SFD          7.375     6.250   $2,375.92      360    1-Sep-28      $343,474.89
4874586    ATLANTA                      GA     30327  SFD          7.500     6.250   $2,188.54      360    1-Aug-28      $312,207.36
4874602    ANN ARBOR                    MI     48108  SFD          7.250     6.250   $2,215.71      360    1-Sep-28      $324,291.71
4874623    LA PLATA                     MD     20646  PUD          7.250     6.250   $1,425.07      360    1-Sep-28      $208,573.08
4875120    SAN CLEMENTE                 CA     92672  SFD          7.375     6.250   $2,569.31      360    1-Aug-28      $370,844.98
4876383    BELMONT                      CA     94002  SFD          7.500     6.250   $2,684.98      360    1-Sep-28      $383,428.26
4876734    OAKLAND                      CA     94618  SFD          7.375     6.250   $1,933.89      360    1-Sep-28      $279,572.57
4876737    PACIFIC PALISADES AREA       CA     90272  SFD          7.375     6.250   $4,489.39      360    1-Aug-28      $648,507.06
4876742    PASADENA                     CA     91105  SFD          7.375     6.250   $3,377.40      360    1-Aug-28      $487,876.86
4876747    ARCADIA                      CA     91007  SFD          7.375     6.250   $1,864.82      360    1-Sep-28      $269,587.85
4876749    GLENDALE                     CA     91202  SFD          7.375     6.250   $2,866.30      360    1-Aug-28      $414,046.83
4876750    LOS ANGELES                  CA     90035  SFD          7.500     6.250   $2,422.08      360    1-Sep-28      $345,548.65
4876760    PACIFICA                     CA     94044  SFD          7.375     6.250   $1,830.29      360    1-Sep-28      $264,595.48
4876763    SANTA BARBARA                CA     93103  SFD          7.500     6.250   $2,447.25      360    1-Aug-28      $349,215.87
4876768    SIMI VALLEY                  CA     93065  SFD          7.500     6.250   $1,685.11      360    1-Aug-28      $240,460.06
4876770    SAN DIEGO                    CA     92037  SFD          7.375     6.250   $3,418.84      360    1-Sep-28      $494,242.06
4876784    INDIANAPOLIS                 IN     46240  SFD          7.500     6.250   $2,931.11      360    1-Sep-28      $418,575.84
4876787    PASADENA                     CA     91104  SFD          7.250     6.250   $1,937.38      360    1-Sep-28      $283,253.75
4876791    HOLLISTON                    MA     01746  SFD          7.625     6.250   $2,441.89      360    1-Sep-28      $344,499.01
4876798    ST CHARLES                   MO     63303  SFD          7.500     6.250   $2,377.33      360    1-Sep-28      $339,493.76
4876804    ORINDA                       CA     94563  SFD          7.250     6.250   $2,155.68      360    1-Sep-28      $315,505.49
4876807    MISSION VIEJO                CA     92692  SFD          7.250     6.250   $2,128.39      360    1-Sep-28      $311,511.75
4876810    MADISON                      NJ     07940  SFD          7.500     6.250   $3,842.88      360    1-Sep-28      $548,781.69
4876811    LOS ALTOS                    CA     94022  SFD          7.500     6.250   $4,195.29      360    1-Sep-28      $599,106.64
4876815    SANTA MONICA                 CA     90405  SFD          7.250     6.250   $2,264.83      360    1-Sep-28      $331,480.44
4876816    YORBA LINDA                  CA     92887  SFD          7.250     6.250   $1,930.56      360    1-Sep-28      $282,557.13
4876817    LOS ANGELES                  CA     90048  SFD          7.250     6.250   $1,730.68      360    1-Sep-28      $253,202.38
4876821    VALENCIA AREA                CA     91354  SFD          7.250     6.250   $2,469.48      360    1-Sep-28      $361,433.50
4876836    SUNNYVALE                    CA     94086  SFD          7.375     6.250   $1,718.40      360    1-Sep-28      $248,420.20
4876841    CAMARILLO                    CA     93012  SFD          7.375     6.250   $1,739.82      360    1-Aug-28      $251,321.40
4876845    CAMARILLO                    CA     93010  SFD          7.375     6.250   $1,804.05      360    1-Aug-28      $260,600.05
4876847    LIVERMORE                    CA     94550  SFD          7.375     6.250   $3,315.24      360    1-Aug-28      $478,897.54
4876859    MOUNTAIN VIEW                CA     94040  SFD          7.375     6.250   $2,396.64      360    1-Aug-28      $346,203.01
4876870    SANTA CRUZ                   CA     95062  SFD          7.375     6.250   $1,616.18      360    1-Aug-28      $233,462.55
4876873    TORRANCE                     CA     90505  SFD          7.375     6.250   $1,844.10      360    1-Jul-28      $266,179.83
4876878    PIEDMONT                     CA     94611  SFD          7.500     6.250   $1,901.86      360    1-Sep-28      $271,595.02
4876887    ENCINO                       CA     91316  SFD          7.375     6.250   $4,040.45      360    1-Sep-28      $584,006.37
4876896    LAGUNA NIGUEL                CA     92677  SFD          7.500     6.250   $1,929.83      360    1-Sep-28      $275,589.06
4876908    LITTLETON                    CO     80125  SFD          7.500     6.250   $1,957.80      360    1-Sep-28      $279,583.10
4876912    LOS ANGELES                  CA     90046  SFD          7.500     6.250   $2,971.66      360    1-Sep-28      $424,367.21
4876917    SAN CARLOS                   CA     94070  SFD          7.500     6.250   $1,901.86      360    1-Sep-28      $271,595.02
4876928    THOUSAND OAKS                CA     91362  SFD          7.500     6.250   $2,052.19      360    1-Sep-28      $293,063.01
4876930    MONTARA                      CA     94037  SFD          7.500     6.250   $2,368.94      360    1-Sep-28      $338,295.55
4876937    HAWTHORN WOODS               IL     60047  SFD          7.500     6.250   $2,208.82      360    1-Aug-28      $315,192.27
4877079    PALOS VERDES ESTATES         CA     90274  SFD          7.500     6.250   $2,996.13      360    1-Sep-28      $427,862.01
4877117    SAN JOSE                     CA     95125  SFD          7.500     6.250   $2,807.35      360    1-Sep-28      $400,902.19
4877156    CHULA VISTA                  CA     91915  SFD          7.500     6.250   $2,009.19      360    1-Sep-28      $286,821.81
4877301    FAIR OAKS                    CA     95628  SFD          7.500     6.250   $1,783.00      360    1-Sep-28      $254,620.32
4879278    LORIDA                       FL     33857  SFD          7.375     6.250     $383.32      360    1-Jul-28       $55,329.52
4879439    NEW YORK                     NY     10016  COP          8.000     6.250   $1,232.73      360    1-Jun-28      $166,345.96
4879589    EL CAJON                     CA     92020  SFD          7.375     6.250   $1,172.43      360    1-Jul-28      $169,228.52
4879612    DES MOINES                   IA     50310  SFD          7.375     6.250     $580.17      360    1-Aug-28       $83,605.21
4879928    ANCHORAGE                    AK     99516  SFD          7.375     6.250   $1,519.48      360    1-Aug-28      $219,494.72
4880533    CARROLLTON                   TX     75006  PUD          8.000     6.250     $572.34      360    1-Sep-28       $77,894.97
4880576    LAGUNA NIGUEL                CA     92677  PUD          7.250     6.250   $1,821.42      360    1-Aug-28      $266,371.33
4880645    VIRGINIA BEACH               VA     23451  LCO          7.500     6.250     $384.57      360    1-Aug-28       $54,853.10
4880834    CENTERVILLE                  OH     45459  SFD          7.750     6.250     $465.67      360    1-Sep-28       $64,907.95
4880916    MANHEIM                      PA     17545  SFD          7.750     6.250     $551.64      360    1-Aug-28       $76,835.90
4880932    NOVATO                       CA     94945  SFD          7.500     6.250   $3,414.27      360    1-Aug-28      $487,206.01
4881083    CHRISTIANSBURG               VA     24073  SFD          7.500     6.250     $769.14      360    1-Aug-28      $109,753.55
4881104    YORKTOWN                     NY     10598  SFD          7.500     6.250   $2,360.55      360    1-Sep-28      $337,097.33
4881117    DOVER                        NH     03820  SFD          7.750     6.250     $681.31      360    1-Sep-28       $94,965.32
4883309    ALBUQUERQUE                  NM     87122  SFD          7.500     6.250   $2,027.73      360    1-Oct-28      $289,784.77
4885047    BOCA RATON                   FL     33498  SFD          7.375     6.250   $1,973.26      360    1-Sep-28      $285,263.87
4886555    VENICE                       CA     90291  SFD          7.250     6.250   $2,128.39      360    1-Sep-28      $311,511.75
4887714    PLANO                        TX     75075  SFD          7.375     6.250     $759.75      360    1-Sep-28      $109,714.45
4887840    WICHITA                      KS     67235  SFD          8.125     6.250     $913.28      360    1-Sep-28      $122,838.52
4887846    GRAIN VALLEY                 MO     64029  SFD          8.000     6.250   $1,100.65      360    1-Jun-28      $149,490.00
4888687    MISSOULA                     MT     59802  SFD          7.500     6.250   $1,730.56      360    1-Aug-28      $246,945.49
4888860    LITTLE ROCK                  AR     72212  SFD          7.000     6.250   $2,185.52      360    1-Sep-28      $327,959.89
4888874    COLORADO SPRINGS             CO     80919  SFD          7.125     6.250   $2,262.53      324    1-Aug-25      $324,080.02
4888884    OKLAHOMA CITY                OK     73151  SFD          7.250     6.250   $2,221.17      360    1-Sep-28      $325,090.46
4888912    RALEIGH                      NC     27615  SFD          7.000     6.250   $1,724.46      360    1-Jul-28      $258,342.69
4888972    COLORADO SPRINGS             CO     80906  SFD          7.250     6.250   $2,524.90      360    1-Aug-28      $369,253.57
4888973    CARDIFF                      CA     92007  SFD          7.500     6.250   $3,328.27      360    1-Sep-28      $475,291.25
4888985    PEACHTREE CITY               GA     30269  SFD          7.000     6.250   $2,107.68      360    1-Sep-28      $316,279.13
4888993    ST. LOUIS                    MO     63128  SFD          7.375     6.250   $2,154.91      360    1-Sep-28      $311,322.49
4889000    SAN JOSE                     CA     95124  SFD          7.250     6.250   $1,957.85      360    1-Aug-28      $286,324.25
4889042    TUCSON                       AZ     85718  SFD          7.250     6.250   $1,937.38      360    1-Aug-28      $283,031.33
4889062    MOUNTAIN VIEW                CA     94040  SFD          7.375     6.250   $2,735.08      360    1-Sep-28      $395,395.49
4889064    LAFAYETTE                    CA     94549  SFD          7.000     6.250   $2,235.42      360    1-Sep-28      $335,447.55
4889072    PHOENIX                      AZ     85016  PUD          7.500     6.250   $2,391.32      360    1-Aug-28      $340,497.21
4889110    PARK CITY                    UT     84060  SFD          7.250     6.250   $2,387.62      360    1-Aug-28      $349,175.93
4889151    PHILADELPHIA                 PA     19106  SFD          7.250     6.250   $1,964.67      360    1-Sep-28      $287,549.30
4889155    OAKLAND PARK                 FL     33309  PUD          7.750     6.250   $1,853.72      360    1-May-28      $257,636.40
4889240    KENT                         WA     98042  SFD          7.125     6.250   $1,746.28      360    1-Aug-28      $258,574.46
4889255    HOPKINTON                    MA     01748  SFD          6.625     6.250   $2,406.93      360    1-Sep-28      $375,234.87
4889289    TULSA                        OK     74114  SFD          7.375     6.250   $3,453.38      360    1-Jul-28      $498,464.06
4889308    ST. LOUIS                    MO     63141  SFD          7.250     6.250   $1,828.23      360    1-Aug-28      $267,369.01
4889310    LIMA                         OH     45805  SFD          7.500     6.250   $1,901.87      360    1-Aug-28      $271,390.60
4889326    PARK CITY                    UT     84060  SFD          7.125     6.250   $2,155.90      360    1-Aug-28      $319,227.73
4889327    HILLSBOROUGH                 NC     27278  SFD          7.125     6.250   $1,819.05      360    1-Sep-28      $269,566.87
4889722    MOORESTOWN                   NJ     08057  SFD          7.000     6.250   $3,166.84      360    1-Jul-28      $474,425.60
4889726    WAUSAU                       WI     54401  SFD          7.250     6.250   $2,148.86      360    1-Sep-28      $314,507.05
4889744    HOUSTON                      TX     77005  SFD          7.125     6.250   $2,227.31      360    1-Aug-28      $329,802.17
4889758    SOUTH BERWICK                ME     03908  SFD          7.625     6.250   $2,003.06      360    1-Sep-28      $282,589.04
4889799    LOS ANGELES                  CA     90025  SFD          7.375     6.250   $2,106.56      360    1-Sep-28      $304,534.41
4889814    TULSA                        OK     74137  SFD          7.250     6.250   $3,233.52      360    1-Aug-28      $472,883.98
4889907    POWELL                       OH     43065  SFD          7.375     6.250   $1,885.54      360    1-Aug-28      $272,372.98
4889932    RALEIGH                      NC     27614  SFD          7.125     6.250   $2,492.76      360    1-Aug-28      $369,107.06
4889947    EXETER                       RI     02822  SFD          7.375     6.250   $1,899.36      360    1-Aug-28      $274,367.07
4889962    WEST HARTFORD                CT     06117  SFD          7.375     6.250   $2,386.98      360    1-Aug-28      $344,806.20
4889969    SAN FRANCISCO                CA     94116  SFD          7.375     6.250   $2,254.37      360    1-Sep-28      $325,788.32
4889992    FAIRVIEW                     TX     75069  SFD          7.250     6.250   $2,101.11      360    1-Aug-28      $307,274.80
4890012    GREENWICH                    CT     06831  SFD          7.000     6.250   $4,324.47      360    1-Sep-28      $638,611.86
4890029    PALO ALTO                    CA     94303  SFD          7.750     6.250   $2,249.53      360    1-Jul-28      $312,990.98
4890072    CARLSBAD                     CA     92009  SFD          7.125     6.250   $3,360.18      360    1-Sep-28      $497,949.93
4890085    NORTHRIDGE                   CA     91324  SFD          7.750     6.250   $2,507.45      360    1-Aug-28      $349,254.13
4890097    CHEVY CHASE                  MD     20815  SFD          7.250     6.250   $4,434.15      360    1-Sep-28      $648,916.55
4890236    WILMETTE                     IL     60091  SFD          7.250     6.250   $1,650.87      360    1-Sep-28      $241,621.28
4890257    PLANTATION                   FL     33324  SFD          7.125     6.250   $3,368.60      360    1-Sep-28      $498,191.99
4890290    MT. BLANCHARD                OH     45867  SFD          7.500     6.250   $2,412.30      360    1-Aug-28      $344,227.04
4890313    PLAINVIEW                    NY     11803  SFD          8.125     6.250   $1,740.42      360    1-Aug-28      $233,936.87
4890341    BATON ROUGE                  LA     70810  PUD          7.250     6.250   $2,177.17      360    1-Aug-28      $318,398.56
4890494    GILBERT                      AZ     85296  SFD          7.250     6.250   $1,790.72      360    1-Aug-28      $261,881.94
4890509    GEORGETOWN                   TX     78628  SFD          7.125     6.250   $1,684.30      360    1-Sep-28      $249,598.97
4890974    CHARLOTTESVILLE              VA     22901  SFD          7.250     6.250   $2,592.27      360    1-Sep-28      $379,405.33
4891058    LAFAYETTE                    CO     80026  SFD          7.125     6.250   $1,789.40      360    1-Sep-28      $265,173.94
4891200    NORTHVILLE                   MI     48167  SFD          7.500     6.250   $2,097.65      360    1-Aug-28      $299,327.87
4891221    FORT WORTH                   TX     76179  SFD          6.625     6.250   $2,996.66      360    1-Sep-28      $467,171.90
4891226    SIMPSONVILLE                 SC     29681  SFD          7.000     6.250   $1,596.73      360    1-Sep-28      $239,605.39
4891242    OAKLAND                      CA     94602  SFD          7.500     6.250   $2,019.34      360    1-Sep-28      $288,369.98
4891262    RALEIGH                      NC     27614  SFD          7.125     6.250   $1,899.89      360    1-Sep-28      $281,547.64
4891278    LITTLETON                    CO     80123  SFD          7.000     6.250   $2,198.50      360    1-Sep-28      $329,906.66
4891285    CHESTERFIELD                 MO     63017  SFD          7.250     6.250   $1,582.65      360    1-Sep-28      $231,234.53
4891322    SCARSDALE                    NY     10583  SFD          7.000     6.250   $1,630.00      360    1-Sep-28      $244,597.17
4891342    SALT LAKE CITY               UT     84105  SFD          7.125     6.250   $1,751.67      360    1-Aug-28      $259,372.53
4891377    ALPHARETTA                   GA     30022  PUD          7.125     6.250   $1,627.03      360    1-Sep-28      $240,137.33
4891381    SCOTTSDALE                   AZ     85260  SFD          7.500     6.250   $1,989.27      360    1-Sep-28      $284,076.39
4891392    BETTENDORF                   IA     52722  SFD          7.125     6.250   $2,711.72      360    1-Sep-28      $400,848.40
4891422    IOWA CITY                    IA     52246  SFD          7.125     6.250   $2,021.16      360    1-Sep-28      $299,518.76
4891424    FAYETTVILLE                  GA     30214  SFD          7.125     6.250   $1,779.63      360    1-Sep-28      $263,726.27
4891452    BELLEVUE                     WA     98006  SFD          7.125     6.250   $2,317.59      360    1-Sep-28      $343,448.19
4891454    EUREKA                       MO     63025  SFD          7.375     6.250   $1,945.98      360    1-Sep-28      $281,102.87
4891479    MILL VALLEY                  CA     94941  SFD          7.375     6.250   $3,895.41      360    1-Sep-28      $563,139.04
4891496    CHILMARK                     MA     02535  SFD          7.500     6.250   $3,321.27      360    1-Aug-28      $473,935.82
4891509    CARMEL                       IN     46032  SFD          7.625     6.250   $7,077.94      360    1-Aug-28      $997,814.85
4891543    KIRKWOOD                     MO     63122  SFD          7.375     6.250   $2,201.53      360    1-Sep-28      $318,263.41
4891595    POWELL                       OH     43065  SFD          7.500     6.250   $2,097.65      360    1-Aug-28      $299,327.87
4891619    CHARLESTON                   WV     25314  SFD          7.250     6.250   $3,615.54      360    1-Aug-28      $528,752.12
4891712    NEW CANAAN                   CT     06840  SFD          7.375     6.250   $2,348.30      360    1-Sep-28      $339,480.97
4891742    PIEDMONT                     CA     94611  SFD          6.875     6.250   $2,430.64      360    1-Aug-28      $369,062.10
4891762    PHILADELPHIA                 PA     19118  SFD          6.500     6.233   $1,927.81      360    1-Sep-28      $304,447.05
4900175    LEE'S SUMMIT                 MO     64063  SFD          8.625     6.250     $938.41      360    1-Sep-28      $120,507.01
4900277    GILMANTON                    NH     03237  SFD          7.875     6.250   $1,377.64      360    1-Sep-28      $189,737.62

                                                                                                                      $70,620,698.93

(i)       (x)       (xi)       (xii)        (xiii)    (xiv)         (xv)         (xvi)
--------  ------    ---------  ----------   --------  -----------   -----------  -----------

MORTGAGE                       MORTGAGE               T.O.P.        MASTER       FIXED
LOAN                           INSURANCE    SERVICE   MORTGAGE      SERVICE      RETAINED
NUMBER    LTV       SUBSIDY    CODE         FEE       LOAN          FEE          YIELD
--------  ------    ---------  ----------   --------  -----------   -----------  -----------
4772300    79.58                             0.250                      0.017         1.358
4802608    99.00                             0.250                      0.017         0.983
4803053    95.83                             0.250                      0.017         0.983
4819143    90.00                      01     0.250                      0.017         0.483
4819198    80.00                             0.250                      0.017         0.733
4819255    94.99                      06     0.250                      0.017         1.233
4820721    75.00                             0.250                      0.017         1.358
4831486    72.64                             0.250                      0.017         0.733
4837992    94.99                      11     0.250                      0.017         1.108
4841711    80.00                             0.250                      0.017         0.983
4843411    80.00                             0.250                      0.017         1.108
4844551    77.50                             0.250                      0.017         0.858
4847290    75.00                             0.250                      0.017         0.983
4847780    80.00                             0.250                      0.017         0.483
4849510    80.00                             0.250                      0.017         0.983
4850208    79.87                             0.250                      0.017         0.983
4851348    80.00                             0.250                      0.017         1.233
4851899    86.28                      12     0.250                      0.017         0.733
4852845    73.01                             0.250                      0.017         0.983
4853352    95.00                      33     0.250                      0.017         0.483
4853486    35.71                             0.250                      0.017         1.233
4853505   100.00                             0.250                      0.017         1.233
4853514   100.00                             0.250                      0.017         1.108
4853527   100.00                             0.250                      0.017         0.983
4853634    50.00                             0.250                      0.017         1.108
4853658    62.25                             0.250                      0.017         1.608
4853667    70.00                             0.250                      0.017         1.233
4853682    75.34                             0.250                      0.017         1.108
4853745    99.43                             0.250                      0.017         1.358
4853780    76.92                             0.250                      0.017         0.983
4853796    99.13                             0.250                      0.017         0.983
4853863    83.85                             0.250                      0.017         1.983
4853869    70.00                             0.250                      0.017         0.983
4853882   100.00                             0.250                      0.017         0.983
4854042    71.68                             0.250                      0.017         0.983
4854050    75.00                             0.250                      0.017         1.733
4854100    95.92                             0.250                      0.017         1.233
4854110    97.67                             0.250                      0.017         1.358
4854173    90.00                      33     0.250                      0.017         0.733
4854178    68.00                             0.250                      0.017         0.733
4854193   100.00                             0.250                      0.017         0.983
4854205    70.97                             0.250                      0.017         1.233
4854213   100.00                             0.250                      0.017         1.358
4854226    99.41                             0.250                      0.017         1.358
4854236    96.95                             0.250                      0.017         1.233
4854248   100.00                             0.250                      0.017         1.233
4854259    96.77                             0.250                      0.017         1.233
4854597    75.00                             0.250                      0.017         1.483
4854612   100.00                             0.250                      0.017         0.858
4854678   100.00                             0.250                      0.017         1.108
4854680    66.47                             0.250                      0.017         1.733
4854785   100.00                             0.250                      0.017         1.233
4854831    78.00                             0.250                      0.017         1.733
4854891   100.00                             0.250                      0.017         0.858
4854904   100.00                             0.250                      0.017         1.483
4854940    79.79                             0.250                      0.017         1.608
4854952   100.00                             0.250                      0.017         1.733
4854954    91.43                             0.250                      0.017         0.858
4854978   100.00                             0.250                      0.017         0.983
4854984    85.61                             0.250                      0.017         1.108
4854989   100.00                             0.250                      0.017         1.733
4854994    87.06                             0.250                      0.017         1.108
4855010   100.00                             0.250                      0.017         1.483
4855038    34.40                             0.250                      0.017         1.608
4855056    63.95                             0.250                      0.017         1.233
4855066    51.35                             0.250                      0.017         1.233
4855152    80.30                             0.250                      0.017         0.733
4855155    80.00                             0.250                      0.017         1.733
4855162    66.44                             0.250                      0.017         0.858
4855187    68.68                             0.250                      0.017         1.733
4855213    75.43                             0.250                      0.017         1.358
4859281    80.00                             0.250                      0.017         1.983
4859442    80.00                             0.250                      0.017         0.608
4859791    80.00                             0.250                      0.017         0.233
4860114    75.76                             0.250                      0.017         0.858
4860148    69.44                             0.250                      0.017         1.233
4860493    52.60                             0.250                      0.017         0.858
4860537    79.56                             0.250                      0.017         1.233
4860566    65.87                             0.250                      0.017         1.108
4861041    89.86                      05     0.250                      0.017         1.233
4867904    79.82                             0.250                      0.017         0.483
4868710    73.06                             0.250                      0.017         0.733
4871479    90.00                      06     0.250                      0.017         0.483
4871967    80.00                             0.250                      0.017         0.483
4872067    80.00                             0.250                      0.017         0.608
4872483    80.00                             0.250                      0.017         0.483
4873575    80.00                             0.250                      0.017         0.608
4874419    79.89                             0.250                      0.017         0.733
4874473    78.29                             0.250                      0.017         0.858
4874485    80.00                             0.250                      0.017         0.608
4874567    80.00                             0.250                      0.017         0.858
4874586    46.37                             0.250                      0.017         0.983
4874602    80.00                             0.250                      0.017         0.733
4874623    80.00                             0.250                      0.017         0.733
4875120    80.00                             0.250                      0.017         0.858
4876383    80.00                             0.250                      0.017         0.983
4876734    72.45                             0.250                      0.017         0.858
4876737    67.01                             0.250                      0.017         0.858
4876742    67.00                             0.250                      0.017         0.858
4876747    54.00                             0.250                      0.017         0.858
4876749    76.85                             0.250                      0.017         0.858
4876750    80.00                             0.250                      0.017         0.983
4876760    73.61                             0.250                      0.017         0.858
4876763    68.23                             0.250                      0.017         0.983
4876768    74.84                             0.250                      0.017         0.983
4876770    79.84                             0.250                      0.017         0.858
4876784    80.00                             0.250                      0.017         0.983
4876787    80.00                             0.250                      0.017         0.733
4876791    68.33                             0.250                      0.017         1.108
4876798    80.00                             0.250                      0.017         0.983
4876804    46.81                             0.250                      0.017         0.733
4876807    66.38                             0.250                      0.017         0.733
4876810    80.00                             0.250                      0.017         0.983
4876811    69.77                             0.250                      0.017         0.983
4876815    78.86                             0.250                      0.017         0.733
4876816    71.65                             0.250                      0.017         0.733
4876817    44.12                             0.250                      0.017         0.733
4876821    79.56                             0.250                      0.017         0.733
4876836    80.00                             0.250                      0.017         0.858
4876841    79.99                             0.250                      0.017         0.858
4876845    80.00                             0.250                      0.017         0.858
4876847    80.00                             0.250                      0.017         0.858
4876859    68.04                             0.250                      0.017         0.858
4876870    57.99                             0.250                      0.017         0.858
4876873    79.70                             0.250                      0.017         0.858
4876878    49.91                             0.250                      0.017         0.983
4876887    79.81                             0.250                      0.017         0.858
4876896    80.00                             0.250                      0.017         0.983
4876908    80.00                             0.250                      0.017         0.983
4876912    70.83                             0.250                      0.017         0.983
4876917    66.18                             0.250                      0.017         0.983
4876928    73.38                             0.250                      0.017         0.983
4876930    79.72                             0.250                      0.017         0.983
4876937    90.00                      24     0.250                      0.017         0.983
4877079    65.92                             0.250                      0.017         0.983
4877117    69.83                             0.250                      0.017         0.983
4877156    75.15                             0.250                      0.017         0.983
4877301    58.35                             0.250                      0.017         0.983
4879278    94.23                             0.250                      0.017         0.858
4879439    70.00                             0.250                      0.017         1.483
4879589    97.00                             0.250                      0.017         0.858
4879612    79.25                             0.250                      0.017         0.858
4879928    63.77                             0.250                      0.017         0.858
4880533    80.00                             0.250                      0.017         1.483
4880576    78.53                             0.250                      0.017         0.733
4880645    64.71                             0.250                      0.017         0.983
4880834    61.90                             0.250                      0.017         1.233
4880916    57.04                             0.250                      0.017         1.233
4880932    65.11                             0.250                      0.017         0.983
4881083    55.00                             0.250                      0.017         0.983
4881104    78.88                             0.250                      0.017         0.983
4881117    79.58                             0.250                      0.017         1.233
4883309    80.00                             0.250                      0.017         0.983
4885047    79.36                             0.250                      0.017         0.858
4886555    80.00                             0.250                      0.017         0.733
4887714    55.00                             0.250                      0.017         0.858
4887840    59.42                             0.250                      0.017         1.608
4887846    78.95                             0.250                      0.017         1.483
4888687    75.00                             0.250                      0.017         0.983
4888860    90.00                      13     0.250                      0.017         0.483
4888874    73.05                             0.250                      0.017         0.608
4888884    80.00                             0.250                      0.017         0.733
4888912    79.88                             0.250                      0.017         0.483
4888972    75.00                             0.250                      0.017         0.733
4888973    70.00                             0.250                      0.017         0.983
4888985    80.00                             0.250                      0.017         0.483
4888993    67.83                             0.250                      0.017         0.858
4889000    79.73                             0.250                      0.017         0.733
4889042    80.00                             0.250                      0.017         0.733
4889062    72.13                             0.250                      0.017         0.858
488906     80.00                             0.250                      0.017         0.483
488907     63.33                             0.250                      0.017         0.983
488911     37.76                             0.250                      0.017         0.733
488915     80.00                             0.250                      0.017         0.733
4889155    71.48                             0.250                      0.017         1.233
4889240    80.00                             0.250                      0.017         0.608
4889255    80.00                             0.250                      0.017         0.108
4889289    79.87                             0.250                      0.017         0.858
4889308    79.76                             0.250                      0.017         0.733
4889310    85.00                      12     0.250                      0.017         0.983
4889326    71.59                             0.250                      0.017         0.608
4889327    72.97                             0.250                      0.017         0.608
4889722    79.33                             0.250                      0.017         0.483
4889726    79.75                             0.250                      0.017         0.733
4889744    72.66                             0.250                      0.017         0.608
4889758    79.72                             0.250                      0.017         1.108
4889799    79.22                             0.250                      0.017         0.858
4889814    63.20                             0.250                      0.017         0.733
4889907    53.32                             0.250                      0.017         0.858
4889932    77.89                             0.250                      0.017         0.608
4889947    79.25                             0.250                      0.017         0.858
4889962    79.45                             0.250                      0.017         0.858
4889969    80.00                             0.250                      0.017         0.858
4889992    70.00                             0.250                      0.017         0.733
4890012    30.95                             0.250                      0.017         0.483
4890029    69.92                             0.250                      0.017         1.233
4890072    75.00                             0.250                      0.017         0.608
4890085    54.69                             0.250                      0.017         1.233
4890097    61.90                             0.250                      0.017         0.733
4890236    40.33                             0.250                      0.017         0.733
4890257    79.24                             0.250                      0.017         0.608
4890290    78.41                             0.250                      0.017         0.983
4890313    80.00                             0.250                      0.017         1.608
4890341    73.37                             0.250                      0.017         0.733
4890494    75.00                             0.250                      0.017         0.733
4890509    66.67                             0.250                      0.017         0.608
4890974    79.33                             0.250                      0.017         0.733
4891058    80.00                             0.250                      0.017         0.608
4891200    63.42                             0.250                      0.017         0.983
4891221    80.00                             0.250                      0.017         0.108
4891226    74.42                             0.250                      0.017         0.483
4891242    80.00                             0.250                      0.017         0.983
4891262    77.69                             0.250                      0.017         0.608
4891278    79.99                             0.250                      0.017         0.483
4891285    80.00                             0.250                      0.017         0.733
4891322    71.01                             0.250                      0.017         0.483
4891342    76.47                             0.250                      0.017         0.608
4891377    65.27                             0.250                      0.017         0.608
4891381    66.94                             0.250                      0.017         0.983
4891392    71.88                             0.250                      0.017         0.608
4891422    80.00                             0.250                      0.017         0.608
4891424    76.79                             0.250                      0.017         0.608
4891452    80.00                             0.250                      0.017         0.608
4891454    75.13                             0.250                      0.017         0.858
4891479    75.20                             0.250                      0.017         0.858
4891496    49.17                             0.250                      0.017         0.983
4891509    66.67                             0.250                      0.017         1.108
4891543    85.00                      01     0.250                      0.017         0.858
4891595    62.76                             0.250                      0.017         0.983
4891619    79.70                             0.250                      0.017         0.733
4891712    74.73                             0.250                      0.017         0.858
4891742    74.00                             0.250                      0.017         0.358
4891762    46.21                             0.250                      0.017         0.000
4900175    95.00                      11     0.250                      0.017         2.108
4900277    46.34                             0.250                      0.017         1.358


COUNT:                              235
WAC:                        7.422664621
WAM:                        355.8761506
WALTV:                      75.50322102

NASCOR
NMI / 1998-30 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)        (xvii)                                (xviii)
-----      -----------                           -----------

MORTGAGE                                         NMI
LOAN                                             LOAN
NUMBER     SERVICER                              SELLER
--------   -------------------------------       -------------------------------

4772300    SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4802608    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4803053    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4819143    FT MORTGAGE COMPANIES                 FT MORTGAGE COMPANIES
4819198    FT MORTGAGE COMPANIES                 FT MORTGAGE COMPANIES
4819255    FT MORTGAGE COMPANIES                 FT MORTGAGE COMPANIES
4820721    FT MORTGAGE COMPANIES                 FT MORTGAGE COMPANIES
4831486    BANK OF OKLAHOMA, N.A.                BANK OF OKLAHOMA, N.A.
4837992    NORTH AMERICAN MORTGAGE               NORTH AMERICAN MORTGAGE
4841711    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4843411    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4844551    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4847290    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4847780    HIBERNIA NATIONAL BANK                HIBERNIA NATIONAL BANK
4849510    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4850208    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4851348    SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4851899    SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4852845    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853352    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853486    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853505    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853514    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853527    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853634    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853658    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853667    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853682    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853745    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853780    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853796    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853863    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853869    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4853882    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854042    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854050    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854100    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854110    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854173    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854178    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854193    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854205    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854213    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854226    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854236    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854248    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854259    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854597    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854612    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854678    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854680    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854785    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854831    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854891    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854904    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854940    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854952    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854954    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854978    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854984    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854989    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854994    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855010    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855038    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855056    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855066    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855152    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855155    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855162    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855187    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855213    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4859281    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4859442    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4859791    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4860114    BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4860148    BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4860493    BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4860537    BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4860566    BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4861041    BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4867904    BRENTON MORTGAGE, INC.                BRENTON MORTGAGE, INC.
4868710    SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4871479    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4871967    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4872067    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4872483    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873575    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874419    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874473    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4874485    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874567    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874586    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874602    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874623    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4875120    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876383    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876734    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876737    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876742    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876747    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876749    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876750    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876760    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876763    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876768    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876770    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876784    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876787    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876791    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876798    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876804    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876807    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876810    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876811    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876815    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876816    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876817    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876821    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876836    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876841    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876845    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876847    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876859    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876870    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876873    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876878    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876887    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876896    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876908    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876912    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876917    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876928    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876930    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876937    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4877079    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4877117    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4877156    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4877301    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4879278    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4879439    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4879589    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4879612    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4879928    MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4880533    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4880576    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4880645    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4880834    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4880916    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4880932    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4881083    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4881104    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4881117    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4883309    CHARTER BANK FOR SAVINGS              CHARTER BANK FOR SAVINGS
4885047    GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4886555    COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4887714    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4887840    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4887846    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4888687    GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4888860    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4888874    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4888884    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4888912    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4888972    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4888973    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4888985    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4888993    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889000    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889042    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889062    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889064    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889072    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889110    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889151    GMAC MORTGAGE CORP. OF PA             GMAC MORTGAGE CORP. OF PA
4889155    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889240    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889255    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889289    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889308    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889310    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889326    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889327    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889722    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889726    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889744    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889758    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889799    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889814    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889907    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889932    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889947    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889962    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889969    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889992    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890012    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890029    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890072    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890085    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890097    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890236    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890257    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890290    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890313    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890341    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890494    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890509    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4890974    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891058    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891200    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891221    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891226    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891242    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891262    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891278    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891285    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891322    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891342    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891377    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891381    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891392    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891422    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891424    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891452    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891454    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891479    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891496    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891509    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891543    NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4891595    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891619    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891712    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891742    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4891762    HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4900175    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4900277    NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C

COUNT:              235
WAC:        7.422664621
WAM:        355.8761506
WALTV:      75.50322102

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


LOAN INFORMATION

        Name of Mortgagor:                _____________________________

        Servicer
        Loan No.:                         _____________________________

CUSTODIAN/TRUSTEE

        Name:                             _____________________________

        Address:                          _____________________________

                                          _____________________________
        Custodian/Trustee
        Mortgage File No.:                _____________________________

SELLER

        Name:                             _____________________________

        Address:                          _____________________________

                                          _____________________________

        Certificates:                     Mortgage Pass-Through Certificates,
                                          Series 1998-30


            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1998-30, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 24, 1998 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

() Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

()    Mortgage   recorded   on    _____________________    as   instrument   no.
      ______________   in  the  County   Recorder's  Office  of  the  County  of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

()    Deed  of  Trust  recorded  on   ____________________   as  instrument  no.
      _________________  in  the  County  Recorder's  Office  of the  County  of
      ___________________,   State  of   _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

()    Assignment  of  Mortgage  or Deed of Trust  to the  Trustee,  recorded  on
      ______________________________  as instrument  no.  ______________  in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

()    Other   documents,   including  any   amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ()  ---------------------------------------------

      ()    ---------------------------------------------

      ()  ---------------------------------------------

      ()  ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                      By:  __________________________

                                      Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                  AFFIDAVIT  PURSUANT TO SECTION  860E(e)(4) OF
                                  THE  INTERNAL   REVENUE  CODE  OF  1986,   AS
                                  AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF                 )
                         ) ss:
COUNTY OF                )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a
"disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-30, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                         [Name of Purchaser]


                                         By:__________________________
                                            [Name of Officer]
                                            [Title of Officer]


            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


            Subscribed and sworn before me this __ day of , 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





            [Letter from Transferor of Class [A-R][A-LR] Certificate]





                                     [Date]


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

               Re:    Norwest Asset Securities Corporation,
                      SERIES 1998-30, CLASS [A-R][A-LR]
                      ---------------------------------

Ladies and Gentlemen:
               [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.
                                                          Very truly yours,
                                                          [Transferor]

                                                          ----------------------

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-30
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                                   ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-30, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 24, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-30.

            Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and
      (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the
      Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (e) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                           [PURCHASER]



                                            By:  ______________________________

                                            Its:  ______________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-30
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER




                                                   ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-30, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 24, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-30.

            Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                            [PURCHASER]



                                            By:  _____________________________

                                            Its: _____________________________

                                            [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                        GMAC Mortgage Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                          HomeSide Servicing Agreement

                         Bank United Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                  Charter Bank for Savings Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

                      Brenton Mortgage Servicing Agreement

                   Hibernia National Bank Servicing Agreement

               National City Mortgage Company Servicing Agreement

               North American Mortgage Company Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This  SPECIAL   SERVICING  AND   COLLATERAL   FUND   AGREEMENT  (the
"Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

      ____________________________________is  the holder of the entire  interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-30, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

      ____________________________________intends  to resell  all of the Class B
Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 DEFINED TERMS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      COLLATERAL FUND: The fund  established and maintained  pursuant to Section
3.01 hereof.

      COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

        COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

      REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02 DEFINITIONS INCORPORATED BY REFERENCE

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01 REPORTS AND NOTICES

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

      (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

      (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      Section 2.03 PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04 TERMINATION

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01. COLLATERAL FUND

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-30. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02. COLLATERAL FUND PERMITTED INVESTMENTS.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03. GRANT OF SECURITY INTEREST

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04. COLLATERAL SHORTFALLS.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


            Section 4.01. AMENDMENT.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02. COUNTERPARTS.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03. GOVERNING LAW.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04. NOTICES.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,

                 Norwest Bank Minnesota, National Association
                 7485 New Horizon Way
                 Frederick, MD  21703

                 Attention:    Vice President, Master Servicing
                 Phone:        301-696-7800
                 Fax:          301-815-6365


            (b) in the case of the Purchaser,

                ------------------------------
                ------------------------------
                ------------------------------
                Attention:______________________

            Section 4.05. SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06. SUCCESSORS AND ASSIGNS.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07. ARTICLE AND SECTION HEADINGS.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08. CONFIDENTIALITY.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09. INDEMNIFICATION.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.


Norwest Bank Minnesota, National
Association


                                                   By: _________________________
                                                   Name:________________________
                                                   Title:_______________________


                                                   _____________________________


                                                   By: _________________________
                                                   Name:________________________
                                                   Title:_______________________